                                                                     Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------------X

         In re                                :      Chapter 11 Case Nos.
                                                     96 B 40113 (JLG)
BARNEY'S, INC., ET AL.                        :
                                                     (Jointly Administered)
                           Debtors.           :

----------------------------------------------X

                   SECOND AMENDED JOINT PLAN OF REORGANIZATION
                    FOR THE DEBTORS PROPOSED BY WHIPPOORWILL
                ASSOCIATES, INC., BAY HARBOUR MANAGEMENT L.C. AND
                  THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

WEIL, GOTSHAL & MANGES LLP                  STROOCK & STROOCK & LAVAN LLP
767 Fifth Avenue                            180 Maiden Lane
New York, New York  10153                   New York, New York  10038
(212) 310-8000                              (212) 806-5400

Attorneys for Whippoorwill                  Attorneys for the Official Committee
  Associates, Inc., and Bay                   of Unsecured Creditors
  Harbour Management L.C.


Dated: New York, New York
       November 13, 1998

                   SECOND AMENDED JOINT PLAN OF REORGANIZATION

                  The Plan Proponents hereby propose the following second amended joint chapter 11 plan of reorganization for each of the Debtors:

I. SECTION ONE: DEFINITIONS AND INTERPRETATION

DEFINITIONS

                  The following terms used herein and in the Disclosure Statement shall have the respective meanings defined below unless the context otherwise requires.

      1.1. AD HOC COMMITTEE ADVERSARY PROCEEDING means the adversary proceeding captioned BEAR STEARNS & CO., INC., ET AL. V. ISETAN COMPANY OF AMERICA, ET AL., adversary proceeding number 97/8520A, currently pending before the Bankruptcy Court in the Debtors' chapter 11 cases and all related motions and appeals arising under, or related to, such adversary proceeding.

      1.2. Administrative Claim means any right to payment constituting a cost or expense of administration of the Reorganization Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the businesses of the Debtors, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business or for the acquisition or lease of their properties, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code entered prior to the Confirmation Date, whether fixed before or after the Effective Date, (e) any fees or charges assessed against the estate of the Debtors under section 1930, chapter 123, title 28, United States Code, including any post-Confirmation Date and post-Effective Date fees and charges, and (f) any Claims treated as Administrative Claims in accordance with this Plan.

      1.3. Aetna means Aetna Life Insurance Company.

      1.4. Aetna Claims means any Claims of Aetna relating to the Aetna
Mortgage.

      1.5. Aetna Mortgage means that certain mortgage loan, dated as of April 27, 1987, between Aetna and Preen, Cholderton and Amjon, in the aggregate principal amount of $21,400,000, with respect to the collective properties located at 138-160 West 17th Street and 113-115 Seventh Avenue, New York, New York.

      1.6. Aetna Settlement shall have the meaning ascribed to such term in section 2.5 of this Plan.

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

      1.7. Affiliate means, with reference to any Entity, any other Entity that, within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, "controls," is "controlled by" or is under "common control with" such Entity.

      1.8. Allowed means, with reference to any Claim or Equity Interest, (a) any Claim against or Equity Interest in any of the Debtors, proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Rule 3003(c)(3) of the Bankruptcy Rules as to which (i) no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or a Final Order, or (ii) no action has been commenced to avoid such Claim or Equity Interest within the applicable period of limitation fixed by this Plan, or (iii) an objection has been interposed, to the extent such Claim or Equity Interest has been allowed (whether in whole or in part) by a Final Order, (b) if no proof of claim was so filed, any Claim against or Equity Interest in the Debtors which has been listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent as to which (i) no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or a Final Order, or (ii) no action has been commenced to avoid such Claim or Equity Interest within the applicable period of limitation fixed by this Plan, or (iii) an objection has been interposed, to the extent such Claim or Equity Interest has been allowed (whether in whole or in part) by a Final Order, (c) any Claim arising from the recovery of property under section 550 or 553 of the Bankruptcy Code and allowed in accordance with section 502(h) of the Bankruptcy Code, or (d) any Claim allowed hereunder; provided, however, that with reference to any Claim, the term "Allowed" shall not, for purposes of distribution under this Plan, include interest on such Claim from the Commencement Date.

      1.9. Amjon means Amjon Realty, Inc., a New York corporation.

      1.10. Ballot means the form or forms distributed to each holder of an impaired Claim or Equity Interest on which is to be indicated acceptance or rejection of this Plan.

      1.11. Ballot Agent means The Altman Group, Inc., 60 East 42nd Street, Suite 1241, New York, New York 10165, telephone: (212) 681-9600, fax: (212)
681-1383.

      1.12. Ballot Date means the date set by the Bankruptcy Court by which all Ballots must be received.

      1.13. BankBoston DIP Facility means that certain Revolving Credit and Guarantee Agreement, dated as of July 16, 1997, and as amended from time to time, among Barneys, as borrower, Barneys America, as guarantor, Preen, BNY Licensing, BNY Leasing and each of the other subsidiaries of Barneys and Preen named therein, as guarantors, the lenders party thereto, BankBoston Retail Finance, Inc. (formerly known as GBFC, Inc.), as collateral agent, and BankBoston, N.A., as administrative agent, or any successor or replacement debtor-in-possession loan facility.

      1.14. Bankruptcy Code means the Bankruptcy Reform Act of 1978, as amended and codified in title 11, United States Code.

      1.15. Bankruptcy Court means the United States District Court for the Southern District of New York having jurisdiction over the Reorganization Cases and, to the extent of any reference under section 157, title 28, United States Code, the unit of such District Court constituted under section 151, title 28, United States Code.

      1.16. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code.

      1.17. Barneys means Barney's, Inc., a New York corporation.

      1.18. Barneys Affiliates means the Entities listed on Schedule 1.18 to this Plan.

      1.19. Barneys America means Barneys America, Inc., a Delaware corporation.

      1.20. Barneys America (Chicago) Lease Corp. means Barneys America (Chicago) Lease Corp., a Delaware corporation, to be formed pursuant to section
28.3.3 of this Plan.

      1.21. Barneys Asia means Barneys Asia Co. LLC, a Delaware limited liability company, to be formed in accordance with the Restructuring Transactions.

      1.22. Barneys Asia License Agreement means the license to be granted to Barneys Asia by BNY Licensing in accordance with the Restructuring Transactions.

      1.23. Barneys (CA) Lease Corp. means Barneys (CA) Lease Corp., a Delaware corporation, to be formed pursuant to section 28.2.4 of this Plan.

      1.24. Barneys Debtors means Barneys, Barneys America, BNY Licensing, BNY Leasing, Basco and PFP.

      1.25. Barneys Japan means Barneys Japan Co. Ltd., licensee under the Trademark License Agreement with BNY Licensing, as licensor.

      1.26. Barneys (NY) Lease Corp. means Barneys (NY) Lease Corp., a Delaware corporation, to be formed pursuant to section 28.2.4 of this Plan.

      1.27. Barneys Releasees means, collectively, (a) the Barneys Affiliates, Reen Japan and the Preen Affiliates, (b) the respective successors, predecessors, assignors or assignees of any of the foregoing, in their capacity as such, (c) all current or former stockholders, partners or owners of any of the foregoing, in their capacity as such, and (d) all current and former officers, directors, trustees and employees (other than Former Employees) of any of the foregoing, and all current attorneys, accountants, financial advisors and investment bankers of or to any of the foregoing in their capacity as such (other than John Brincko, Brincko Associates, Thomas Paccioretti and Paccioretti Associates).

      1.28. Basco means Basco All-American Sportswear Corp., a New York corporation.

      1.29. Bay Harbour means Bay Harbour Management L.C., a Florida limited company, for its managed accounts and/or Bay Harbour Management L.C., in its individual capacity, as the context requires.

      1.30. Beverly Hills Ground Lease shall have the meaning ascribed to such term in section 2.2.B.(i)(b) of this Plan.

      1.31. Beverly Hills Property means the land and improvements relating to the BARNEYS NEW YORK store located in Beverly Hills, California.

      1.32. BI-Equipment Lessors means BI-Equipment Lessors, LLC, a New York limited liability company.

      1.33. BI-Equipment Lessors Note means the 5-year bullet maturity secured subordinated promissory note in the aggregate principal amount of $35,250,000, at an interest rate of 11 1/2% per annum, to be issued by Barneys on the Effective Date in full and complete satisfaction of the Claims of BI-Equipment Lessors against the Debtors, which promissory note shall (i) be secured by a first priority Lien on the equipment subject to the Equipment Leases under which BI-Equipment Lessors is the lessor, and (ii) be reduced in principal amount on a dollar-for-dollar basis to account for the amount by which any lease payments made by the Debtors from and after June 1, 1998 to the BI-Equipment Lessors pursuant to the Equipment Leases under which the BI-Equipment Lessors is the lessor or pursuant to any Bankruptcy Court approved stipulation between the BI-Equipment Lessors and the Debtors exceeds the interest payable under the BI-Equipment Lessors Note had such note been issued on June 1, 1998. The BI-Equipment Lessors Note shall be substantially in the form included in the Plan Supplement.

      1.34. BI-Equipment Lessors Security Deposit means the security deposit deposited by certain of the Debtors with BI-Equipment Lessors as security for such Debtors' obligations under the Equipment Leases with BI-Equipment Lessors, plus accrued interest thereon.

      1.35. BNY Credit means BNY Credit, Inc., a Delaware corporation.

      1.36. BNY Credit LP means BNY Credit Co., L.P., a Delaware limited partnership.

      1.37. BNY Leasing means BNY Leasing, Inc., a Delaware corporation.

      1.38. BNY Licensing means BNY Licensing Corp., a Delaware corporation.

      1.39. BNY Licensing Intercompany Receivable means that certain promissory note, dated as of December 28, 1989, with Barneys, as payor, and BNY Licensing, as payee, in the original principal amount of $28,019,508 and any other indebtedness owing from Barneys to BNY Licensing.

      1.40. BNY Licensing Note means that certain promissory note, dated December 28, 1989, with BNY Licensing as payor and Isetan as payee.

      1.41. Breaching Purchaser shall have the meaning ascribed to such term in section 26.5 of this Plan.

      1.42. Business Day means any day other than a Saturday, a Sunday, any other day on which banking institutions in New York City are required or authorized to close by law or executive order.

      1.43. Calireen means Calireen Realty Corp., a California corporation.

      1.44. Cash means legal tender of the United States of America.

      1.45. Causes of Action means any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

      1.46. Chelsea means Chelsea Capital Corp., a New York corporation.

      1.47. Chicago Property means the land and improvements relating to the BARNEYS NEW YORK store located in Chicago, Illinois.

      1.48. Cholderton means Cholderton Realty Corp., a New York corporation.

      1.49. Claim means any (a) right to payment or alleged right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; and (b) right to an equitable remedy or alleged right to an equitable remedy for breach of performance of an obligation, if such breach gives rise to a right to payment, whether or not such right to an equitable remedy or such right to payment is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

      1.50. Clerk means the Clerk of the Bankruptcy Court.

      1.51. Collateral means any property or interest in property of the estate of a Debtor subject to a Lien to secure the payment or performance of a Claim

      1.52. Commencement Date means the date on which the Debtors commenced the Reorganization Cases.

      1.53. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

      1.54. Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of this Plan, as it may be adjourned or continued from time to time.

      1.55. Confirmation Order means the order of the Bankruptcy Court confirming this Plan.

      1.56. Construction Claim means a General Unsecured Claim arising from the construction of each of the Beverly Hills Property, the Chicago Property, the Madison Avenue Property and the Office Unit (other than claims related to any tenant improvements made to the Office Unit or other improvements made to the Office Unit with Isetan's consent from the time that Isetan took over management of the Office Unit as administrative partner, for which Barneys or New Barneys shall not be responsible) that is not an Insured Claim.

      1.57. Convenience Claim means (a) an Allowed Unsecured Claim against any of the Debtors equal to $2,300 or less, (b) the Allowed Unsecured Claim against any of the Debtors of a holder that has irrevocably elected on its Ballot to reduce its Claim against any of the Debtors to the amount of $2,300 or less, and/or (c) a Disputed Unsecured Claim against any of the Debtors that becomes an Allowed Unsecured Claim of $2,300 or less with the consent of and in the amount agreed to by a Debtor and the Plan Proponents.

      1.58. Copelco means Copelco Capital, Inc.

      1.59. Copelco Note means the 5-year bullet maturity secured subordinated promissory note in the aggregate principal amount of $140,000, at an interest rate of 11 1/2% per annum, to be issued by Barneys on the Effective Date in full and complete satisfaction of the Claims of Copelco against the Debtors, which promissory note shall (i) be secured by a first priority Lien on the equipment subject to the Equipment Leases under which Copelco is the lessor and (ii) be reduced in principal amount on a dollar-for-dollar basis to account for the amount by which any lease payments made by the Debtors from and after June 1, 1998 to Copelco pursuant to the Equipment Leases under which Copelco is the lessor or pursuant to any Bankruptcy Court approved stipulation between Copelco and the Debtors exceeds the interest payable under the Copelco Note had such note been issued on June 1, 1998. The Copelco Note shall be substantially in the form included in the Plan Supplement.

      1.60. Copelco Security Deposit means the security deposit deposited by certain of the Debtors with Copelco as security for such Debtors' obligations under the Equipment Leases with Copelco, plus accrued interest thereon.

      1.61. Creditors Committee means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee for the Southern District of New York in the Reorganization Cases.

      1.62. Debtors means, collectively, Barneys, Barneys America, BNY Licensing, BNY Leasing, PFP, Basco, Preen, Madneer, Pressmad, Pressned, Preswil, Reen Japan, Amjon, Chelsea, Cholderton, Goderich, Martinton, Prescredit, BNY Credit, Gaddesden and 106 Seventh Corp.

      1.63. Debtors in Possession means the Debtors in their respective capacities as debtors in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

      1.64. Deficiency Claim means, with reference to a Claim secured by a Lien against Collateral, an amount equal to the difference between (a) the aggregate amount of such Claim after giving effect to the operation of section 1111(b)(1)(A) of the Bankruptcy Code and (b) the amount of such Claim that is a Secured Claim; provided, however, that, in the event that the Class in which such Secured Claim is classified makes the election under section 1111(b)(2) of the Bankruptcy Code in accordance with Rule 3014 of the Bankruptcy Rules, the Deficiency Claim otherwise relating to such Secured Claim shall be extinguished.

      1.65. Disbursing Agent means New Barneys, unless the Plan Proponents designate an alternative party prior to the Confirmation Date.

      1.66. Disclosure Statement means the Disclosure Statement relating to this Plan, dated as of the date hereof, including the exhibits thereto, as the same may be amended, modified or supplemented from time to time.

      1.67. Disputed Administrative Claims Cash Reserve means one or more segregated accounts in which Cash shall be held in accordance with section 30.3 hereof.

      1.68. Disputed Claim means a Claim against a Debtor to the extent that (a) the allowance of such Claim is the subject of an objection, appeal or a motion to estimate interposed by a party in interest, which objection, appeal or motion has not been determined by a Final Order, or (b) the Claim is scheduled as disputed, contingent or unliquidated, or (c) any Claim is scheduled as other than disputed, contingent or unliquidated, that portion of a Claim in excess of the amount of the Claim scheduled by the Debtors.

      1.69. Disputed Claims Equity Reserve means the New Common Stock that shall be issued by New Barneys and held in reserve by New Barneys for distribution to holders of Disputed Claims that become Allowed Claims in accordance with section
30.4 hereof.

      1.70. Distributable Shares means the 33.583% of the outstanding shares of New Common Stock to be issued by New Barneys on the Effective Date to holders of Allowed General Unsecured Claims against the Debtors.

      1.71. Effective Date means the date upon which each of the conditions precedent specified in section 32.2 hereof shall have been satisfied or waived in accordance with section 32.3 hereof.

      1.72. Entity has the meaning assigned to such term in section 101(15) of the Bankruptcy Code.

      1.73. Equipment Leases means the leases of furniture, fixtures and certain equipment used in the operation of certain of the Debtors' businesses between such Debtors, as lessees, and the Equipment Lessors.

      1.74. Equipment Lessors means, collectively, BI-Equipment Lessors, Copelco and Hancock.

      1.75. Equipment Lessors Claim means any Claim of an Equipment Lessor relating to the Equipment Leases.

      1.76. Equipment Lessors Settlement means the settlement agreement, as authorized pursuant to Bankruptcy Rule 9019, between the Plan Proponents, on behalf of the Debtors' chapter 11 estates, and the Equipment Lessors, the terms of which settlement agreement is contained in section 2.6 of this Plan.

      1.77. Equity Interest means any capital stock, partnership interest, limited liability company membership interest or other ownership interest in a Debtor or in any Entity, whether or not transferable, and any warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in any of the Debtors or in any Entity.

      1.78. Equity Purchase Payment means the aggregate Cash payment of $1,250,000 as authorized under this Plan to be made by New Barneys to Preen, Martinton and Chelsea to purchase such Debtors' Equity Interests in Barneys, and to be paid in accordance with each such Debtor's Ratable Proportion of such Equity Interests.

      1.79. Existing Leases means the existing leases for the Beverly Hills Property, the Chicago Property and the Madison Avenue Property, respectively, which leases shall be amended and restated as the New Leases, then be assumed by Barneys, Madneer and Barneys America, as applicable, pursuant to section 365(a) of the Bankruptcy Code and then be assigned to and assumed by Barneys (CA) Lease Corp., Barneys America (Chicago) Lease Corp. and Barneys (NY) Lease Corp., as applicable.

      1.80. Exit Facility means the post-confirmation financing facility to be entered into on the Effective Date by Barneys and/or certain of its Affiliates and subsidiaries and the lenders providing such financing.

      1.81. Fall 1998 Stub Period means the period between August 2, 1998 and January 30, 1999 representing the six month transition period to the new fiscal year end date for Barneys and its subsidiaries.

      1.82. Final Order means (a) an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

      1.83. Former Employee means an employee of any Barneys Affiliate or Preen Affiliate who terminated his or her employment with such Barneys Affiliate or Preen Affiliate prior to the Commencement Date.

      1.84. Gaddesden means Gaddesden Place Corp., a New York corporation.

      1.85. General Unsecured Claim means any Unsecured Claim against any of the Debtors that is not an Equipment Lessors Claim, Convenience Claim, Administrative Claim, Priority Tax Claim, Priority Non-Tax Claim, Guarantee Claim, Insured Claim, Isetan Claim, Intercompany Claim or Pressman Unsecured Claim.

      1.86. Goderich means Goderich Realty Corp., a New York corporation.

      1.87. Greater New York means The Greater New York Savings Bank.

      1.88. Greater New York Claims means any Claims of Greater New York relating to the Greater New York Mortgage.

      1.89. Greater New York Mortgage means that certain mortgage loan, dated as of October 20, 1987, between Greater New York and Gaddesden, in the aggregate principal amount of $5,825,000, with respect to the property commonly known as Block 766, Lot 61, located at 230-234 West 17th Street, New York, New York.

      1.90. Greater New York Settlement shall have the meaning ascribed to such term in section 2.5 of this Plan.

      1.91. Guarantee Claim shall have the meaning ascribed to such term in section 36.5 of this Plan.

      1.92. Hancock means John Hancock Leasing Corp.

      1.93. Hancock Note means the 5-year bullet maturity secured subordinated promissory note in the aggregate principal amount of $1,500,000, at an interest rate of 11 1/2% per annum, to be issued by Barneys on the Effective Date in full and complete satisfaction of the Claims of Hancock against the Debtors, which promissory note shall (i) be secured by a first priority Lien on the equipment subject to the Equipment Leases under which Hancock is the lessor and (ii) be reduced in principal amount on a dollar-for-dollar basis to account for the amount by which any lease payments made by the Debtors from and after June 1, 1998 to Hancock pursuant to the Equipment Leases under which Hancock is the lessor or pursuant to any Bankruptcy Court approved stipulation between Hancock and the Debtors exceeds the interest payable under the Hancock Note had such note been issued on June 1, 1998. The Hancock Note shall be substantially in the form included in the Plan Supplement.

      1.94. Hancock Security Deposit means the security deposit deposited by certain of the Debtors with Hancock as security for such Debtors' obligations under the Equipment Leases with Hancock, plus accrued interest thereon.

      1.95. Hokkaido means the Hokkaido Takushoku Bank Ltd.

      1.96. Hokkaido Mortgages means (a) those certain mortgage loans, dated as of April 21, 1988, between Hokkaido, Chelsea, Goderich, Preen and Martinton, in the aggregate principal amount of $10,000,000, with respect to the properties known as 130 West 17th Street, 136 West 17th Street, 224-226 West 17th Street and the leasehold interest in 201 West 16th Street, New York, New York and (b) that certain mortgage, dated as of August 10, 1988, between Hokkaido and 106 Seventh Corp., in the aggregate principal amount of $14,400,000.

      1.97. Hotel Pierre Space shall have the meaning ascribed to such term in section 2.2.B.(i)(a) of this Plan.

      1.98. Independent Directors shall have the meaning ascribed to such term in section 28.1.4 of this Plan.

      1.99. Insured Claim means any Claim against any of the Debtors payable, in whole or part, by an insurance policy or policies issued by an insurance company on behalf of any of the Debtors.

      1.100. Intercompany Claim means any Claim held by a Debtor or an Affiliate of a Debtor against a Debtor or an Affiliate of a Debtor that arose before the Commencement Date.

      1.101. IRC means the Internal Revenue Code of 1986, as amended.

      1.102. Isetan means Isetan of America, Inc., a Delaware corporation, and all of its direct and indirect parent companies, subsidiaries and Affiliates.

      1.103. Isetan Board Designee shall have the meaning ascribed to such term in section 28.1.4 of this Plan.

      1.104. Isetan Claims means all the Claims of Isetan against the Debtors, the Barneys Affiliates, Reen Japan and the Preen Affiliates, some or all of which may have been guaranteed by members of the Pressman Family, including, but not limited to, those claims asserted in Adversary Proceedings 96-8021A, 96-9055A, and 97-8520A and Arbitration Proceeding No. 13 T 133 0083696.

      1.105. Isetan Contributed Assets means (i) Isetan's $3,204,497 Administrative Claim against Barneys, plus any applicable accrued interest thereon, (ii) Isetan's 120,000 shares of Series A-1 Preferred Stock in Barneys America and (iii) a portion of all other Isetan Claims against the Barneys Debtors (other than any Claims against BNY Licensing relating to the BNY Licensing Note), such that the aggregate value of the Isetan Contributed Assets is equal to the total value of the Isetan Distributable Shares and the Isetan Warrants plus $4 million.

      1.106. Isetan Distributable Shares means the number of shares of New Common Stock to be distributed to Isetan, pursuant to the Isetan Settlement, obtained by multiplying 7.304% by the number of shares of New Common Stock to be issued by New Barneys on the Effective Date (other than the Purchased Option Shares to the extent purchased on the Effective Date).

      1.107. Isetan Reimbursement Obligation shall have the meaning ascribed to such term in section 2.2.B.(ii)(h) of this Plan.

      1.108. Isetan Settlement means the settlement agreement, as authorized pursuant to Bankruptcy Rule 9019, embodied in the letter agreement between the Plan Proponents, on behalf of the Debtors' chapter 11 estates, and Isetan, dated May 19, 1998, and as amended by the letter agreement dated November 13, 1998, the material economic terms of which are summarized in section 2.2 of this Plan and a copy of which is included in the Plan Supplement.

      1.109. Isetan Subordinated Note means the promissory note in the aggregate principal amount of $22.5 million to be issued by Barneys to Isetan, pursuant to the Isetan Settlement, under the Plan on the Effective Date.

      1.110. Isetan Warrants means the three (3) year non-transferable warrants authorized under the Plan to be issued on the Effective Date by New Barneys to Isetan, pursuant to the Isetan Settlement, to purchase up to 2.25% of the shares of New Common Stock to be outstanding on the Effective Date at an aggregate exercise price of $14.68 per share.

      1.111. Kilgour License shall have the meaning ascribed to such term in section 2.3.A.(iii).

      1.112. Liabilities means any and all costs, expenses, actions, causes of action, suits, controversies, damages, claims, liabilities or demands of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or not matured, contingent or direct, whether arising at common law, in equity, or under any statute, based in whole or in part upon any act or omission or other occurrence taking place on or prior to the Effective Date; provided, however, that Liabilities shall not include any liabilities to Professionals for unpaid professional fees and reimbursement of expenses accrued from and after the Commencement Date.

      1.113. Lien has the meaning assigned to such term in section 101(37) of the Bankruptcy Code (a lien that has been avoided in accordance with any of sections 544, 545, 546, 547, 548 and 549 of the Bankruptcy Code shall not constitute a Lien).

      1.114. Local Rules means the Local Bankruptcy Rules of the United States Bankruptcy Court for the Southern District of New York, as the same may be amended from time to time.

      1.115. Madison Avenue Property means the retail condominium unit, and the interest in the Common Elements (as defined in the Condominium Documents) appurtenant to such unit, at 660 Madison Avenue, New York, New York.

      1.116. Madneer means Madneer Corp., a New York corporation.

      1.117. Martinton means Martinton Corp., a New York corporation.

      1.118. Maximum Allowable Amount means, with respect to any Disputed Claim, the least of the amounts (a) set forth in the proof(s) of claim filed by the holder thereof, (b) determined by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction as the maximum fixed amount of such Claim or as the estimated amount for such Claim for allowance, distribution and reserve purposes, (c) in the case of a proof of claim filed in an unliquidated, undetermined or contingent amount, as determined by a

Final Order of the Bankruptcy Court or any other court of competent jurisdiction, or (d) as agreed upon, in writing, by the Debtors and the holder of a Disputed Claim.

      1.119. Minimum Royalty shall have the meaning ascribed to such term in section 2.2.C.(ii) of this Plan.

      1.120. Minimum Royalty Assignment shall have the meaning ascribed to such term in section 2.2.C.(ii) of this Plan.

      1.121. Nanelle means Nanelle Associates, L.P., a New York limited partnership.

      1.122. New Barneys means Barneys New York, Inc., a Delaware corporation to be formed in connection with this Plan.

      1.123. New BNY Licensing Agreement means the amended and restated trademark license agreement, as authorized under the Plan, to be executed on the Effective Date by Barneys, as licensor, and BNY Licensing, as licensee, which agreement shall contain the terms described in the Disclosure Statement and shall be substantially in the form included in the Plan Supplement.

      1.124. New Common Stock means all of the common stock of New Barneys to be outstanding on the Effective Date.

      1.125. Newireen means Newireen Associates, a New York partnership.

      1.126. New Leases means the amended and restated Existing Leases to be executed on the Effective Date by Isetan or its designee, as landlord, and Barneys (CA) Lease Corp. with respect to the Beverly Hills Property, Barneys America (Chicago) Lease Corp. with respect to the Chicago Property and Barneys
(NY) Lease Corp. with respect to the Madison Avenue Property, as tenants, which leases shall be substantially in the form included in the Plan Supplement.

      1.127. New Preferred Stock means the 20,000 shares of convertible preferred stock of New Barneys, as authorized under the Plan, having an aggregate liquidation preference of $2 million, to be issued in part to existing employees of Barneys as incentive compensation in connection with future services to be rendered to New Barneys and its subsidiaries and in part to Whippoorwill and Bay Harbour for a payment in United States government issued securities having a remaining maturity of not less than one (1) year and a value equal to the liquidation preference of the stock so acquired, which stock shall not be entitled to vote for directors of New Barneys and shall have the other attributes and voting rights described in the Certificate of Designation contained in the Plan Supplement.

      1.128. New Trademark License Agreement means the new trademark license agreement, as authorized under the Plan, to be executed on the Effective Date by BNY

Licensing, as licensor, and Barneys Japan, as licensee, in accordance with the terms of the Isetan Settlement, the material terms of which are summarized in the Disclosure Statement and which shall be substantially in the form included in the Plan Supplement.

      1.129. Oaktree means Oaktree Capital Management, Inc., and any affiliates thereof (as the context requires), as successor to Hokkaido under the Hokkaido Mortgages.

      1.130. Oaktree Claims means any Claims of Oaktree relating to the Hokkaido Mortgages, other than the Put Claim and the Oaktree Lease Rejection Claim.

      1.131. Oaktree Lease Rejection Claim means the Claim asserted by Oaktree, as successor in interest to Hokkaido under the Hokkaido Mortgages, arising out of the rejection by Barneys of that certain Lease Agreement, dated as of January 1, 1988, between Preen, Chelsea, Goderich and Martinton, as lessors, and Barneys, as lessee, as from time to time amended, supplemented or otherwise modified.

      1.132. Oaktree Settlement shall have the meaning ascribed to such term in section 2.5 of this Plan.

      1.133. Offered Share Price shall have the meaning ascribed to such term in section 26.1 of this Plan.

      1.134. Offered Shares means the 57.612% of the outstanding shares of New Common Stock offered to holders of Subscription Rights for purchase at an aggregate net Cash price of $62.5 million, pursuant to section 26 of this Plan.

      1.135. Office Unit means the office condominium unit, and the interest in the Common Elements (as defined in the Condominium Documents) appurtenant to such unit, located at 660 Madison Avenue, New York, New York.

      1.136. Person means an individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, estate, unincorporated organization, governmental unit, government (or agency or political subdivision thereof), or other entity, including, without limitation, the Debtors.

      1.137. PFP means PFP Fashions, Inc., a New York corporation.

      1.138. Plan means this Joint Plan of Reorganization, including the exhibits and schedules hereto and the Plan Supplement, as the same may be amended, modified or supplemented from time to time.

      1.139. Plan Proponents means Whippoorwill, Bay Harbour and the Creditors Committee, collectively.

      1.140. Plan Releasees means, collectively, (a) the Plan Proponents, Whippoorwill, Bay Harbour, the current and former members of the Creditors Committee in their capacity as such, determined as of the Ballot Date, and Isetan, (b) the respective successors, predecessors, Affiliates, assignors or assignees of any of same, in their capacity as such, (c) all current or former stockholders, members, partners, or owners of any of the foregoing (including current or former owners of any direct or indirect interest in any of the foregoing), in their capacity as such, and (d) all current and former officers, directors, trustees, agents, employees, attorneys, accountants, financial advisors and investment bankers of or to any of the foregoing in their capacity as such.

      1.141. Plan Supplement means the forms of documents effectuating the transactions contemplated by this Plan, which documents shall be filed with the Clerk of the Bankruptcy Court no later than November 18, 1998. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected at the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims and Equity Interests may obtain a copy of the Plan Supplement upon written request as set forth in the Disclosure Statement.

      1.142. Preen means Preen Realty, Inc., a New York corporation.

      1.143. Preen Affiliates means the Entities which are identified on
Schedule 1.143 hereto.

      1.144. Preen Debtors means Preen, Pressmad, Pressned, Preswil, Madneer, Amjon, Chelsea, Cholderton, Gaddesden, Goderich, Martinton, BNY Credit, Prescredit and 106 Seventh Corp.

      1.145. Preferred Return shall have the meaning ascribed to such term in section 2.2.A.(iii) of this Plan.

      1.146. Prescredit means Prescredit Corp., a Delaware corporation.

      1.147. Pressmad means Pressmad Corp., a New York corporation.

      1.148. Pressman Cash Payment means the Cash payment of $50,000 to be made to certain members of the Pressman Family, in accordance with section 2.3 of this Plan, on account of the existing common and preferred stock of Barneys held by such members of the Pressman Family, which payment shall be allocated in accordance with section 5.8.1(c) of this Plan.

      1.149. Pressman Distributable Shares means the number of shares of New Common Stock to be distributed to members of the Pressman Family obtained by multiplying one and one-half percent (1.5%) by the number of shares of New Common Stock to be issued by New Barneys on the Effective Date other than the Purchased Option Shares to the extent issued on the Effective Date.

      1.150. Pressman Family means Phyllis Pressman, Robert Pressman, Eugene Pressman, Holly Pressman, Bonnie Pressman, Elizabeth Pressman-Neubardt, Nancy Pressman-Dressler, the Estate of Fred Pressman, the Pressman Family Trusts, any Entities owned or controlled by any of the foregoing (except the Debtors) and each of their respective successors and assigns.

      1.151. Pressman Family Trusts means any trust that names one or more members of the Pressman Family as a beneficiary.

      1.152. PRESSMAN LETTERS OF CREDIT means the letters of credit listed on
Schedule 28.7 to this Plan.

      1.153. Pressman Settlement means the settlement agreement, as authorized pursuant to Bankruptcy Rule 9019, between the Plan Proponents, on behalf of the Debtors' chapter 11 estates, and the members of the Pressman Family, embodied in the letter agreement dated June 1, 1998 and the exhibits thereto, which settlement agreement is described in section 2.3 of this Plan and a copy of which is included in the Plan Supplement.

      1.154. Pressman Unsecured Claim means an Unsecured Claim held by a member or members of the Pressman Family.

      1.155. Pressned means Pressned Corp., a New York corporation.

      1.156. Preswil means Preswil Corp., a California corporation.

      1.157. Priority Non-Tax Claim means any Claim of a kind specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

      1.158. Priority Tax Claim means any Claim of a kind specified in section 507(a)(8) of the Bankruptcy Code.

      1.159. Professionals means any attorneys, accountants, investment advisors and other similar professionals employed in connection with the Reorganization Cases by the Debtors, the Plan Proponents and the mediator appointed pursuant to the order of the Bankruptcy Court.

      1.160. Purchased Offered Shares means that number of Offered Shares actually purchased by holders of Subscription Rights through the exercise of same pursuant to section 26.1 of this Plan.

      1.161. Purchased Option Shares means up to 576,122 shares of New Common Stock to be outstanding on the Effective Date that may be purchased by Whippoorwill and Bay Harbour for an aggregate Cash price of $5.0 million (or $8.68 per share), pursuant to the option granted to them described in section
26.2 of this Plan.

      1.162. Purchased Standby Shares means the Offered Shares minus the Purchased Offered Shares.

      1.163. Put Claim means the Claim asserted by Oaktree, as successor in interest to Hokkaido under the Hokkaido Mortgages, arising out of the rejection by Barneys of that certain Purchase Put Agreement between 106 Seventh Corp. and Barneys, as from time to time amended, supplemented or otherwise modified.

      1.164. Ratable Proportion means, (a) with reference to any distribution on account of any Allowed Claim in any Class other than distributions to holders of Allowed General Unsecured Claims against any of the Debtors, the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the sum of all Allowed Claims and all Disputed Claims in such class, (b) with reference to any distribution on account of an Allowed General Unsecured Claim against any of the Debtors, the ratio (expressed as a percentage) that the amount of such Allowed General Unsecured Claim bears to the sum of all Allowed General Unsecured Claims and Disputed General Unsecured Claims against all of the Debtors in the aggregate, and (c) with reference to any distribution on account of any Allowed Equity Interest in any class, the ratio (expressed as a percentage) that the number of units of such Equity Interest bears to the sum of that number of units of all Allowed Equity Interests and Disputed Equity Interests of the same class.

      1.165. Record Date means the date on which the Bankruptcy Court enters an order pursuant to section 1125 of the Bankruptcy Code approving the Disclosure Statement.

      1.166. Reen Japan means Reen Japan, Inc., a New York corporation.

      1.167. Reorganization Cases means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors.

      1.168. Restructuring Transactions means the transactions described in
Schedule 28 to this Plan.

      1.169. Retail Unit shall have the meaning ascribed to such term in section 2.2.B.(i)(a) of this Plan.

      1.170. Retiree means any individual who retired from employment with a Debtor before the Petition Date and was and continues to be eligible for medical, death or insurance benefits provided in a Retiree Benefit Plan as required by section 1114 of the Bankruptcy Code.

      1.171. Retiree Benefit Plan means any plan or policy of a Debtor in full force and effect as of the Petition Date under which medical, death or insurance benefits are provided to Retirees, as any such plan or policy may have been modified during the pendency of the Reorganization Cases.

      1.172. Rush Oak means Rush Oak Limited Partnership, an Illinois limited partnership.

      1.173. Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time.

      1.174. Secured means, with reference to any Claim, a Claim secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code.

      1.175. Secured Mechanics Lien Claim means a Claim for amounts due on account of services rendered, labor performed and/or materials furnished in the improvement of the Beverly Hills Property, the Chicago Property, the Madison Avenue Property and the Office Unit (other than Claims related to any tenant improvements made to the Office Unit or other improvements made to the Office Unit with Isetan's consent from the time that Isetan took over management of the Office Unit as administrative partner, for which Barneys or New Barneys shall not be responsible), respectively, that is a Secured Claim by virtue of the attachment of a mechanics lien to any of the foregoing properties under applicable state law.

      1.176. Stock Purchase Agreement means the stock purchase agreement to be executed by Barneys, Whippoorwill and Bay Harbour, substantially in the form included in the Plan Supplement.

      1.177. Subscription Deadline means December 22, 1998 at 5:00 P.M. (New York City Time), which shall be the date that is one (1) Business Day after the scheduled date of the Confirmation Hearing.

      1.178. Subscription Form means the form to be distributed to holders of Allowed General Unsecured Claims as of the Record Date along with such holders' Ballots which shall entitle the holder of the Subscription Form to exercise the number of Subscription Rights indicated therein in the manner described in section 26 of this Plan and which form shall be substantially in the form annexed to the Disclosure Statement.

      1.179. Subscription Rights means, as authorized under this Plan and section 1145 of the Bankruptcy Code, the rights to be issued by New Barneys to holders of Allowed General Unsecured Claims against the Debtors (including holders of Disputed General Unsecured Claims against the Debtors solely to the extent that such Claims have been estimated by the Bankruptcy Court, prior to the Subscription Deadline, to be Allowed General Unsecured Claims against the Debtors in whole or part) to purchase from New

Barneys on the Effective Date, and in accordance with section 26 of the Plan and the Restructuring Transactions, an aggregate of 57.612% of the shares of New Common Stock.

      1.180. Subscription Rights Offering means the aggregate set of transactions contemplated by section 26 of this Plan pursuant to which the Offered Shares will be sold to the holders of Allowed General Unsecured Claims against the Debtors (including holders of Disputed General Unsecured Claims against the Debtors solely to the extent that such Claims have been estimated by the Bankruptcy Court, prior to the Subscription Deadline, to be Allowed General Unsecured Claims against the Debtors in whole or part).

      1.181. Tax Note means a note of a Debtor, or a successor in interest thereto, in the full amount of an Allowed Priority Tax Claim payable over a period of six years from the date of assessment, bearing interest at the applicable statutory interest rate commencing on the Effective Date.

      1.182. Technical Assistance Agreement means that certain technical assistance agreement, dated September 19, 1989, between Isetan and Barneys.

      1.183. Third Party Purchaser shall have the meaning ascribed to such term in section 26.5 of this Plan.

      1.184. Trademark License Agreement means the licensing agreement, dated September 19, 1989, between Isetan and BNY Licensing and their respective assigns.

      1.185. U.C.C. means the Uniform Commercial Code, in the form enacted in every state in the United States.

      1.186. Unsecured Claim means any Claim against a Debtor that is not a Secured Claim or an Administrative Claim.

      1.187. Unsecured Creditors Warrants means, as authorized under this Plan and section 1145 of the Bankruptcy Code, the warrants to be distributed to holders of Allowed General Unsecured Claims against the Debtors to purchase up to 7 1/2% of the shares of New Common Stock to be outstanding on the Effective Date, at an exercise price of $8.68 per share, which warrants shall expire on May 15, 2000 and shall be issued in accordance with section 26.8 hereof and the Unsecured Creditors Warrant Agreement.

      1.188. Unsecured Creditors Warrant Agreement means the warrant agreement governing the issuance of the Unsecured Creditors Warrants, which agreement shall be substantially in the form included in the Plan Supplement.

      1.189. Voting Deadline means December 16, 1998 at 5:00 p.m. (New York City time).

      1.190. Whippoorwill means Whippoorwill Associates, Inc., a Delaware corporation, as agent and/or general partner for its discretionary accounts and as investment advisor to Whippoorwill/Barney's Obligations Trust - 1996, and/or Whippoorwill Associates, Inc., in its individual capacity, as the context requires.

      1.191. Willful Misconduct means, with respect to a director, officer or employee, embezzlement, fraud or criminal conduct by such director, officer or employee or other conduct by such director, officer or employee that was in bad faith and did not meet the standard of conduct required of directors and executive officers holding office pursuant to applicable law.

      1.192. 106 Seventh Corp. means 106 Seventh Avenue Property Corp., a New York corporation.

Interpretation; Application of
DEFINITIONS AND RULES OF CONSTRUCTION.

      1.193. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan as a whole (including any exhibits and schedules hereto) and not to any particular section, subsection, or clause contained in this Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code apply to the construction of this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of this Plan. Unless otherwise indicated herein, all references to dollars means United States dollars.

      1.194. In the event that a particular term of this Plan (including any exhibits and schedules hereto) conflicts with a particular term of any of the definitive documentation required to implement the terms of this Plan, the Isetan Settlement, the Pressman Settlement and the other settlements contemplated hereunder, the definitive documentation shall control and shall be binding on the parties thereto despite the conflicting term contained in this Plan (and any exhibits and schedules hereto).

II. SECTION TWO: PROVISIONS FOR THE SETTLEMENT OF CLAIMS AND EQUITY INTERESTS
                 AGAINST THE DEBTORS

      2.1. Settlement of Intercompany Claims. On the Effective Date, (i) all Intercompany Claims held by a Barneys Affiliate or Reen Japan against a Debtor that is a Barneys Affiliate or Reen Japan, or by a Preen Affiliate or Reen Japan against a Debtor that is a Preen Affiliate or Reen Japan, shall be released and cancelled, by means of contribution, distribution or otherwise, as the Plan Proponents shall determine, and (ii) all other Intercompany Claims shall be offset against any mutual Intercompany Claims and any amount remaining released and discharged for no further consideration; PROVIDED,

HOWEVER, that (i) the BNY Licensing Intercompany Receivable shall not be cancelled or otherwise modified except (a) that it shall be subordinated to the Isetan Subordinated Note, the BI-Equipment Lessors Note, the Copelco Note, the Hancock Note and any indebtedness incurred under the Exit Facility, and (b) to the extent determined by the Plan Proponents and agreed to by Barneys and BNY Licensing. Holders of Intercompany Claims shall not receive any distribution under this Plan and shall not be entitled to vote to accept or reject this Plan, and (ii) the Put Claim and the Oaktree Lease Rejection Claim shall not be released and cancelled, or otherwise affected, by the provisions of this section 2.1.

      2.2. Settlement of the Isetan Claims. On the Effective Date, any and all of the Isetan Claims will be resolved and compromised pursuant to the Isetan Settlement and Isetan will, in accordance with this Plan (including the Restructuring Transactions), exchange its Claims against, and interests in, the Debtors, the Barneys Affiliates, Reen Japan and the Preen Affiliates for the consideration provided in the Isetan Settlement, the principal material economic terms of which are described below:

      A. General Terms

      (i) Isetan and the Debtors will enter into the New Leases for the Madison Avenue Property, the Chicago Property and the Beverly Hills Property (individually and collectively, as the context requires, the "Premises"), which New Leases will provide for an annual aggregate rent during the first five years of $15 million, $3 million of which each year will be deferred and paid at the end of five years with interest thereon of 8% per annum (paid quarterly), and thereafter, during the initial term of each New Lease, the annual aggregate rent will be $15 million (none of which is deferred) plus certain rent adjustments.

      (ii) Isetan will receive $23,204,497 in cash; the Isetan Subordinated Note; the Isetan Distributable Shares; the Isetan Warrants; and Isetan shall receive the Minimum Royalty Assignment in satisfaction of BNY Licensing's obligations under the BNY Licensing Note. Payment of the first four semi-annual interest payments due under the Isetan Subordinated Note may be deferred in accordance with section 28.2.11 of this Plan.

      (iii) Barneys Japan, which shall be solely owned by Isetan, will retain the license to use the BARNEYS NEW YORK trademark in Japan and the right to operate the existing Isetan "licensed department" in Singapore pursuant to the terms of the New Trademark License Agreement. Isetan shall guarantee the obligations of Barneys Japan under the New Trademark License Agreement and New Barneys and Barneys shall guarantee the obligations of BNY Licensing under the New Trademark License Agreement. Additionally, the exclusive rights to use the BARNEYS NEW YORK trademark in Asia (other than in Japan and the existing Isetan "licensed department" in Singapore) will be vested in Barneys Asia, which will be owned 70% by BNY Licensing and 30% by Isetan or its Affiliate. Barneys Asia will pay BNY

Licensing a non-cumulative preferred annual return of up to $1.0 million to the extent of Barneys Asia's profits (the "Preferred Return"), and thereafter any distributions of profits will be allocated 70% to BNY Licensing and 30% to Isetan or its Affiliate.

      (iv) Mutual general releases will be exchanged or deemed exchanged, as the case may be, by each of the Barneys Releasees, the Plan Releasees, Isetan, the Pressman Family, the Debtors and the Plan Proponents, as provided in section 34 of this Plan. On the Effective Date, Whippoorwill will dismiss the Ad Hoc Committee Adversary Proceeding as to itself and shall use its reasonable efforts to cause the other plaintiffs in the Ad Hoc Committee Adversary Proceeding to dismiss same with prejudice with respect to themselves or, alternatively, the Confirmation Order shall contain provisions acceptable to Isetan in its reasonable discretion dismissing the Ad Hoc Committee Adversary Proceeding.

      B. New Leases with Isetan

            Pursuant to the Isetan Settlement, affiliates of Barneys will enter into the New Leases for the Premises.

            (i) The Premises

                  (a) Madison Avenue Property: The New Lease for the Madison Avenue Property will be assumed and entered into on the Effective Date by Isetan, or another entity wholly owned and controlled by Isetan, as landlord (the "Landlord"), and Barneys (NY) Lease Corp., as tenant, for floors 1-9 of the condominium at 660 Madison Avenue, New York, NY (the "Retail Unit"). The Landlord will have outright ownership of the Retail Unit and the leasehold improvements. Barneys (NY) Lease Corp. will sublease the Premises to Barneys. Pursuant to such sublease, Barneys shall become successor sublessor for the portion of the Retail Unit currently occupied by the Hotel Pierre (the "Hotel Pierre Space") and shall become the successor in interest to Madneer under the lease with the Hotel Pierre for the Hotel Pierre Space. The lease will be for a term of 20 years, plus 4 ten-year options to renew. The obligations of Barneys
(NY) Lease Corp. under the New Lease for the Madison Avenue Property shall be guaranteed by New Barneys and Barneys, respectively.

                  (b) Beverly Hills Property: The New Lease for the Beverly Hills Property will be assumed and entered into on the Effective Date by Landlord and Barneys (CA) Lease Corp., as tenant, for the Premises located at 9570-9584 Wilshire Blvd., Beverly Hills, CA. Barneys (CA) Lease Corp. will then sublease the Premises to Barneys. Landlord will hold the leasehold interest under the existing ground lease from the fee owner (the "Beverly Hills Ground Lease"), and shall have outright ownership of the building and the leasehold improvements. Barneys (CA) Lease Corp. will have the right and the obligation to comply with the ground lease. The New Lease for the Beverly Hills Property will be for a term of 20 years, plus 3 ten-year options to renew. The obligations of Barneys (CA) Lease Corp. under the New Lease for the Beverly Hills Property shall be guaranteed by New Barneys and Barneys, respectively.

      (c) Chicago Property: The New Lease for the Chicago Property will be assumed and entered into on the Effective Date by Landlord and Barneys America (Chicago) Lease Corp., as tenant, for the Premises located at 25 East Oak Street, in Chicago, Illinois. Barneys America (Chicago) Lease Corp. will then sublease the Premises to Barneys America. Landlord will have outright ownership of the Premises and the leasehold improvements. The New Lease will be for a term of 10 years, plus 3 ten-year options to renew. The obligations of Barneys America (Chicago) Lease Corp. under the New Lease for the Chicago Property shall be guaranteed by New Barneys, Barneys and Barneys America, respectively.

      (ii) General Lease Provisions

            The three New Leases will each contain the same basic provisions, except for any condominium issues, discussed below, which are particular to the Madison Avenue Property. Barneys and/or Barneys America, as sublessees under the applicable New Lease, will have all the rights and obligations under the New Leases, which rights and obligations are summarized below.

                  (a) Use: The stores will remain first-class retail specialty stores, with certain ancillary and related uses permitted.

                  (b) Rent: The New Leases will be triple-net leases. Annual aggregate rent during the first five years will be $15 million, $3 million of which shall be deferred annually and paid at the end of five years, with interest thereon at 8% per annum (paid quarterly), and, thereafter, during the term of each New Lease, the annual aggregate rent will be $15 million (none of which shall be deferred) plus certain rent adjustments.

                  (c) Security: A security deposit equal to 6 months rent is required under each New Lease, with interest payable to tenant, unless Barneys and its affiliates or subsidiaries maintain a net worth of at least $250 million; PROVIDED, HOWEVER, that during the first two years of the initial term of each New Lease, the tenants shall not be required to post any security deposit; AND PROVIDED, FURTHER that if during the first two years of the initial term of each New Lease, Barneys Asia pays the Preferred Return to BNY Licensing, Barneys shall cause such funds (or a letter of credit in such amount) to be delivered as security for the obligations of the tenants under the New Leases.

                  (d) Financing: The tenant under each lease may pledge or mortgage its interest in each of the Premises in good faith to institutional lenders.

                  (e) Assignment, Subleasing and Licensing: Each of the tenants may assign each of the New Leases to their respective affiliates without the Landlord's consent. Each tenant may assign the New Leases or sublet the Premises to non-affiliates for any permitted use with Landlord's consent, which consent will not be unreasonably withheld or delayed. Profits from any sublet or assignment to a non-affiliate of the tenant will be allocated on a 70%/30% basis between Landlord and tenant, respectively. Each of the tenants may license the use of portions of their respective Premises for permitted uses, in a manner consistent with the character of Barneys' retail operations and so long as such permitted use appears to be a part of the BARNEYS NEW YORK store in which it is occurring. Up to 50% of the Premises may be used for licensed departments and for subtenants whose business is consistent with that of Barneys and appears to be part of the BARNEYS NEW YORK store. The tenants may retain profits from leasing to such subtenants. In addition, each of the tenants may use up to 25% of the Premises (plus the space now occupied by any existing restaurant) for ancillary uses which will be subject to the 70%/30% allocation in profits described above. However, any restaurant or food operation will be exempt from the allocation of profits.

                  (f) Right to Notice of Sale: Landlord will provide the tenant with notice prior to a sale or assignment of its interest in the Premises. If bids are sought, Landlord will invite the tenant to bid.

                  (g) Alterations: The tenants may make internal, non-structural alterations to the Premises with notice to Landlord but without the consent of Landlord. Any structural alterations may be made only with the consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord must obtain the applicable tenant's consent prior to making exterior alterations to any of the Premises, which consent shall not be unreasonably withheld or delayed.

                  (h) Mechanics Liens: Barneys is responsible (and its assignees under the New Leases will continue to be responsible) to satisfy all Secured Mechanics Lien Claims and Construction Claims (other than Liens or Claims relating to improvements to the Office Unit made with Isetan's consent from the time that Isetan took over management of the Office Unit as administrative partner). If the cost of satisfying all Secured Mechanics Lien Claims and Construction Claims exceeds $3,000,000, then Isetan will reimburse Barneys for 50% of the excess (the "Isetan Reimbursement Obligation"), PROVIDED, HOWEVER, that if the cost of satisfying such Claims exceeds $10 million in the aggregate without reduction to account for the Isetan Reimbursement Obligation, the Plan Proponents and Isetan may elect, upon two (2) business days notice, not to proceed with confirmation of this Plan.

                  (i) Condominium Issues: The Retail Unit is a condominium unit and is subject to the Condominium Declaration and By-Laws (collectively, the "Condominium Documents"). Tenant under such lease will assign all voting rights and the right to appoint members to the Condominium Board of Managers, which were previously assigned to Barneys, back to Landlord. In the event of a dispute between the terms of the Condominium Documents and the terms of the New Lease for the Madison Avenue Property, the New Lease will govern and the Condominium Documents will be amended to conform to the lease terms.

      C. New Licensing Agreements

            Three new license agreements will be entered into under the Isetan
Settlement: the New BNY Licensing Agreement, the New Trademark License Agreement and the Barney's Asia License Agreement.

            (i) New BNY Licensing Agreement

            Pursuant to the New BNY Licensing Agreement, Barneys will grant BNY Licensing a royalty-free, exclusive right and license to grant sublicenses for the operation of retail store locations and departments within retail stores under the trademark and trade name "BARNEYS NEW YORK" in the countries of Japan, Taiwan, Korea, Singapore, Thailand, Malaysia, Hong Kong, Indonesia, India, China and the Philippines. In addition, BNY Licensing shall be granted a license to make, sell and distribute certain products bearing the trademark "BARNEYS NEW YORK" and to use "BARNEYS NEW YORK" as part of its corporate name. The New BNY Licensing Agreement will be essentially identical to that certain license agreement, dated June 1, 1989, entered into by and between Barneys and BNY Licensing, which will be rejected by BNY Licensing and terminated pursuant to this Plan. The New BNY Licensing Agreement will expire on December 31, 2015; however, both parties shall have the right to renew the agreement for additional ten year terms. Additionally, under the New BNY Licensing Agreement, Barneys will further grant its consent to the sublicensing by BNY Licensing to Barneys Japan and Barneys Asia under the New Trademark License Agreement and the Barneys Asia License Agreement.

            (ii) New Trademark License Agreement

            Pursuant to the New Trademark License Agreement, BNY Licensing will grant Barneys Japan a royalty-bearing, exclusive right and license to operate retail store locations in Japan and a royalty-bearing, non-exclusive right and license to operate a department within a retail store in Singapore, under the trademark and trade name "BARNEYS NEW YORK." In addition, Barneys Japan shall be granted a license to make, sell and distribute certain products bearing the trademark "BARNEYS NEW YORK" and to use "BARNEYS NEW YORK" as part of its corporate name. Isetan shall guarantee the obligations of Barneys Japan under the New Trademark License Agreement and New Barneys and Barneys shall guarantee the obligations of BNY Licensing under the New Trademark License Agreement. The New Trademark License Agreement will be essentially identical to that certain license agreement, dated September 19, 1989, by and between BNY Licensing and Barneys Japan which will be rejected and terminated pursuant to this Plan. The New Trademark License Agreement will be set to expire on December 31, 2015; however, Barneys Japan may renew the agreement for up to three additional ten year terms provided certain conditions are met. Under the terms of the agreement, Barneys Japan will pay BNY Licensing or its assignee a minimum royalty of 2.50% of a minimum net sales figure set forth in the agreement (the "Minimum Royalty") and an additional royalty of 2.50% of net sales in excess of the minimum net sales and sales generated from the expansion of Barneys Japan's store base (beyond three stores) and business methods. In satisfaction of BNY Licensing's obligations under the BNY Licensing Note, BNY Licensing will assign, for the initial term of the New Trademark License Agreement, 90% of the Minimum Royalty (the "Minimum Royalty Assignment") to Isetan.

            (iii) Barneys Asia License Agreement

            Pursuant to the Barneys Asia License Agreement, BNY Licensing will grant Barneys Asia, a royalty-free, exclusive right and license to operate retail store locations and departments with retail stores in Taiwan, Korea, Singapore, Thailand, Malaysia, Hong Kong, Indonesia, India, China and the Philippines, and a non-exclusive right and license for the same activities in Singapore, under the trademark and trade name "BARNEYS NEW YORK." In addition, Barneys Asia shall be granted a license to make, sell and distribute certain products bearing the trademark "BARNEYS NEW YORK" and to use "BARNEYS NEW YORK" as part of its corporate name. The Barneys Asia License Agreement will expire on December 31, 2015; however, Barneys Asia may renew the agreement for up to three additional ten year terms. Barneys Asia will be granted the right to sublicense its right under the agreement provided that such sublicenses are royalty-bearing.

      D. Approval of Isetan Settlement

            This Plan shall constitute a motion by the Debtors, the Pressman Family, the Plan Proponents, on behalf of the Debtors' chapter 11 estates, and Isetan, pursuant to Bankruptcy Rule 9019, requesting: (a) approval of the Isetan Settlement and all of the transfers of Claims, properties, interests in property and assets thereunder; (b) approval of the protections afforded to the Claims, properties, interests in property and assets to be transferred pursuant to such settlement; and (c) the releases contemplated by such settlement. The documents effectuating the Isetan Settlement shall be substantially in the form included in the Plan Supplement.

      2.3. Settlement of the Claims and Equity Interests of the Pressman Family. On the Effective Date, any and all Claims and Equity Interests of the Pressman Family against the Debtors, the Barneys Affiliates, Reen Japan and the Preen Affiliates will be resolved and compromised pursuant to the Pressman Settlement and the Pressman Family will, in accordance with the Plan (including the Restructuring Transactions), exchange its Claims against, and Equity Interests in, the Debtors, the Barneys Affiliates, Reen Japan and the Preen Affiliates (except as expressly excluded by the terms of the Pressman Settlement) for the consideration provided in the Pressman Settlement, the material economic terms of which are described below:

      A. General Terms

            (i) The Pressman Family shall be distributed the Pressman Distributable Shares and the Pressman Cash Payment, which shares and Cash shall be allocated among members of the Pressman Family as follows: (a) Phyllis Pressman - 14.232%, (b) Elizabeth Pressman-Neubardt - 30.098%, (c) Nancy Pressman-Dressler - 30.098%, (d) Robert Pressman - 12.786% and (e) Eugene Pressman - 12.786%. The Pressman Distributable Shares and the Pressman Cash Payment shall be allocated to the existing common stock and preferred stock of Barneys owned by the members of the Pressman Family in accordance with section
5.8.1. of this Plan.

            (ii) Phyllis Pressman, Robert Pressman, Eugene Pressman and Holly Pressman will each enter into consulting agreements with Barneys. Under these consulting agreements, each agrees to make him/herself available (up to 60% of full time for Phyllis Pressman, 80% of full time for each of Robert, Eugene and Holly Pressman) for up to one year. The compensation payable to the members of the Pressman Family under the consulting agreements described above shall be as follows: (a) $400,000 for each of Phyllis and Holly Pressman and (b) $1,385,000 for each of Robert and Eugene Pressman to be paid in four equal installments beginning on the Effective Date and on each of the six, twelve and eighteen month anniversaries thereof. Any of the foregoing members of the Pressman Family will forfeit any right of payment if such member terminates or obtains other employment without prior approval of the New Barneys board of directors.

            (iii) In respect of Nanelle's Claims against the Debtors, Nanelle shall be paid $400,000 in four equal installments beginning on the Effective Date and on each of the six, twelve and eighteen month anniversaries thereof (subject to the adjustments described below). In exchange for such payments, which shall be in full and complete satisfaction of Nanelle's Claims against the Debtors, Nanelle shall assign all of its assets described in the Pressman Settlement letter agreement dated June 1, 1998 (other than Nanelle and the aforementioned payments due to Nanelle under this Plan), including without limitation a certain license agreement with Kilgour, French & Stanbury (the "Kilgour License"), to Barneys. There shall be deducted from the payments due to Nanelle under this Plan the amount by which any royalty payments for Barneys' use of the Kilgour License made or to be made by Barneys to Nanelle with respect to periods commencing on or after June 1, 1998 and ending on the Effective Date, less any portion thereof paid by Nanelle to Kilgour, French & Stanbury, exceeds $70,000. There shall also be deducted from the payments due to Nanelle under this Plan any payments due from Nanelle to Kilgour, French & Stanbury for use of the Kilgour License for periods ending on or before May 31, 1998.

            (iv) Martinton shall assign to certain members of the Pressman Family its interests in Oak Associates, LLC and Fener Realty Co.

            (v) Mutual general releases will be exchanged by each of the Barneys Releasees, the Plan Releasees, the Pressman Family, Isetan, the Debtors and the Plan Proponents, as provided in Section 34 of this Plan.

      B. Approval of the Pressman Settlement

            This Plan shall constitute a motion of the Debtors, the Pressman Family, the Plan Proponents, on behalf of the Debtors' chapter 11 estates, and Isetan, pursuant to Bankruptcy Rule 9019, requesting: (a) approval of the Pressman Settlement and all of the transfers of Claims, properties, interests in property and assets thereunder; (b) approval of the protections afforded to the Claims, properties, interests in property and assets to be transferred pursuant to such settlement; and (c) the releases contemplated by such settlement. The documents effectuating the Pressman Settlement shall be substantially in the form included in the Plan Supplement.

      2.4. Agreed Treatment of General Unsecured Claims Against the Debtors. Unless otherwise provided in this Plan, and in accordance with this Plan (including the Restructuring Transactions), each holder of an Allowed General Unsecured Claim against any of the Debtors shall be distributed such holder's Ratable Proportion of (i) the Distributable Shares, (ii) the Unsecured Creditors Warrants and (iii) the Subscription Rights.

      2.5. Approved Settlements of the Aetna Claims, the Oaktree Claims and the Greater New York Claims. In contemplation and furtherance of this Plan and the confirmation thereof, and pursuant to separate Final Orders of the Bankruptcy Court, (i) Preen, Amjon and Cholderton have transferred the real property subject to the Aetna Mortgage in a sale pursuant to section 363 of the Bankruptcy Code and Aetna has received the stipulated value of its Secured Claim in full and complete satisfaction of the Aetna Claims (the "Aetna Settlement"),
(ii) Preen, Chelsea, Goderich, Martinton and 106 Seventh Corp. have transferred the real property subject to the Hokkaido Mortgages to Oaktree, in full and complete satisfaction of the Oaktree Claims (the "Oaktree Settlement"), and
(iii) Gaddesden has transferred the real property subject to the Greater New York Mortgage to Greater New York's designee in full and complete satisfaction of the Greater New York Claims (the "Greater New York Settlement"). Pursuant to
section 1146(c) of the Bankruptcy Code, all real property transfers in connection with each of the Aetna Settlement, the Oaktree Settlement and the Greater New York Settlement, respectively (including any deeds, bills of sale or assignments executed in connection with such transfers), are transfers under, in furtherance of, and in connection with this Plan, and shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      2.6. Settlement of the Claims of the Equipment Lessors. On the Effective Date, any and all Claims of the Equipment Lessors against the Debtors will be resolved and compromised pursuant to this Plan and the Equipment Lessors will exchange their Claims against the Debtors for (i) the BI--Equipment Lessors Note, the Copelco Note and the Hancock Note, respectively, (ii) the BI-Equipment Lessors Security Deposit, the Copelco Security Deposit and the Hancock Security Deposit, respectively, and (iii) an Allowed Administrative Expense Claim (plus accrued interest thereon payable on such claims) against the Debtors of approximately $1,982,818 in the case of BI-Equipment Lessors, approximately $24,559 in the case of Copelco and approximately $88,372 in the case of Hancock.

            On the Effective Date, the Equipment Lessors will transfer all right, title and interest in the equipment subject to their Equipment Leases, free of all liens, claims and encumbrances (except for liens securing the Equipment Lessors Notes) to Barneys or its designee. The Debtors and the Equipment Lessors shall execute security agreements with respect to the Equipment Lessors Notes and all required U.C.C. filings to perfect the Equipment Lessors Liens with respect to the Equipment Lessors Notes shall be executed. Mutual general releases will be exchanged by each of the Equipment Lessors, the Barneys Affiliates and the Plan Proponents (other than with respect to obligations created hereunder and in the documents effectuating the Equipment Lessors Settlement).

            This Plan shall constitute a motion by the Debtors, the Pressman Family, the Plan Proponents, on behalf of the Debtors' chapter 11 estates, Isetan and the Equipment Lessors, pursuant to Bankruptcy Rule 9019, requesting:
(a) approval of the Equipment Lessors Settlement and all of the transfers of Claims, properties, interests in property and assets thereunder; (b) approval of the protections afforded to the Claims, properties, interests in property and assets thereunder; and (c) the releases contemplated by such settlement. The documents effectuating the Equipment Lessors Settlement shall be substantially in the form included in the Plan Supplement.

III. SECTION THREE: PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS,
                    PRIORITY TAX CLAIMS AND OTHER CLAIMS

      3.1. Administrative Claims. On the Effective Date, each holder of an Allowed Administrative Claim against any of the Debtors shall be distributed on account of such Allowed Administrative Claim an amount in Cash equal to the amount of such Allowed Administrative Claim, except to the extent that any Entity entitled to payment of any Allowed Administrative Claim agrees to a different treatment of such Allowed Administrative Claim, with the consent of the Plan Proponents. Each holder of an Allowed Administrative Claim against a Debtor shall be paid by or on behalf of such Debtor, or the successor(s) in interest thereto, (a) upon the later of (i) the Effective Date or as soon thereafter as is reasonably practical and (ii) the date that is ten (10) Business Days after an order of the Bankruptcy Court with respect to any such Allowed Administrative Claim becomes a Final Order, or (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Claim and the Plan Proponents; PROVIDED, HOWEVER, that any Administrative Claims incurred postpetition by the Debtors in Possession in the ordinary course of their businesses or any Administrative Claims arising pursuant to postpetition agreements or transactions entered into by the Debtors in Possession with Bankruptcy Court approval shall be assumed and paid or performed by the Debtors in Possession (or, postconfirmation of this Plan, the reorganized Debtors) in accordance with the terms and conditions of the particular transaction(s) and any agreement(s) relating thereto or as otherwise agreed by the Debtors in Possession and the holders of such Administrative Claims; AND PROVIDED, FURTHER that all postconfirmation professional fees and related expenses accrued by Professionals shall be paid by the Debtors within ten (10) Business Days of the submission by any Professional of an invoice to the Debtors, with a copy to the Plan Proponents. In the event that the Debtors or any of the Plan Proponents object to the payment of a Professional's postconfirmation invoice, in whole or part, and the parties cannot resolve such objection after good faith negotiation, the Bankruptcy Court shall retain jurisdiction to review the disputed invoice and make a determination as to the extent to which the invoice shall be paid by the Debtors.

      3.2. Payment of the BankBoston DIP Facility. On the Effective Date, all Claims against the Debtors under the BankBoston DIP Facility shall be paid in Cash, or in a manner otherwise permitted pursuant to the terms of the BankBoston DIP Facility, in an amount equal to the amount of such Claims.

      3.3. Priority Tax Claims. On the Effective Date, with respect to each Debtor, each holder of an Allowed Priority Tax Claim shall be distributed on account of such Allowed Priority Tax Claim a Tax Note from such Debtor, or the successor(s) in interest thereto, that complies with the requirements of section 1129(a)(9)(C) of the Bankruptcy Code or such other, more favorable treatment, as the Plan Proponents in their sole discretion shall elect.

      3.4. Convenience Claims.

            (a) Impairment and Voting. Holders of Convenience Claims are impaired under the Plan. Each holder of an Allowed Convenience Claim shall be entitled to vote to accept or reject the Plan as to the Debtor against whom such holder holds an Allowed Convenience Claim.

            (b) Distributions. Each holder of an Allowed Convenience Claim against any of the Debtors shall be paid, on the Effective Date, an amount in Cash equal to 40% of such Allowed Convenience Claim, in full and complete satisfaction of such holder's Claim.

IV. SECTION FOUR: CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS AGAINST THE
                  DEBTORS

      4.1.  Claims and Interests Against Barneys.

            4.1.1. Priority Non-Tax Claims Against Barneys (Barneys Class 1).

            4.1.2. Insured Claims Against Barneys (Barneys Class 2).

            4.1.3. Secured Mechanics Lien Claims Against Barneys (Barneys Class
                   3).

            4.1.4. Isetan Claims Against Barneys (Barneys Class 4).

            4.1.5. Equipment Lessors' Claims Against Barneys (Barneys Class 5).

                        4.1.5.1. BI-Equipment Lessors Claims Against Barneys (Barneys Subclass 5A).

                        4.1.5.2. Copelco Claims Against Barneys (Barneys Subclass 5B).

                        4.1.5.3. Hancock Claims Against Barneys (Barneys Subclass 5C).

            4.1.6. General Unsecured Claims Against Barneys (Barneys Class 6).

            4.1.7. Pressman Unsecured Claims Against Barneys (Barneys Class 7).

            4.1.8. Equity Interests in Barneys (Barneys Class 8).

                        4.1.8.1. Equity Interests of the Pressman Family in Barneys (Barneys Subclass 8A).

                        4.1.8.2. Other Equity Interests in Barneys (Barneys Subclass 8B).

      4.2.  Claims and Interests Against Barneys America.

            4.2.1. Priority Non-Tax Claims Against Barneys America (Barneys
                   America Class 1).

            4.2.2. Insured Claims Against Barneys America (Barneys America Class
                   2)

            4.2.3. Isetan Claims Against Barneys America (Barneys America Class
                   3).

            4.2.4. Equipment Lessors' Claims Against Barneys America (Barneys
                   America Class 4).

                        4.2.4.1. BI-Equipment Lessors Claims Against Barneys America (Barneys America Subclass 4A).

                        4.2.4.2. Copelco Claims Against Barneys America (Barneys America Subclass 4B).

                        4.2.4.3. Hancock Claims Against Barneys America (Barneys America Subclass 4C).

            4.2.5. General Unsecured Claims Against Barneys America (Barneys
                   America Class 5).

            4.2.6. Pressman Unsecured Claims Against Barneys America (Barneys
                   America Class 6).

            4.2.7. Equity Interests in Barneys America (Barneys America Class
                   7).

                        4.2.7.1. Equity Interests of Barneys in Barneys America (Barneys America Subclass 7A).

                        4.2.7.2. Equity Interests of Isetan in Barneys America (Barneys America Subclass 7B).

                        4.2.7.3. Other Equity Interests in Barneys America (Barneys America 7C).

      4.3. Claims and Interests Against BNY Licensing.

            4.3.1. Priority Non-Tax Claims Against BNY Licensing (BNY Licensing
                   Class 1).

            4.3.2. Isetan Claims Against BNY Licensing (BNY Licensing Class 2).

            4.3.3. General Unsecured Claims Against BNY Licensing (BNY Licensing
                   Class 3).

            4.3.4. Pressman Unsecured Claims Against BNY Licensing (BNY
                   Licensing Class 4).

            4.3.5. Equity Interests in BNY Licensing (BNY Licensing Class 5).

            4.3.6. Claims and Interests Against BNY Leasing.

            4.3.7. Priority Non-Tax Claims Against BNY Leasing (BNY Leasing
                   Class 1).

            4.3.8. Equipment Lessors Claims Against BNY Leasing (BNY Leasing
                   Class 2).

                        4.3.8.1. BI-Equipment Lessors Claims Against BNY Leasing (BNY Leasing Subclass 2A).

                        4.3.8.2. Copelco Claims Against BNY Leasing (BNY Leasing Subclass 2B).

                        4.3.8.3. Hancock Claims Against BNY Leasing (BNY Leasing Subclass 2C).

            4.3.9. Isetan Claims Against BNY Leasing (BNY Leasing Class 3).

            4.3.10. General Unsecured Claims Against BNY Leasing (BNY Leasing
                    Class 4).

            4.3.11. Pressman Unsecured Claims Against BNY Leasing (BNY Leasing
                    Class 5).

            4.3.12. Equity Interests in BNY Leasing (BNY Leasing Class 6).

      4.4. Claims and Interests Against Basco.

            4.4.1. Priority Non-Tax Claims Against Basco (Basco Class 1).

            4.4.2. Copelco Claims Against Basco (Basco Class 2).

            4.4.3. Isetan Claims Against Basco (Basco Class 3).

            4.4.4. General Unsecured Claims Against Basco (Basco Class 4).

            4.4.5. Pressman Unsecured Claims Against Basco (Basco Class 5).

            4.4.6. Equity Interests in Basco (Basco Class 6).

      4.5. Claims and Interests Against PFP.

            4.5.1. Priority Non-Tax Claims Against PFP (PFP Class 1).

            4.5.2. Isetan Claims Against PFP (PFP Class 2).

            4.5.3. General Unsecured Claims Against PFP (PFP Class 3).

            4.5.4. Pressman Unsecured Claims Against PFP (PFP Class 4).

            4.5.5. Equity Interests in PFP (PFP Class 5).

      4.6. Claims and Interests Against Preen.

            4.6.1. Priority Non-Tax Claims Against Preen (Preen Class 1).

            4.6.2. Insured Claims Against Preen (Preen Class 2).

            4.6.3. Isetan Claims Against Preen (Preen Class 3).

            4.6.4. Secured Aetna Claims Against Preen (Preen Class 4).

            4.6.5. Secured Oaktree Claims Against Preen (Preen Class 5).

            4.6.6. General Unsecured Claims Against Preen (Preen Class 6).

            4.6.7. Pressman Unsecured Claims Against Preen (Preen Class 7).

            4.6.8. Equity Interests in Preen (Preen Class 8).

      4.7. Claims and Interests Against Pressmad.

            4.7.1. Priority Non-Tax Claims Against Pressmad (Pressmad Class 1).

            4.7.2. Isetan Claims Against Pressmad (Pressmad Class 2).

            4.7.3. General Unsecured Claims Against Pressmad (Pressmad Class 3).

            4.7.4. Pressman Unsecured Claims Against Pressmad (Pressmad Class
                   4).

            4.7.5. Equity Interests in Pressmad (Pressmad Class 5).

      4.8. Claims and Interests Against Pressned.

            4.8.1. Priority Non-Tax Claims Against Pressned (Pressned Class 1).

            4.8.2. Isetan Claims Against Pressned (Pressned Class 2).

            4.8.3. General Unsecured Claims Against Pressned (Pressned Class 3).

            4.8.4. Pressman Unsecured Claims Against Pressned (Pressned Class
                   4).

            4.8.5. Equity Interests in Pressned (Pressned Class 5).

      4.9. Claims and Interests Against Preswil.

            4.9.1. Priority Non-Tax Claims Against Preswil (Preswil Class 1).

            4.9.2. Isetan Claims Against Preswil (Preswil Class 2).

            4.9.3. General Unsecured Claims Against Preswil (Preswil Class 3).

            4.9.4. Pressman Unsecured Claims Against Preswil (Preswil Class 4).

            4.9.5. Equity Interests in Preswil (Preswil Class 5).

      4.10. Claims and Interests Against Madneer.

            4.10.1. Priority Non-Tax Claims Against Madneer (Madneer Class 1).

            4.10.2. Isetan Claims Against Madneer (Madneer Class 2).

            4.10.3. General Unsecured Claims Against Madneer (Madneer Class 3).

            4.10.4. Pressman Unsecured Claims Against Madneer (Madneer Class 4).

            4.10.5. Equity Interests in Madneer (Madneer Class 5).

      4.11. Claims and Interests Against Reen Japan.

            4.11.1. Priority Non-Tax Claims Against Reen Japan (Reen Japan Class
                    1).

            4.11.2. Isetan Claims Against Reen Japan (Reen Japan Class 2).

            4.11.3. General Unsecured Claims Against Reen Japan (Reen Japan
                    Class 3).

            4.11.4. Equity Interests in Reen Japan (Reen Japan Class 4).

      4.12. Claims and Interests Against Amjon.

            4.12.1. Priority Non-Tax Claims Against Amjon (Amjon Class 1).

            4.12.2. Isetan Claims Against Amjon (Amjon Class 2).

            4.12.3. Secured Aetna Claims Against Amjon. (Amjon Class 3).

            4.12.4. General Unsecured Claims Against Amjon (Amjon Class 4).

            4.12.5. Pressman Unsecured Claims Against Amjon (Amjon Class 5).

            4.12.6. Equity Interests in Amjon (Amjon Class 6).

      4.13. Claims and Interests Against Chelsea.

            4.13.1. Priority Non-Tax Claims Against Chelsea (Chelsea Class 1).

            4.13.2. Isetan Claims Against Chelsea (Chelsea Class 2).

            4.13.3. Secured Oaktree Claims Against Chelsea (Chelsea Class 3).

            4.13.4. General Unsecured Claims Against Chelsea (Chelsea Class 4).

            4.13.5. Pressman Unsecured Claims Against Chelsea (Chelsea Class 5).

            4.13.6. Equity Interests in Chelsea (Chelsea Class 6).

      4.14. Claims and Interests Against Cholderton.

            4.14.1. Priority Non-Tax Claims Against Cholderton (Cholderton Class
                    1).

            4.14.2. Isetan Claims Against Cholderton (Cholderton Class 2).

            4.14.3. Secured Aetna Claims Against Cholderton (Cholderton Class
                    3).

            4.14.4. General Unsecured Claims Against Cholderton (Cholderton
                    Class 4).

            4.14.5. Pressman Unsecured Claims Against Cholderton (Cholderton
                    Class 5).

            4.14.6. Equity Interests in Cholderton (Cholderton Class 6).

      4.15. Claims and Interests Against Martinton.

            4.15.1. Priority Non-Tax Claims Against Martinton (Martinton Class
                    1).

            4.15.2. Isetan Claims Against Martinton (Martinton Class 2).

            4.15.3. Secured Oaktree Claims Against Martinton (Martinton Class
                    3).

            4.15.4. General Unsecured Claims Against Martinton (Martinton Class
                    4).

            4.15.5. Pressman Unsecured Claims Against Martinton (Martinton Class
                    5).

            4.15.6. Equity Interests in Martinton (Martinton Class 6).

      4.16. Claims and Interests Against Goderich.

            4.16.1. Priority Non-Tax Claims Against Goderich (Goderich Class 1).

            4.16.2. Isetan Claims Against Goderich (Goderich Class 2).

            4.16.3. Secured Oaktree Claims Against Goderich (Goderich Class 3).

            4.16.4. General Unsecured Claims Against Goderich (Goderich Class
                    4).

            4.16.5. Pressman Unsecured Claims Against Goderich (Goderich Class
                    5).

            4.16.6. Equity Interests in Goderich (Goderich Class 6).

      4.17. Claims and Interests Against 106 Seventh Corp.

            4.17.1. Priority Non-Tax Claims Against 106 Seventh Corp. (106
                    Seventh Corp. Class 1).

            4.17.2. Isetan Claims Against 106 Seventh Corp. (106 Seventh Corp.
                    Class 2).

            4.17.3. Secured Oaktree Claims Against 106 Seventh Corp. (106
                    Seventh Corp. Class 3).

            4.17.4. General Unsecured Claims Against 106 Seventh Corp. (106
                    Seventh Corp. Class 4).

            4.17.5. Pressman Unsecured Claims Against 106 Seventh Corp. (106
                    Seventh Corp. Class 5).

            4.17.6. Equity Interests in 106 Seventh Corp. (106 Seventh Corp.
                    Class 6).

      4.18. Claims and Interests Against Gaddesden.

            4.18.1. Priority Non-Tax Claims Against Gaddesden (Gaddesden Class
                    1).

            4.18.2. Isetan Claims Against Gaddesden (Gaddesden Class 2).

            4.18.3. Secured Greater New York Claims Against Gaddesden (Gaddesden
                    Class 3).

            4.18.4. General Unsecured Claims Against Gaddesden (Gaddesden Class
                    4).

            4.18.5. Pressman Unsecured Claims Against Gaddesden (Gaddesden Class
                    5).

            4.18.6. Equity Interests in Gaddesden (Gaddesden Class 6).

      4.19. Claims and Interests Against BNY Credit.

            4.19.1. Priority Non-Tax Claims Against BNY Credit (BNY Credit Class
                    1).

            4.19.2. Isetan Claims Against BNY Credit (BNY Credit Class 2).

            4.19.3. General Unsecured Claims Against BNY Credit (BNY Credit
                    Class 3).

            4.19.4. Pressman Unsecured Claims Against BNY Credit (BNY Credit
                    Class 4).

            4.19.5. Equity Interests in BNY Credit (BNY Credit Class 5).

      4.20. Claims and Interests Against Prescredit.

            4.20.1. Priority Non-Tax Claims Against Prescredit (Prescredit Class
                    1).

            4.20.2. Isetan Claims Against Prescredit (Prescredit Class 2).

            4.20.3. General Unsecured Claims Against Prescredit (Prescredit
                    Class 3).

            4.20.4. Pressman Unsecured Claims Against Prescredit (Prescredit
                    Class 4).

            4.20.5. Equity Interests in Prescredit (Prescredit Class 5).

V. SECTION FIVE: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST
                 BARNEYS

      5.1. Priority Non-Tax Claims Against Barneys (Barneys Class 1).

            (a) Impairment and Voting. Barneys Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Barneys Class 1 is conclusively deemed to have accepted the Plan as a holder of Barneys Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Barneys shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      5.2. Insured Claims Against Barneys (Barneys Class 2).

            (a) Impairment and Voting. Barneys Class 2 is impaired under the Plan. Each holder of an Allowed Claim in Barneys Class 2 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Insured Claim against Barneys shall only be entitled to maintain actions against and obtain payment solely from an insurance company under an insurance policy or policies issued by such company to, or for the benefit of, Barneys.

      5.3. Secured Mechanics Lien Claims Against Barneys (Barneys Class 3).

            (a) Impairment and Voting. Barneys Class 3 is impaired under the Plan. Each holder of an Allowed Claim in Barneys Class 3 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Secured Mechanics Lien Claim against Barneys shall be distributed a payment in Cash equal to the Allowed Amount of such holder's Claim.

      5.4. Isetan Claims Against Barneys (Barneys Class 4).

            (a) Impairment and Voting. Barneys Class 4 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Isetan shall receive the treatment provided in section 2.2 of the Plan.

      5.5. Equipment Lessors Claims Against Barneys (Barneys Class 5).

            5.5.1. BI-Equipment Lessors Claims Against Barneys (Barneys Subclass
                   5A).

            (a) Impairment and Voting. Barneys Subclass 5A is impaired under the Plan. Each holder of an Allowed Claim in Barneys Subclass 5A shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, BI-Equipment Lessors shall receive the treatment provided to it in section 2.6 of this Plan.

            5.5.2. Copelco Claims Against Barneys (Barneys Subclass 5B).

            (a) Impairment and Voting. Barneys Subclass 5B is impaired under the Plan. Each holder of an Allowed Claim in Barneys Subclass 5B shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Copelco will receive the treatment provided to it in section 2.6 of this Plan.

            5.5.3. Hancock Claims Against Barneys (Barneys Subclass 5C).

            (a) Impairment and Voting. Barneys Subclass 5C is impaired under the Plan. Each holder of an Allowed Claim in Barneys Subclass 5C shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Hancock will receive the treatment provided to it in section 2.6 of this Plan.

      5.6. General Unsecured Claims Against Barneys (Barneys Class 6).

            (a) Impairment and Voting. Barneys Class 6 is impaired under the Plan. Each holder of an Allowed Claim in Barneys Class 6 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Barneys shall receive the treatment provided to such holders in section
2.4 of this Plan.

      5.7. Pressman Unsecured Claims Against Barneys (Barneys Class 7).

            (a) Impairment and Voting. Barneys Class 7 is impaired under the Plan. Each holder of an Allowed Claim in Barneys Class 7 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Barneys shall receive the treatment provided to such holders in section 2.3 of this Plan.

      5.8. Equity Interests in Barneys (Barneys Class 8).

            5.8.1. Equity Interests of the Pressman Family in Barneys (Barneys
                   Subclass 8A).

            (a) Impairment and Voting. Barneys Subclass 8A is impaired under the Plan. Each holder of an Allowed Equity Interest in Barneys Subclass 8A shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions and subject to the allocation set forth below, the members of the Pressman Family holding Allowed Equity Interests in Barneys shall transfer such Equity Interests to New Barneys in exchange for such holder's Ratable Proportion of the Pressman Distributable Shares and the Pressman Cash Payment.

            (c) Allocation of Pressman Distributable Shares and Pressman Cash Payment. The Pressman Distributable Shares and the Pressman Cash Payment distributed to members of the Pressman Family pursuant to section 2.3 of this Plan shall each be allocated 33.33% to the existing common stock of Barneys held by such members of the Pressman Family and 66.67% to the existing preferred stock of Barneys held by such members of the Pressman Family.

            5.8.2. Other Equity Interests in Barneys (Barneys Subclass 8B).

            (a) Impairment and Voting. Barneys Subclass 8B is impaired under the Plan. Each holder of an Allowed Equity Interest in Barneys Subclass 8B shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each of Preen, Chelsea and Martinton will receive their respective Ratable Proportion of the Equity Purchase Payment in exchange for the transfer of their respective Equity Interests in Barneys to New Barneys.

VI. SECTION SIX: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST
                 BARNEYS AMERICA

      6.1. Priority Non-Tax Claims Against Barneys America (Barneys America Class 1).

            (a) Impairment and Voting. Barneys America Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Barneys America Class 1 is conclusively deemed to have accepted the Plan as a holder of Barneys America Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Barneys America shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      6.2. INSURED CLAIMS AGAINST BARNEYS AMERICA (BARNEYS AMERICA CLASS 2).

            (a) Impairment and Voting. Barneys America Class 2 is impaired under the Plan. Each holder of an Allowed Claim in Barneys America Class 2 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Insured Claim against Barneys America shall only be entitled to maintain actions against and obtain payment solely from an insurance company under an insurance policy or policies issued by such company to, or for the benefit of, Barneys America.

      6.3. Isetan Claims Against Barneys America (Barneys America Class 3).

            (a) Impairment and Voting. Barneys America Class 3 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Isetan shall receive the treatment provided in section 2.2 of the Plan.

      6.4. Equipment Lessors Claims Against Barneys America (Barneys America Class 4).

            6.4.1. BI-Equipment Lessors Claims Against Barneys America (Barneys
                   America Subclass 4A).

            (a) Impairment and Voting. Barneys America Subclass 4A is impaired under the Plan. Each holder of an Allowed Claim in Barneys America Subclass 4A shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, BI-Equipment Lessors shall receive the treatment provided to it in section 2.6 of this Plan.

            6.4.2. Copelco Claims Against Barneys America (Barneys America
                   Subclass 4B).

            (a) Impairment and Voting. Barneys America Subclass 4B is impaired under the Plan. Each holder of an Allowed Claim in Barneys America Subclass 4B shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Copelco will receive the treatment provided to it in section 2.6 of this Plan.

            6.4.3. Hancock Claims Against Barneys America (Barneys America
                   Subclass 4C).

            (a) Impairment and Voting. Barneys America Subclass 4C is impaired under the Plan. Each holder of an Allowed Claim in Barneys America Subclass 4C shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Hancock will receive the treatment provided to it in section 2.6 of this Plan.

      6.5. General Unsecured Claims Against Barneys America (Barneys America Class 5).

            (a) Impairment and Voting. Barneys America Class 5 is impaired under the Plan. Each holder of an Allowed Claim in Barneys America Class 5 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Barneys America shall receive the treatment provided to such holders in section 2.4 of this Plan.

      6.6. Pressman Unsecured Claims Against Barneys America (Barneys America Class 6).

            (a) Impairment and Voting. Barneys America Class 6 is impaired under the Plan. Each holder of an Allowed Claim in Barneys America Class 6 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Barneys America shall receive the treatment provided to such holders in section 2.3 of this Plan.

      6.7. Equity Interests in Barneys America (Barneys America Class 7).

            6.7.1. Equity Interests of Barneys in Barneys America (Barneys
                   America Subclass 7A).

            (a) Impairment and Voting. Barneys America Subclass 7A is unimpaired under the Plan. Barneys is conclusively deemed to have accepted the Plan as a holder of Barneys America Subclass 7A Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in consideration of value provided by Barneys to Barneys America under this Plan, Barneys shall retain its Equity Interests in Barneys America.

            6.7.2. Equity Interests of Isetan in Barneys America (Barneys
                   America Subclass 7B).

            (a) Impairment and Voting. Barneys America Subclass 7B is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Isetan shall retain its Equity Interests in Barneys America, and in accordance with the Restructuring Transactions, Isetan shall transfer its Equity Interests in Barneys America to New Barneys, as part of the Isetan Contributed Assets, in exchange for the Isetan Distributable Shares and the Isetan Warrants.

            6.7.3. Other Equity Interests in Barneys America (Barneys America Subclass 7C). Barneys America Subclass 7C is impaired by the Plan. The holders of Equity Interests in Barneys America Subclass 7C shall not receive any distributions on account of such Equity Interests and such Equity Interests shall be extinguished on the Effective Date. Each holder of an Equity Interest in Barneys America Subclass 7C is conclusively deemed to have rejected the Plan as a holder of a Barneys America Subclass 7C Equity Interest and is not entitled to vote to accept or reject the Plan.

VII. SECTION SEVEN: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    AGAINST BNY LICENSING

      7.1.  Priority Non-Tax Claims Against BNY Licensing (BNY Licensing Class
            1).

            (a) Impairment and Voting. BNY Licensing Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in BNY Licensing Class 1 is conclusively deemed to have accepted the Plan as a holder of BNY Licensing Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against BNY Licensing shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      7.2.  Isetan Claims Against BNY Licensing (BNY Licensing Class 2).

            (a) Impairment and Voting. BNY Licensing Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Isetan shall receive the treatment provided in paragraph 2 of the Restructuring Transactions.

      7.3.  General Unsecured Claims Against BNY Licensing (BNY Licensing Class
            3).

            (a) Impairment and Voting. BNY Licensing Class 3 is impaired under the Plan. Each holder of an Allowed Claim in BNY Licensing Class 3 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against BNY Licensing shall receive the treatment provided to such holders in section 2.4 of this Plan.

      7.4.  Pressman Unsecured Claims Against BNY Licensing (BNY Licensing Class
            4).

            (a) Impairment and Voting. BNY Licensing Class 4 is impaired under the Plan. Each holder of an Allowed Claim in BNY Licensing Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against BNY Licensing shall receive the treatment provided to such holders in section 2.3 of this Plan.

      7.5.  Equity Interests in BNY Licensing (BNY Licensing Class 5).

            (a) Impairment and Voting. BNY Licensing Class 5 is unimpaired under the Plan. Barneys is conclusively deemed to have accepted the Plan as the holder of BNY Licensing Class 5 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Barneys shall retain its Equity Interests in BNY Licensing.

VIII. SECTION EIGHT: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                     AGAINST BNY LEASING

      8.1.  Priority Non-Tax Claims Against BNY Leasing (BNY Leasing Class 1).

            (a) Impairment and Voting. BNY Leasing Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in BNY Leasing Class 1 is conclusively deemed to have accepted the Plan as a holder of BNY Leasing Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against BNY Leasing shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      8.2.  Equipment Lessors Claims Against BNY Leasing (BNY Leasing Class 2).

            8.2.1. BI-Equipment Lessors Claims Against BNY Leasing (BNY Leasing
                   2A).

            (a) Impairment and Voting. BNY Leasing Subclass 2A is impaired under the Plan. Each holder of an Allowed Claim in BNY Leasing Subclass 2A shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, BI-Equipment Lessors shall receive the treatment provided to it in section 2.6 of this Plan.

            8.2.2. Copelco Claims Against BNY Leasing (BNY Leasing Subclass 2B).

            (a) Impairment and Voting. BNY Leasing Subclass 2B is impaired under the Plan. Each holder of an Allowed Claim in BNY Leasing Subclass 2B shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Copelco will receive the treatment provided to it in section 2.6 of this Plan.

            8.2.3. Hancock Claims Against BNY Leasing (BNY Leasing Subclass 2C).

            (a) Impairment and Voting. BNY Leasing Subclass 2C is impaired under the Plan. Each holder of an Allowed Claim in BNY Leasing Subclass 2C shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Hancock will receive the treatment provided to it in section 2.6 of this Plan.

      8.3.  Isetan Claims Against BNY Leasing (BNY Leasing Class 3).

            (a) Impairment and Voting. BNY Leasing Class 3 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Isetan shall receive the treatment provided in section 2.2 of the Plan.

      8.4.  General Unsecured Claims Against BNY Leasing (BNY Leasing Class 4).

            (a) Impairment and Voting. BNY Leasing Class 4 is impaired under the Plan. Each holder of an Allowed Claim in BNY Leasing Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against BNY Leasing shall receive the treatment provided to such holders in section 2.4 of this Plan.

      8.5.  Pressman Unsecured Claims Against BNY Leasing (BNY Leasing Class 5).

            (a) Impairment and Voting. BNY Leasing Class 5 is impaired under the Plan. Each holder of an Allowed Claim in BNY Leasing Class 5 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against BNY Leasing shall receive the treatment provided to such holders in section 2.3 of this Plan.

      8.6.  Equity Interests in BNY Leasing (BNY Leasing Class 6).

            (a) IMPAIRMENT AND VOTING. BNY Leasing Class 6 is unimpaired under the Plan. Barneys is conclusively deemed to have accepted the Plan as the holder of BNY Leasing Class 6 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Barneys shall retain its Equity Interests in BNY Leasing.

IX. SECTION NINE: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                  AGAINST BASCO

      9.1.  Priority Non-Tax Claims Against Basco (Basco Class 1).

            (a) Impairment and Voting. Basco Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Basco Class 1 is conclusively deemed to have accepted the Plan as a holder of Basco Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Basco shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      9.2.  Copelco Claims Against Basco (Basco Class 2).

            (a) Impairment and Voting. Basco Class 2 is impaired under the Plan. Each holder of an Allowed Claim in Basco Class 2 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Copelco will receive the treatment provided to it in section 2.6 of this Plan.

      9.3.  Isetan Claims Against Basco (Basco Class 3).

            (a) Impairment and Voting. Basco Class 3 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Isetan shall receive the treatment provided in section 2.2 of the Plan.

      9.4.  General Unsecured Claims Against Basco (Basco Class 4).

            (a) Impairment and Voting. Basco Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Basco Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Basco shall receive the treatment provided to such holders in section
2.4 of this Plan.

      9.5.  Pressman Unsecured Claims Against Basco (Basco Class 5).

            (a) Impairment and Voting. Basco Class 5 is impaired under the Plan. Each holder of an Allowed Claim in Basco Class 5 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Basco shall receive the treatment provided to such holders in section 2.3 of this Plan.

      9.6.  Equity Interests in Basco (Basco Class 6).

            (a) Impairment and Voting. Basco Class 6 is unimpaired under the Plan. Barneys is conclusively deemed to have accepted the Plan as the holder of Basco Class 6 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Barneys shall retain its Equity Interests in Basco.

X. SECTION TEN: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST
                PFP

      10.1. Priority Non-Tax Claims Against PFP (PFP Class 1).

            (a) Impairment and Voting. PFP Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in PFP Class 1 is conclusively deemed to have accepted the Plan as a holder of PFP Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against PFP shall be distributed on account of such Allowed

Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      10.2. Isetan Claims Against PFP (PFP Class 2).

            (a) Impairment and Voting. PFP Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Isetan shall receive the treatment provided in section 2.2 of the Plan.

      10.3. General Unsecured Claims Against PFP (PFP Class 3).

            (a) Impairment and Voting. PFP Class 3 is impaired under the Plan. Each holder of an Allowed Claim in PFP Class 3 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against PFP shall receive the treatment provided to such holders in section 2.4 of this Plan.

      10.4. Pressman Unsecured Claims Against PFP (PFP Class 4).

            (a) Impairment and Voting. PFP Class 4 is impaired under the Plan. Each holder of an Allowed Claim in PFP Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed Pressman Unsecured Claim against PFP shall receive the treatment provided to such holders in section 2.3 of this Plan.

      10.5. Equity Interests in PFP (PFP Class 5).

            (a) Impairment and Voting. PFP Class 5 is unimpaired under the Plan. Barneys is conclusively deemed to have accepted the Plan as the holder of PFP Class 5 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Barneys shall retain its Equity Interests in PFP.

XI. SECTION ELEVEN: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    AGAINST PREEN

      11.1. Priority Non-Tax Claims Against Preen (Preen Class 1).

            (a) Impairment and Voting. Preen Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Preen Class 1 is conclusively deemed to have accepted the Plan as a holder of Preen Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Preen shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      11.2. Insured Claims Against Preen (Preen Class 2).

            (a) Impairment and Voting. Preen Class 2 is impaired under the Plan. Each holder of an Allowed Claim in Preen Class 2 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Insured Claim against Preen shall only be entitled to maintain actions against and obtain payment solely from an insurance company under an insurance policy or policies issued by such company to, or for the benefit of, Preen.

      11.3. Isetan Claims Against Preen (Preen Class 3).

            (a) Impairment and Voting. Preen Class 3 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Isetan shall receive the treatment provided in paragraph 5 of the Restructuring Transactions.

      11.4. Secured Aetna Claims Against Preen (Preen Class 4).

            (a) Impairment and Voting. Preen Class 4 is impaired under the Plan. Aetna shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. Prior to the Effective Date, pursuant to a stipulation and order of the Bankruptcy Court dated July 15, 1998, and in contemplation and furtherance of this Plan, the property subject to the Aetna Mortgage was transferred in a sale pursuant to section 363 of the Bankruptcy Code and Aetna received the proceeds of such sale to the extent of the stipulated value of Aetna's secured claim. Pursuant to section 1146(c) of the Bankruptcy Code, such real property transfer (including any deeds, bills of sale or assignments executed in connection with such transfers) are transfers under, in furtherance of, and in connection with this Plan, and shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      11.5. Secured Oaktree Claims Against Preen (Preen Class 5).

            (a) Impairment and Voting. Preen Class 5 is impaired under the Plan. Oaktree shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. Pursuant to a stipulation and order of the Bankruptcy Court dated December 22, 1997, and in contemplation and furtherance of this Plan, the property subject to the Hokkaido Mortgages was transferred to Oaktree's designee in full and complete satisfaction of its Claims under the Hokkaido Mortgages. Pursuant to section 1146(c) of the Bankruptcy Code, such real property transfer (including any deeds, bills of sale or assignments executed in connection with such transfers) are transfers under, in furtherance of, and in connection with this Plan, and shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      11.6. General Unsecured Claims Against Preen (Preen Class 6).

            (a) Impairment and Voting. Preen Class 6 is impaired under the Plan. Each holder of an Allowed Claim in Preen Class 6 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with this Plan (including the Restructuring Transactions), each holder of an Allowed General Unsecured Claim against Preen shall receive the treatment provided to such holders in section 2.4 of this Plan.

      11.7. Pressman Unsecured Claims Against Preen (Preen Class 7).

            (a) Impairment and Voting. Preen Class 7 is impaired under the Plan. Each holder of an Allowed Claim in Preen Class 7 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Preen shall receive the treatment provided in section 2.3 of this Plan.

      11.8. Equity Interests in Preen (Preen Class 8).

            (a) Impairment and Voting. Preen Class 8 is impaired under the Plan. Each holder of an Allowed Equity Interest in Preen Class 6 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the section 28.4.3 of this Plan, the Equity Interests in Preen shall be extinguished and the members of the Pressman Family holding Allowed Equity Interests in Preen prior to the same being extinguished shall receive the treatment provided in section 2.3 of this Plan.

XII. SECTION TWELVE: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                     AGAINST PRESSMAD

      12.1. Priority Non-Tax Claims Against Pressmad (Pressmad Class 1).

            (a) Impairment and Voting. Pressmad Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Pressmad Class 1 is conclusively deemed to have accepted the Plan as a holder of Pressmad Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Pressmad shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      12.2. Isetan Claims Against Pressmad (Pressmad Class 2).

            (a) Impairment and Voting. Pressmad Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Isetan shall receive the treatment provided in paragraph 5 of the Restructuring Transactions.

      12.3. General Unsecured Claims Against Pressmad (Pressmad Class 3).

            (a) Impairment and Voting. Pressmad Class 3 is impaired under the Plan. Each holder of an Allowed Claim in Pressmad Class 3 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Pressmad shall receive the treatment provided to such holders in section
2.4 of this Plan.

      12.4. Pressman Unsecured Claims Against Pressmad (Pressmad Class 4).

            (a) Impairment and Voting. Pressmad Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Pressmad Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Pressmad shall receive the treatment provided to such holders in section 2.3 of this Plan.

      12.5. Equity Interests in Pressmad (Pressmad Class 5).

            (a) Impairment and Voting. Pressmad Class 5 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of Pressmad Class 5 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in Pressmad.

XIII. SECTION THIRTEEN: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                        AGAINST PRESSNED

      13.1. Priority Non-Tax Claims Against Pressned (Pressned Class 1).

            (a) Impairment and Voting. Pressned Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Pressned Class 1 is conclusively deemed to have accepted the Plan as a holder of Pressned Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Pressned shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      13.2. Isetan Claims Against Pressned (Pressned Class 2).

            (a) Impairment and Voting. Pressned Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Isetan shall receive the treatment provided in paragraph 5 of the Restructuring Transactions.

      13.3. General Unsecured Claims Against Pressned (Pressned Class 3).

         (a) Impairment and Voting. Pressned Class 3 is impaired under the Plan. Each holder of an Allowed Claim in Pressmad Class 3 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Pressned shall receive the treatment provided to such holders in section
2.4 of this Plan.

      13.4. Pressman Unsecured Claims Against Pressned (Pressned Class 4).

            (a) Impairment and Voting. Pressned Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Pressned Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Pressned shall receive the treatment provided to such holders in section 2.3 of this Plan.

      13.5. Equity Interests in Pressned (Pressned Class 5).

            (a) Impairment and Voting. Pressned Class 5 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of Pressned Class 5 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in Pressned.

XIV. SECTION FOURTEEN: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                       AGAINST PRESWIL

      14.1. Priority Non-Tax Claims Against Preswil (Preswil Class 1).

            (a) Impairment and Voting. Preswil Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Preswil Class 1 is conclusively deemed to have accepted the Plan as a holder of Preswil Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Preswil shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      14.2. Isetan Claims Against Preswil (Preswil Class 2).

            (a) Impairment and Voting. Preswil Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Isetan shall receive the treatment provided paragraph 5 of the Restructuring Transactions.

      14.3. General Unsecured Claims Against Preswil (Preswil Class 3).

            (a) Impairment and Voting. Preswil Class 3 is impaired under the Plan. Each holder of an Allowed Claim in Preswil Class 3 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Preswil shall receive the treatment provided to such holders in section
2.4 of this Plan.

      14.4. Pressman Unsecured Claims Against Preswil (Preswil Class 4).

            (a) Impairment and Voting. Preswil Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Preswil Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Preswil shall receive the treatment provided to such holders in section 2.3 of this Plan.

      14.5. Equity Interests in Preswil (Preswil Class 5).

            (a) Impairment and Voting. Preswil Class 5 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of Preswil Class 5 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in Preswil.

XV. SECTION FIFTEEN: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                     AGAINST MADNEER

      15.1. Priority Non-Tax Claims Against Madneer (Madneer Class 1).

            (a) Impairment and Voting. Madneer Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Madneer Class 1 is conclusively deemed to have accepted the Plan as a holder of Madneer Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Madneer shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      15.2. Isetan Claims Against Madneer (Madneer Class 2).

            (a) Impairment and Voting. Madneer Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Isetan shall receive the treatment provided in paragraph 5 of the Restructuring Transactions.

      15.3. General Unsecured Claims Against Madneer (Madneer Class 3).

            (a) Impairment and Voting. Madneer Class 3 is impaired under the Plan. Each holder of an Allowed Claim in Madneer Class 3 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Madneer shall receive the treatment provided to such holders in section
2.4 of this Plan.

      15.4. Pressman Unsecured Claims Against Madneer (Madneer Class 4).

            (a) Impairment and Voting. Madneer Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Madneer Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Madneer shall receive the treatment provided to such holders in section 2.3 of this Plan.

      15.5. Equity Interests in Madneer (Madneer Class 5).

            (a) Impairment and Voting. Madneer Class 5 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of Madneer Class 5 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in Madneer.

XVI. SECTION SIXTEEN: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                      AGAINST REEN JAPAN

      16.1. Priority Non-Tax Claims Against Reen Japan (Reen Japan Class 1).

            (a) Impairment and Voting. Reen Japan Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Reen Japan Class 1 is conclusively deemed to have accepted the Plan as a holder of Reen Japan Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Reen Japan shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      16.2. Isetan Claims Against Reen Japan (Reen Japan Class 2).

            (a) Impairment and Voting. Reen Japan Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Isetan shall receive the treatment provided in paragraph 5 of the Restructuring Transactions.

      16.3. General Unsecured Claims Against Reen Japan (Reen Japan Class 3).

            (a) Impairment and Voting. Reen Japan Class 3 is impaired under the Plan. Each holder of an Allowed Claim in Reen Japan Class 3 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Reen Japan shall receive the treatment provided to such holders in section 2.4 of this Plan.

      16.4. Equity Interests in Reen Japan (Reen Japan Class 4).

            (a) Impairment and Voting. Reen Japan Class 4 is impaired under the Plan. Each holder of an Allowed Equity Interest in Reen Japan Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with section 28.5 of this Plan and the Restructuring Transactions, the Equity Interests in Reen Japan shall be extinguished and the members of the Pressman Family holding Allowed Equity Interests in Reen Japan prior to the same being extinguished shall receive the treatment provided in section 2.3 of this Plan.

XVII. SECTION SEVENTEEN: PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS
                         AGAINST AMJON

      17.1. Priority Non-Tax Claims Against Amjon (Amjon Class 1).

            (a) Impairment and Voting. Amjon Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Amjon Class 1 is conclusively deemed to have accepted the Plan as a holder of Amjon Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Amjon shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      17.2. Isetan Claims Against Amjon (Amjon Class 2).

            (a) Impairment and Voting. Amjon Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Isetan shall receive the treatment provided in section 2.2 of the Plan.

      17.3. Secured Aetna Claims Against Amjon (Amjon Class 3).

            (a) Impairment and Voting. Amjon Class 3 is impaired under the Plan. Aetna shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. Prior to the Effective Date, pursuant to a stipulation and order of the Bankruptcy Court dated July 15, 1998, and in contemplation and furtherance of this Plan, the property subject to the Aetna Mortgage was transferred in a sale pursuant to section 363 of the Bankruptcy Code and Aetna received the proceeds of such sale to the extent of the stipulated value of Aetna's secured claim. Pursuant to section 1146(c) of the Bankruptcy Code, such real property transfer (including any deeds, bills of sale or assignments executed in connection with such transfers) are transfers under, in furtherance of, and in connection with this Plan, and shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      17.4. General Unsecured Claims Against Amjon (Amjon Class 4).

            (a) Impairment and Voting. Amjon Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Amjon Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Amjon shall receive the treatment provided to such holders in section
2.4 of this Plan.

      17.5. Pressman Unsecured Claims Against Amjon (Amjon Class 5).

            (a) Impairment and Voting. Amjon Class 5 is impaired under the Plan. Each holder of an Allowed Claim in Amjon Class 5 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Amjon shall receive the treatment provided to such holders in section 2.3 of this Plan.

      17.6. Equity Interests in Amjon (Amjon Class 6) .

            (a) Impairment and Voting. Amjon Class 6 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of Amjon Class 6 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in Amjon.

XVIII. SECTION EIGHTEEN: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                         AGAINST CHELSEA

      18.1. Priority Non-Tax Claims Against Chelsea (Chelsea Class 1).

            (a) Impairment and Voting. Chelsea Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Chelsea Class 1 is conclusively deemed to have accepted the Plan as a holder of Chelsea Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Chelsea shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      18.2. Isetan Claims Against Chelsea (Chelsea Class 2).

            (a) Impairment and Voting. Chelsea Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Isetan shall receive the treatment provided in paragraph 5 of the Restructuring Transactions.

      18.3. Secured Oaktree Claims Against Chelsea (Chelsea Class 3).

            (a) Impairment and Voting. Chelsea Class 3 is impaired under the Plan. Oaktree shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. Pursuant to a stipulation and order of the Bankruptcy Court dated December 22, 1997, and in contemplation and furtherance of this Plan, the property subject to the Hokkaido Mortgages was transferred to Oaktree's designee in full and complete satisfaction of its Claims under the Hokkaido Mortgages. Pursuant to section 1146(c) of the Bankruptcy Code, such real property transfer (including any deeds, bills of sale or assignments executed in connection with such transfers) are transfers under, in furtherance of, and in connection with this Plan, and shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      18.4. General Unsecured Claims Against Chelsea (Chelsea Class 4).

            (a) Impairment and Voting. Chelsea Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Chelsea Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Chelsea shall receive the treatment provided to such holders in section
2.4 of this Plan.

      18.5. Pressman Unsecured Claims Against Chelsea (Chelsea Class 5).

            (a) Impairment and Voting. Chelsea Class 5 is impaired under the Plan. Each holder of an Allowed Claim in Chelsea Class 5 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Chelsea shall receive the treatment provided to such holders in section 2.3 of this Plan.

      18.6. Equity Interests in Chelsea (Chelsea Class 6).

            (a) Impairment and Voting. Chelsea Class 6 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of Chelsea Class 6 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in Chelsea.


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

XIX. SECTION NINETEEN: PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS AGAINST
                       CHOLDERTON

      19.1. Priority Non-Tax Claims Against Cholderton (Cholderton Class 1).

            (a) Impairment and Voting. Cholderton Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Cholderton Class 1 is conclusively deemed to have accepted the Plan as a holder of Cholderton Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Cholderton shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      19.2. Isetan Claims Against Cholderton (Cholderton Class 2).

            (a) Impairment and Voting. Cholderton Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Isetan shall receive the treatment provided in section 2.2 of the Plan.

      19.3. Secured Aetna Claims Against Cholderton (Cholderton Class 3).

            (a) Impairment and Voting. Cholderton Class 3 is impaired under the Plan. Aetna shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. Prior to the Effective Date, pursuant to a stipulation and order of the Bankruptcy Court dated July 15, 1998, and in contemplation and furtherance of this Plan, the property subject to the Aetna Mortgage was transferred in a sale pursuant to section 363 of the Bankruptcy Code and Aetna received the proceeds of such sale to the extent of the stipulated value of Aetna's secured claim. Pursuant to section 1146(c) of the Bankruptcy Code, such real property transfer (including any deeds, bills of sale or assignments executed in connection with such transfers) are transfers under, in furtherance of, and in connection with this Plan, and shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      19.4. General Unsecured Claims Against Cholderton (Cholderton Class 4).

            (a) Impairment and Voting. Cholderton Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Cholderton Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Cholderton shall receive the treatment provided to such holders in section 2.4 of this Plan.

      19.5. Pressman Unsecured Claims Against Cholderton (Cholderton Class 5).

            (a) Impairment and Voting. Cholderton Class 5 is impaired under the Plan. Each holder of an Allowed Claim in Cholderton Class 5 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Cholderton shall receive the treatment provided to such holders in section 2.3 of this Plan.

      19.6. Equity Interests in Cholderton (Cholderton Class 6).

            (a) Impairment and Voting. Cholderton Class 6 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of Cholderton Class 6 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its equity interests in Cholderton.

XX. SECTION TWENTY: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    AGAINST MARTINTON

      20.1. Priority Non-Tax Claims Against Martinton (Martinton Class 1).

            (a) Impairment and Voting. Martinton Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Martinton Class 1 is conclusively deemed to have accepted the Plan as a holder of Martinton Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) DISTRIBUTIONS. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Martinton shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      20.2. Isetan Claims Against Martinton (Martinton Class 2).

            (a) Impairment and Voting. Martinton Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Isetan shall receive the treatment provided in paragraph 5 of the Restructuring Transactions.

      20.3. Secured Oaktree Claims Against Martinton (Martinton Class 3).

            (a) Impairment and Voting. Martinton Class 3 is impaired under the Plan. Oaktree shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. Pursuant to a stipulation and order of the Bankruptcy Court dated December 22, 1997, and in contemplation and furtherance of this Plan, the property subject to the Hokkaido Mortgages was transferred to Oaktree's designee in full and complete satisfaction of its Claims under the Hokkaido Mortgages. Pursuant to section 1146(c) of the Bankruptcy Code, such real property transfer (including any deeds, bills of sale or assignments executed in connection with such transfers) are transfers under, in furtherance of, and in connection with this Plan, and shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      20.4. General Unsecured Claims Against Martinton (Martinton Class 4).

            (a) Impairment and Voting. Martinton Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Martinton Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Martinton shall receive the treatment provided to such holders in section 2.4 of this Plan.

      20.5. Pressman Unsecured Claims Against Martinton (Martinton Class 5).

            (a) Impairment and Voting. Martinton Class 5 is impaired under the Plan. Each holder of an Allowed Claim in Martinton Class 5 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Martinton shall receive the treatment provided to such holders in section 2.3 of this Plan.

      20.6. Equity Interests in Martinton (Martinton Class 6).

            (a) Impairment and Voting. Martinton Class 6 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of Martinton Class 6 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in Martinton.


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

XXI. SECTION TWENTY-ONE: PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                         AGAINST GODERICH

      21.1. Priority Non-Tax Claims Against Goderich (Goderich Class 1).

            (a) Impairment and Voting. Goderich Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Goderich Class 1 is conclusively deemed to have accepted the Plan as a holder of Goderich Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Goderich shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      21.2. Isetan Claims Against Goderich (Goderich Class 2).

            (a) Impairment and Voting. Goderich Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Isetan shall receive the treatment provided in paragraph 5 of the Restructuring Transactions.

      21.3. Secured Oaktree Claims Against Goderich (Goderich Class 3).

            (a) Impairment and Voting. Goderich Class 3 is impaired under the Plan. Oaktree shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. Pursuant to a stipulation and order of the Bankruptcy Court dated December 22, 1997, and in contemplation and furtherance of this Plan, the property subject to the Hokkaido Mortgages was transferred to Oaktree's designee in full and complete satisfaction of its Claims under the Hokkaido Mortgages. Pursuant to section 1146(c) of the Bankruptcy Code, such real property transfer (including any deeds, bills of sale or assignments executed in connection with such transfers) are transfers under, in furtherance of, and in connection with this Plan, and shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      21.4. General Unsecured Claims Against Goderich (Goderich Class 4).

            (a) Impairment and Voting. Goderich Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Goderich Class 4 shall be entitled to vote to accept or reject the Plan.


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

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed General Unsecured Claim against Goderich shall receive the treatment provided to such holders in section
2.4 of this Plan.

      21.5. Pressman Unsecured Claims Against Goderich (Goderich Class 5).

            (a) Impairment and Voting. Goderich Class 5 is impaired under the Plan. Each holder of an Allowed Claim in Goderich Class 5 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Pressman Unsecured Claim against Goderich shall receive the treatment provided to such holders in section 2.3 of this Plan.

      21.6. Equity Interests in Goderich (Goderich Class 6).

            (a) Impairment and Voting. Goderich Class 6 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of Goderich Class 6 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in Goderich.

XXII. SECTION TWENTY-TWO: PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS
                          AGAINST 106 SEVENTH CORP.

      22.1. Priority Non-Tax Claims Against 106 Seventh Corp. (106 Seventh Corp. Class 1).

            (a) Impairment and Voting. 106 Seventh Corp. Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in 106 Seventh Corp. Class 1 is conclusively deemed to have accepted the Plan as a holder of 106 Seventh Corp. Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against 106 Seventh Corp. shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      22.2. Isetan Claims Against 106 Seventh Corp. (106 Seventh Corp. Class 2).

            (a) Impairment and Voting. 106 Seventh Corp. Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.


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

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Isetan shall receive the treatment provided in section 2.2 of the Plan.

      22.3. Secured Oaktree Claims Against 106 Seventh Corp. (106 Seventh Corp. Class 3).

            (a) Impairment and Voting. 106 Seventh Corp. Class 3 is impaired under the Plan. Oaktree shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. Pursuant to a stipulation and order of the Bankruptcy Court dated December 22, 1997, and in contemplation and furtherance of this Plan, the property subject to the Hokkaido Mortgages was transferred to Oaktree's designee in full and complete satisfaction of its Claims under the Hokkaido Mortgages. Pursuant to section 1146(c) of the Bankruptcy Code, such real property transfer (including any deeds, bills of sale or assignments executed in connection with such transfers) are transfers under, in furtherance of, and in connection with this Plan, and shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      22.4. General Unsecured Claims Against 106 Seventh Corp. (106 Seventh Corp. Class 4).

            (a) Impairment and Voting. 106 Seventh Corp. Class 4 is impaired under the Plan. Each holder of an Allowed Claim in 106 Seventh Corp. Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed General Unsecured Claim against 106 Seventh Corp. shall receive the treatment provided to such holders in section 2.4 of this Plan.

      22.5. Pressman Unsecured Claims Against 106 Seventh Corp. (106 Seventh Corp. Class 5).

            (a) Impairment and Voting. 106 Seventh Corp. Class 5 is impaired under the Plan. Each holder of an Allowed Claim in 106 Seventh Corp. Class 5 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed Pressman Unsecured Claim against 106 Seventh Corp. shall receive the treatment provided to such holders in section 2.3 of this Plan.


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

      22.6. Equity Interests in 106 Seventh Corp. (106 Seventh Corp. Class 6).

            (a) Impairment and Voting. 106 Seventh Corp. Class 6 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of 106 Seventh Corp. Class 6 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in 106 Seventh Corp.

XXIII. SECTION TWENTY-THREE: PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS
                             AGAINST GADDESDEN

      23.1. Priority Non-Tax Claims Against Gaddesden (Gaddesden Class 1).

            (a) Impairment and Voting. Gaddesden Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Gaddesden Class 1 is conclusively deemed to have accepted the Plan as a holder of Gaddesden Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Gaddesden shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      23.2. Isetan Claims Against Gaddesden (Gaddesden Class 2).

            (a) Impairment and Voting. Gaddesden Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Isetan shall receive the treatment provided in section 2.2 of the Plan.

      23.3. Secured Greater New York Claims Against Gaddesden (Gaddesden Class
            3).

            (a) Impairment and Voting. Gaddesden Class 3 is impaired under the Plan. Greater New York shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. Prior to the Effective Date, pursuant to a stipulation and order of the Bankruptcy Court dated April 24, 1996, and in contemplation and furtherance of this Plan, the property subject to the Greater New York Mortgage was transferred to Greater New York's designee in full and complete satisfaction of its Claims under the Greater New York Mortgage. Pursuant to section 1146(c) of the Bankruptcy


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

Code, such real property transfer (including any deeds, bills of sale or assignments executed in connection with such transfers) is a transfer under, in furtherance of, and in connection with this Plan, and shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

      23.4. General Unsecured Claims Against Gaddesden (Gaddesden Class 4).

            (a) Impairment and Voting. Gaddesden Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Gaddesden Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed General Unsecured Claim against Gaddesden shall receive the treatment provided to such holders in section 2.4 of this Plan.

      23.5. Pressman Unsecured Claims Against Gaddesden (Gaddesden Class 5).

            (a) Impairment and Voting. Gaddesden Class 5 is impaired under the Plan. Each holder of an Allowed Claim in Gaddesden Class 5 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed Pressman Unsecured Claim against Gaddesden shall receive the treatment provided to such holders in section 2.3 of this Plan.

      23.6. Equity Interests in Gaddesden (Gaddesden Class 6).

            (a) Impairment and Voting. Gaddesden Class 6 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of Gaddesden Class 6 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in Gaddesden.

XXIV. SECTION TWENTY-FOUR: PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS
                           AGAINST BNY CREDIT

      24.1. Priority Non-Tax Claims Against BNY Credit (BNY Credit Class 1).

            (a) Impairment and Voting. BNY Credit Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in BNY Credit Class 1 is conclusively deemed to have accepted the Plan as a holder of BNY Credit Class 1 Claims and is not entitled to vote to accept or reject the Plan.


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

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against BNY Credit shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      24.2. Isetan Claims Against BNY Credit (BNY Credit Class 2).

            (a) Impairment and Voting. BNY Credit Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Isetan shall receive the treatment provided in section 2.2 of the Plan.

      24.3. General Unsecured Claims Against BNY Credit (BNY Credit Class 3).

            (a) Impairment and Voting. BNY Credit Class 3 is impaired under the Plan. Each holder of an Allowed Claim in BNY Credit Class 3 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed General Unsecured Claim against BNY Credit shall receive the treatment provided to such holders in section 2.4 of this Plan.

      24.4. Pressman Unsecured Claims Against BNY Credit (BNY Credit Class 4).

            (a) Impairment and Voting. BNY Credit Class 4 is impaired under the Plan. Each holder of an Allowed Claim in BNY Credit Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed Pressman Unsecured Claim against BNY Credit shall receive the treatment provided to such holders in section 2.3 of this Plan.

      24.5. Equity Interests in BNY Credit (BNY Credit Class 5).

            (a) Impairment and Voting. BNY Credit Class 5 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of BNY Credit Class 5 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in BNY Credit.


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

XXV. SECTION TWENTY-FIVE: PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS
                          AGAINST PRESCREDIT

      25.1. Priority Non-Tax Claims Against Prescredit (Prescredit Class 1).

            (a) Impairment and Voting. Prescredit Class 1 is unimpaired under the Plan. Each holder of an Allowed Claim in Prescredit Class 1 is conclusively deemed to have accepted the Plan as a holder of Prescredit Class 1 Claims and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim against Prescredit shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of such holder's Allowed Priority Non-Tax Claim.

      25.2. Isetan Claims Against Prescredit (Prescredit Class 2).

            (a) Impairment and Voting. Prescredit Class 2 is impaired under the Plan. Isetan shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, Isetan shall receive the treatment provided in section 2.2 of the Plan.

      25.3. General Unsecured Claims Against Prescredit (Prescredit Class 3).

            (a) Impairment and Voting. Prescredit Class 3 is impaired under the Plan. Each holder of an Allowed Claim in Prescredit Class 3 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed General Unsecured Claim against Prescredit shall receive the treatment provided to such holders in section 2.4 of this Plan.

      25.4. Pressman Unsecured Claims Against Prescredit (Prescredit Class 4).

            (a) Impairment and Voting. Prescredit Class 4 is impaired under the Plan. Each holder of an Allowed Claim in Prescredit Class 4 shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, and in accordance with the Restructuring Transactions, each holder of an Allowed Pressman Unsecured Claim against Prescredit shall receive the treatment provided to such holders in section 2.3 of this Plan.


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

      25.5. Equity Interests in Prescredit (Prescredit Class 5).

            (a) Impairment and Voting. Prescredit Class 5 is unimpaired under the Plan. Preen is conclusively deemed to have accepted the Plan as the holder of Prescredit Class 5 Equity Interests and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Preen shall retain its Equity Interests in Prescredit.

XXVI. SECTION TWENTY-SIX: PROVISIONS RELATING TO SUBSCRIPTION RIGHTS ISSUED TO
                          HOLDERS OF ALLOWED GENERAL UNSECURED CLAIMS AGAINST THE DEBTORS

      26.1. Sale of Offered Shares. Simultaneous with the distribution of Ballots to holders of Allowed General Unsecured Claims (including holders of Disputed General Unsecured Claims against the Debtors solely to the extent that such Claims have been estimated by the Bankruptcy Court, prior to the Subscription Deadline, to be Allowed General Unsecured Claims against the Debtors in whole or part), such holders shall be distributed a Subscription Form, which form shall indicate, among other things, (i) the number of Subscription Rights that the holder of the Subscription Form is entitled to exercise in accordance with the terms of this section, (ii) the price per Offered Share to be paid by the holder of the Subscription Form if such holder elects to exercise some or all of its Subscription Rights (the "Offered Share Price") and (iii) the Subscription Deadline. On the Effective Date and in accordance with the Restructuring Transactions, New Barneys will sell the Offered Shares to the holders of Subscription Rights who timely exercised such Subscription Rights. Each holder of Subscription Rights may, on or before the Subscription Deadline, elect to exercise its Subscription Rights to purchase that number of Offered Shares equal to its Ratable Proportion of the Offered Shares or any lesser portion thereof. If the Subscription Rights are not exercised for all of the Offered Shares, then, on the Effective Date, Whippoorwill and Bay Harbour shall purchase the Purchased Standby Shares by one or more wire transfers of Federal funds. As soon as practicable, but in no event later than 5:00 P.M. (New York City time) on the second Business Day after the Subscription Deadline, New Barneys shall deliver to Whippoorwill and Bay Harbour, respectively, a notice setting forth (i) the total number of Purchased Standby Shares, (ii) the number of Purchased Standby Shares to be purchased by each of Whippoorwill and Bay Harbour, respectively, and (iii) the aggregate purchase price to be paid by each of Whippoorwill and Bay Harbour, respectively (with a copy to the Committee), for the Purchased Standby Shares to be purchased by each of them.

      26.2. Purchased Option Shares. On the Effective Date, and in accordance with the Stock Purchase Agreement, Whippoorwill and Bay Harbour shall receive an option, which shall expire at 5:00 p.m. on the later to occur of (i) the nine
(9) month anniversary


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

of the Effective Date and (ii) November 15, 1999, to purchase the Purchased Option Shares.

      26.3. Exercise of Subscription Rights. Each election to exercise Subscription Rights shall be made by a holder of such Subscription Rights on the Subscription Form distributed to such holder by indicating the number of Subscription Rights, if any, that such holder elects to exercise. For any election to exercise Subscription Rights to be effective, each holder of Subscription Rights electing to exercise any or all of its Subscription Rights shall, on or before the Subscription Deadline, with its Subscription Form, tender to New Barneys or its designee a certified or bank check in an amount equal to the product obtained by multiplying the Offered Share Price by the number of Subscription Rights that such holder elects to exercise. The Plan Proponents shall, in their sole discretion, determine as to each Subscription Form whether such Subscription Form has been completed, in whole or part, in compliance with the terms of this Plan and, as a result, that Offered Shares should be sold to the party submitting such Subscription Form. Any such determination by the Plan Proponents shall be final and shall not be subject to the approval of, or an application to overturn such determination to, the Bankruptcy Court. Pending the sale and issuance of the Offered Shares described in section 26.1 of this Plan, such funds shall be held by New Barneys or its designee in a separate, interest bearing account.

      26.4. Allocation of Offered Shares. The Offered Shares shall be sold to the holders of Subscription Rights in accordance with their elections to exercise their Subscription Rights. The Purchased Standby Shares and the Purchased Option Shares shall be equally allocated to Whippoorwill and Bay Harbour unless they mutually agree otherwise.

      26.5. Allocation Upon Breach. In the event that either Whippoorwill or Bay Harbour (a "Breaching Purchaser") fails to deliver, or gives notice that it will not deliver, the purchase price for the Purchased Offered Shares, the Purchased Standby Shares and/or the shares of the New Preferred Stock to be purchased by such Breaching Purchaser pursuant to the Stock Purchase Agreement, the non-Breaching Purchaser may, at its option, either (i) purchase the shares of the New Common Stock and the shares of the New Preferred Stock that would have been purchased by the Breaching Purchaser but for its breach of the Stock Purchase Agreement, or (ii) arrange (subject to the next to last sentence of this paragraph) for a third party (a "Third Party Purchaser") to purchase the New Common Stock and the New Preferred Stock that would have been purchased by the Breaching Purchaser but for its breach of the Stock Purchase Agreement. If the non-Breaching Purchaser does not elect to comply with the immediately preceding sentence, the Committee may arrange (subject to the next to last sentence of this paragraph) for a Third Party Purchaser to purchase the New Common Stock and the New Preferred Stock that would have been purchased by the Breaching Purchaser but for its breach of the Stock Purchase Agreement. A purchase by a Third Party Purchaser shall be deemed to be an assignment under the Stock Purchase Agreement and subject to the provisions relating


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

thereto in the Stock Purchase Agreement. Nothing contained in this section shall be deemed to release a Breaching Purchaser from any liability resulting from such breach.

      26.6. Expiration of Subscription Rights. The Subscription Rights shall expire and become void for all purposes at 5:00 p.m. (New York City time) on the Subscription Deadline.

      26.7. Distribution of Subscription Rights Not Distributed to Holders of Allowed Convenience Claims. Holders of Allowed Convenience Claims against any of the Debtors shall not be distributed Subscription Rights on account of their Claims. Any Subscription Rights that would have been distributable to holders of Allowed Convenience Claims had such Claims received the treatment provided to Allowed General Unsecured Claims against the Debtors shall be distributed (i) in the case of holders of Allowed Convenience Claims in an amount less than $2,300, PRO RATA to the holders of Allowed General Unsecured Claims against the Debtors, and (ii) in the case of holders of Allowed General Unsecured Claims in an amount greater than $2,300 but who elect to have their Claims treated as Allowed Convenience Claims by so indicating on their respective Ballots, PRO RATA to Whippoorwill and Bay Harbour.

      26.8. Distribution of Unsecured Creditors Warrants. On the Effective Date, New Barneys will issue to holders of General Unsecured Claims their Ratable Proportion of the Unsecured Creditors Warrants to purchase up to 1,013,514 shares of New Common Stock at an exercise price of $8.68 per share, representing approximately 7 1/2% of the shares of New Common Stock to be outstanding on the Effective Date. The Unsecured Creditors Warrants will expire on May 15, 2000. The Unsecured Creditors Warrants, including the method for exercising same, shall be governed by the Unsecured Creditors Warrant Agreement, which agreement shall be substantially in the form included in the Plan Supplement. New Barneys will agree that for so long as any of the Unsecured Creditors Warrants are outstanding, any issuance of common stock of New Barneys to Affiliates at a price below the then market value of such common stock must be approved by a majority of the Independent Directors provided that at the time of such issuance there are still Independent Directors seated on the board of directors of New Barneys.

XXVII. SECTION TWENTY-SEVEN: ACCEPTANCE OR REJECTION OF THIS PLAN

      27.1. Voting Rights. Only holders of Claims against the Debtors on the Record Date shall be entitled to vote to accept or reject this Plan within the class of Claims that such holder's claim is classified hereunder. In order for a Ballot to be counted as a vote to accept or reject this Plan, such Ballot must be received by the Ballot Agent by the Ballot Date. The holder of more than one Claim or Equity Interest classified in a single class of Claims or Equity Interests shall be entitled to vote each such Claim or Equity Interest separately to accept or reject the Plan (despite the fact that such holder may receive only one Ballot for purposes of voting) and each such vote shall be counted


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

separately in determining whether the class within which such Claim or Equity Interest is classified has accepted or rejected the Plan.

      27.2. Acceptance by a Class of Claims or Equity Interests. Consistent with section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, a Class of Claims shall have accepted this Plan if it is accepted by at least two-thirds in dollar amount and one-half in number of the holders of Allowed Claims in such Class that have timely and properly voted to accept or reject this Plan. Consistent with section 1126(d) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, a Class of Equity Interests shall have accepted this Plan if it is accepted by at least two-thirds in amount of the Allowed Equity Interests in such Class that have timely and properly voted to accept or reject this Plan.

      27.3. Impaired Classes to Vote. Unless otherwise indicated, each impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject this Plan.

      27.4. Elimination of Classes. Any Class of Claims in which there are no holders as of the date of the commencement of the Confirmation Hearing shall be deemed deleted from this Plan for purposes of voting on this Plan, and for purposes of determining acceptance or rejection of this Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

      27.5. Nonconsensual Confirmation. If any impaired Class of Claims or Equity Interests shall not have accepted this Plan by the requisite statutory majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Plan Proponents reserve the right to (a) request the Bankruptcy Court to confirm this Plan pursuant to section 1129(b) of the Bankruptcy Code, or (b) modify this Plan in accordance with section 35.2 hereof.

XXVIII. SECTION TWENTY-EIGHT: MEANS OF IMPLEMENTATION

            Each of the transactions required to implement this Plan shall be implemented in accordance with this section 28 and the Restructuring Transactions described in Schedule 28 hereto. The descriptions in this section of the organizational and ownership structures, governance and assets and liabilities of the Entities to be organized and reorganized under the Plan assume that the transactions required to implement this Plan have been completed.

      28.1. New Barneys.

            28.1.1. Organization of New Barneys. By the Effective Date, New Barneys will be organized as a Delaware corporation by the filing of a Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of

Incorporation of New Barneys, together with any amendments thereto, shall provide that (a) the issuance of non-voting equity securities shall be prohibited, as required by section 1123(a)(6) of the Bankruptcy Code, and (b) the New Common Stock and the New Preferred Stock shall be authorized. The provisions of this Plan shall be effectuated by New Barneys without any further action of or by the stockholders or directors of New Barneys or any of the other Debtors and Debtors in Possession.

            28.1.2. Issuance of Equity Securities by New Barneys. The issuance of the following equity securities by New Barneys, which shall contain the terms described in the Disclosure Statement and shall be in substantially the form included in the Plan Supplement, is hereby authorized pursuant to section 1145 of the Bankruptcy Code, as applicable, without further action under applicable law:

            (a) 12,500,000 shares of New Common Stock, par value $0.01 per share;

            (b) 20,000 shares of New Preferred Stock to be issued pursuant to paragraphs 3(e) and (f) of the Restructuring Transactions;

            (c) the Subscription Rights to be issued pursuant to section 26 of this Plan, including the common stock of New Barneys to be issued upon the exercise thereof;

            (d) the Unsecured Creditors Warrants to be issued pursuant to section 26 of this Plan, including the common stock of New Barneys to be issued upon the exercise thereof;

            (e) the Isetan Warrants to be issued pursuant to section 2.2 of this Plan, including the common stock of New Barneys to be issued upon the exercise thereof; and

            (f) the option to purchase the Purchased Option Shares, including the common stock of New Barneys to be issued upon the exercise thereof.

            28.1.3. Assets and Liabilities of New Barneys. On the Effective Date, New Barneys will own, among other assets, 100% of the outstanding capital stock of Barneys, free and clear of all Liens, Claims and encumbrances (except any Liens granted to secure the Exit Facility and other than obligations of the Debtors set forth in section 28.2.10 hereof which survive termination of the BankBoston DIP Facility or as set forth in sections 33 and 34 hereof with respect to such facility). New Barneys shall guarantee the obligations of (i) Barneys under the Isetan Subordinated Note, (ii) Barneys under the BI-Equipment Lessors Note, the Copelco Note and the Hancock Note, (iii) Barneys (NY) Lease Corp., Barneys (CA) Lease Corp. and Barneys America (Chicago) Lease Corp. under the New Leases, and (iv) BNY Licensing under the New Trademark License Agreement. Other than these guarantees and certain potential indebtedness under the Exit Facility, on the Effective Date, it is not anticipated that New Barneys will have any material indebtedness.


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

            28.1.4. Governance of New Barneys. From and after the Effective Date, the business and affairs of New Barneys will be managed by and under the direction of the Board of Directors, the members of which will be designated as follows: (i) Whippoorwill and Bay Harbour shall each have the exclusive right to designate three (3) members of the Board of Directors (for a total of six (6) directors) without the approval of the Committee or any other party as to the identities of such directors, (ii) Isetan shall have the exclusive right to designate one (1) member of the Board of Directors who shall either be an employee of Isetan or, if not, such director shall be reasonably acceptable to the Plan Proponents, (iii) the Chief Executive Officer of New Barneys shall be designated a member of the Board of Directors, and (iv) the remaining three (3) directors shall be independent, i.e., neither Affiliates of Whippoorwill, Bay Harbour or Isetan nor employees of Barneys (the "Independent Directors") and shall be nominated jointly by Whippoorwill and Bay Harbour after consultation with the Committee and after considering the recommendations of the Committee. The designation of any of the Independent Directors to the Board of Directors shall be subject to the approval of the Committee, which approval shall not be unreasonably withheld or delayed. Whippoorwill and Bay Harbour shall not remove, or cause to be removed, the Independent Directors from the Board of Directors of New Barneys for a minimum of one (1) year following the Effective Date, absent special circumstances. The identities of all directors of New Barneys on the Effective Date, to the extent known prior to the Confirmation Date, shall be disclosed in the Plan Supplement. Thereafter, the composition of the Board of Directors of New Barneys will be determined in accordance with the Certificate of Incorporation of New Barneys and applicable state law. Whippoorwill and Bay Harbour have agreed that for a period of five (5) years, each of them will vote any shares of New Barneys held by them in favor of one (1) director nominated by Isetan who shall either be an employee of Isetan or, if not, such director shall be reasonably acceptable to Whippoorwill and Bay Harbour (the "Isetan Board Designee"). In addition, Isetan will have the right, for a period of five (5) years, to appoint one observer to the Board of Directors of New Barneys. On the Effective Date, Whippoorwill, Bay Harbour and Isetan shall execute an agreement respecting the foregoing voting arrangements, which agreement shall be substantially in the form included in the Plan Supplement.

            28.1.5. Financial Reporting. In the event that New Barneys has not registered the New Common Stock under the Securities and Exchange Act of 1934, as amended, within six (6) months of the Effective Date, then New Barneys shall make publicly available its financial statements for the first six (6) months of each fiscal year within 60 days after the end of such six (6) month period and its financial statements for the full fiscal year within 120 days after the end of each fiscal year.

      28.2. Barneys, Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp.

            28.2.1. Organization of Barneys. On the Effective Date, 100% of the outstanding capital stock of Barneys will be owned by New Barneys, free and clear of all Liens, Claims and encumbrances (except for any Liens granted to secure the Exit Facility).


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

            28.2.2. Capital Stock of Barneys. On the Effective Date, the authorized capital stock of Barneys shall consist only of common stock in such amount and have the par value and other rights, privileges, limitations and restrictions as are set forth in Barneys existing Certificate of Incorporation, except as same is amended pursuant to the terms of this Plan and the Restructuring Transactions.

            28.2.3. Organization of Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp. By the Effective Date, Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp. will be organized as Delaware corporations by the filing of Certificates of Incorporation with the Secretary of State of the State of Delaware. The Certificates of Incorporation of Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp., respectively, shall provide that the issuance of non-voting equity securities shall be prohibited, as required by section 1123(a)(6) of the Bankruptcy Code. On the Effective Date, 100% of the outstanding capital stock of both Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp. will be owned by Barneys.

            28.2.4. Capital Stock of Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp. On the Effective Date, each of Barneys (CA) Lease Corp. and Barneys
(NY) Lease Corp. will issue 100 shares of common stock, which shall constitute all of the outstanding shares of common stock of such corporations, to Barneys. Such common stock shall have the rights, privileges, limitations and restrictions set forth in the respective Certificates of Incorporation of Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp.

            28.2.5. Subleases Between Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp. and Barneys. On the Effective Date, Barneys (CA) Lease Corp., with respect to the Beverly Hills Property, and Barneys (NY) Lease Corp., with respect to the Madison Avenue Property, shall each execute a sublease with Barneys, as sublessee, granting Barneys the right to use and occupy each of the Beverly Hills Property and the Madison Avenue Property, respectively, which subleases shall grant Barneys all of the same use and occupancy rights for the Beverly Hills Property and the Madison Avenue Property, respectively, as are granted to Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp. under the New Leases with Isetan. Barneys shall continue to manage and operate all retail operations at the Beverly Hills Property and the Madison Avenue Property.

            28.2.6. Assets and Liabilities of Barneys. On the Effective Date, Barneys will own the following assets, among others, free and clear of all Liens, Claims and encumbrances (except for Liens granted to secure the Exit Facility, the BI-Equipment Lessors Note, the Copelco Note, the Hancock Note and other than obligations of the Debtors set forth in section 28.2.10 hereof which survive termination of the BankBoston DIP Facility or as set forth in sections 33 and 34 hereof with respect to such facility):

                  100% of the outstanding capital stock of Barneys America 100% of the outstanding capital stock of BNY Licensing
                  100% of the outstanding capital stock of Barneys (CA) Lease Corp.
                  100% of the outstanding capital stock of Barneys (NY) Lease Corp.


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

                  100% of the outstanding capital stock of Basco
                  100% of the outstanding capital stock of PFP

            On the Effective Date, Barneys will be a borrower or an obligor, as the case may be, under (i) the Isetan Subordinated Note, (ii) the BI-Equipment Lessors Note, the Copelco Note and the Hancock Note, and (iii) the Exit Facility. Barneys will also be a guarantor of the obligations of (i) Barneys
(CA) Lease Corp., Barneys America (Chicago) Lease Corp. and Barneys (NY) Lease Corp. under the New Leases for the Beverly Hills Property, the Chicago Property and the Madison Avenue Property, respectively, and (ii) BNY Licensing under the New Trademark License Agreement.

            28.2.7. Governance of Barneys. On the Effective Date, the business and affairs of Barneys will be managed by and under the direction of a Board of Directors elected by New Barneys, Barneys sole stockholder. For so long as the Isetan Board Designee is a member of the Board of Directors of New Barneys, New Barneys shall nominate and vote to elect the Isetan Board Designee as a member of the Board of Directors of Barneys.

            28.2.8. Governance of Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp. From and after the Effective Date, the business and affairs of each of Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp., respectively, will be managed by and under the direction of the Board of Directors elected by Barneys, their respective sole stockholder.

            28.2.9. Existing Leases for Beverly Hills Property and Madison Avenue Property. Pursuant to section 31.1 of this Plan, the Existing Leases for the Beverly Hills Property and the Madison Avenue Property, respectively, shall be amended and restated as the New Leases for such properties and then such leases shall be assumed by Barneys and assigned to and assumed by Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp., as applicable.

            28.2.10. Repayment of BankBoston DIP Facility. Except for such obligations of the Debtors that survive the termination of the BankBoston DIP Facility, on the Effective Date, all obligations of the Debtors under the BankBoston DIP Facility shall be paid or otherwise satisfied in full in accordance with the terms of the BankBoston DIP Facility.

            28.2.11. Deferral of Interest Payments on Isetan Subordinated Note. Interest payable under the Isetan Subordinated Note on each of the first four scheduled semi-annual interest payment dates shall either be paid in cash or, if a majority of the Independent Directors determine, with respect to any or all of such interest payments, that it would be in the best interests of Barneys, based on all factors deemed by the Independent Directors to be relevant (including, without limitation, Barneys' cash flow, availability under the Exit Facility, scheduled fixed payment obligations and business plan requirements), then such interest payment or payments shall accrue and be deemed


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

added to the principal amount of the Isetan Subordinated Note on the scheduled interest payment date for such payment or payments.

            28.2.12. BNY Licensing. Pursuant to 24.1 of the Plan, BNY Licensing will be deemed to have rejected the Trademark License Agreement and the Technical Assistance Agreement. Any Claim of Preen for damages resulting from the rejection of such agreements shall be for voting and distribution purposes conclusively assigned no value or disallowed by agreement of Preen. On the Effective Date, and in accordance with the Restructuring Transactions, BNY Licensing shall (i) execute the New Trademark License Agreement with Barneys Japan, (ii) deliver the Minimum Royalty Assignment to Isetan, in full and complete satisfaction of the obligations of BNY Licensing under the BNY Licensing Note and (iii) grant the Barneys Asia License to Barneys Asia.

            28.2.13. BNY Leasing. On the Effective Date or as soon thereafter as is reasonably practical, following the implementation of the Restructuring Transactions, BNY Leasing shall merge with and into Barneys in accordance with applicable state law.

            28.2.14. Exit Facility. To finance the Cash requirements to consummate this Plan and to provide Barneys and its affiliates with working capital on a going-forward basis, on the Effective Date, the Exit Facility, which shall be in an amount of not less than $115 million, shall be entered into by Barneys, which may be secured by certain assets of Barneys and/or its Affiliates and may be guaranteed by certain Affiliates of Barneys.

      28.3. Barneys America and Barneys America (Chicago) Lease Corp.

            28.3.1. Organization of Barneys America. On the Effective Date, 100% of the outstanding capital stock of Barneys America will be owned by Barneys, free and clear of all Liens, Claims and encumbrances (except any Liens granted to secure the Exit Facility).

            28.3.2. Capital Stock of Barneys America. On the Effective Date, the authorized capital stock of Barneys America shall consist only of common stock in such amount and have the par value and other rights, privileges, limitations and restrictions as are set forth in Barneys America's existing Certificate of Incorporation, except as same is amended pursuant to the terms of this Plan and the Restructuring Transactions.

            28.3.3. Organization of Barneys America (Chicago) Lease Corp. By the Effective Date, Barneys America (Chicago) Lease Corp. will be organized as a Delaware corporation by the filing of a Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Incorporation of Barneys America (Chicago) Lease Corp. shall provide that the issuance of non-voting equity securities shall be prohibited, as required by section 1123(a)(6) of the Bankruptcy Code. On the Effective Date, 100% of the outstanding capital stock of Barneys America (Chicago) Lease Corp. will be owned by Barneys America.


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

            28.3.4. Capital Stock of Barneys America (Chicago) Lease Corp. On the Effective Date, Barneys America (Chicago) Lease Corp. will issue 100 shares of common stock, which shall constitute all outstanding shares, par value $0.01 per share, to Barneys America. Such common stock shall have the rights, privileges, limitations and restrictions set forth in the Certificate of Incorporation of Barneys America (Chicago) Lease Corp.

            28.3.5. Existing Lease for Chicago Property. Pursuant to section
31.1 of this Plan, the Existing Lease for the Chicago Property shall be amended and restated as the New Lease for such property and then such lease shall be assumed by Barneys America and assigned to and assumed by Barneys America (Chicago) Lease Corp.

            28.3.6. Sublease Between Barneys America (Chicago) Lease Corp. and Barneys America. On the Effective Date, Barneys America (Chicago) Lease Corp., with respect to the Chicago Property, shall execute a sublease with Barneys America, as sublessee, granting Barneys America the right to use and occupy the Chicago Property, which sublease shall grant Barneys America all of the same use and occupancy rights for the Chicago Property as are granted to Barneys America (Chicago) Lease Corp. under the New Lease with Isetan. Barneys America shall continue to manage and operate all retail operations at the Chicago Property.

            28.3.7. Assets and Liabilities of Barneys America. On the Effective Date, Barneys America will own, among other assets, 100% of the outstanding capital stock of Barneys America (Chicago) Lease Corp., free and clear of all Liens, Claims and encumbrances (except for Liens granted to secure the Exit Facility). Barneys America shall guarantee the obligations of Barneys America (Chicago) Lease Corp. under the New Lease for the Chicago Property with Isetan.

            28.3.8. Governance of Barneys America. On the Effective Date, the business and affairs of Barneys America will be managed by and under the direction of a Board of Directors elected by Barneys, Barneys America's sole stockholder.

            28.3.9. Governance of Barneys America (Chicago) Lease Corp. From and after the Effective Date, the business and affairs of Barneys America (Chicago) Lease Corp. will be managed by and under the direction of the Board of Directors elected by Barneys America, its sole stockholder.

      28.4. Preen Debtors.

            28.4.1. BNY Credit LP. On the Effective Date, Isetan shall assign its Equity Interests in BNY Credit LP to Prescredit. Upon such assignment, and in accordance with the Restructuring Transactions, Prescredit and BNY Credit shall cause BNY Credit LP to be dissolved in accordance with applicable state law.


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

            28.4.2. Madneer. On the Effective Date, Madneer shall assume the lease with the Hotel Pierre for the Hotel Pierre Space. Madneer shall assign to Barneys all of its rights under such lease upon Barneys becoming successor sublessor for the Hotel Pierre Space.

            28.4.3. Assignment of Assets of Preen Debtors. Except as otherwise provided in this Plan, the Preen Debtors shall assign all of their respective assets either to Barneys or to Isetan in accordance with the Restructuring Transactions.

            28.4.4. Merger of Preen Debtors Into Preen. On the Effective Date, following the implementation of the Restructuring Transactions, each of the Preen Debtors, other than Preen, shall merge with and into Preen in accordance with applicable state law.

            28.4.5. Dissolution of Preen. Following the implementation of the Restructuring Transactions and the merger described in section 28.4.2 of this Plan, all of the outstanding capital stock of Preen will be cancelled and Preen will be dissolved in accordance with applicable state law.

      28.5. Reen Japan. On the Effective Date, the Pressman Family shall assign their Equity Interests in Reen Japan to Preen. Preen shall then cause Reen Japan to assign all of its assets to Barneys (other than its Equity Interests in Barneys Japan), and assign, transfer and convey its 20% interest in Barneys Japan to Isetan, free and clear of all Liens, Claims and encumbrances, in accordance with the Isetan Settlement and the Restructuring Transactions. Following the implementation of the Isetan Settlement and the Restructuring Transactions, all of the outstanding capital stock of Reen Japan will be cancelled and Reen Japan will be dissolved in accordance with applicable state law.

      28.6. Barneys Asia. By the Effective Date, Barneys Asia shall be organized as a Delaware limited liability company with an operating agreement substantially in the form included in the Plan Supplement. BNY Licensing shall hold a 70% membership interest in Barneys Asia and Isetan or its designee shall hold a 30% membership interest therein, with BNY Licensing having the right to a preferred return, in accordance with the Isetan Settlement. On the Effective Date, BNY Licensing and Isetan shall execute the Operating Agreement for Barneys Asia, which shall be substantially in the form included in the Plan Supplement. On the Effective Date, Barneys Asia will enter into a license agreement with BNY Licensing, pursuant to which it will be the licensee under the Barneys Asia License Agreement.

      28.7. Pressman Letters of Credit. Barneys shall use its reasonable best efforts to procure replacement letters of credit in the same amount and on the same terms as the Pressman Letters of Credit on or prior to the Effective Date. Upon obtaining such replacement letters of credit, the Debtors will cause the Pressman Letters of Credit to be withdrawn by the issuers of same and all guarantees of the Pressman Letters of Credit by


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

members of the Pressman Family shall be released and cancelled in accordance with the Pressman Settlement.

      28.8. Transfer of Title to Equipment Subject to Equipment Leases. On the Effective Date, in exchange for the consideration provided to the Equipment Lessors under this Plan and pursuant to section 1142 of the Bankruptcy Code, the Equipment Lessors shall transfer, or be directed by the Bankruptcy Court to transfer, all right, title and interest in the equipment subject to the Equipment Leases to Barneys or its designee, free of all Claims, Liens and encumbrances (except for any Liens securing the BI-Equipment Lessors Note, the Copelco Note and the Hancock Note, respectively) and shall further cancel or be ordered by the Bankruptcy Court to cancel, or cause to be cancelled or be ordered by the Bankruptcy Court to cause to be cancelled, all existing financing statements filed pursuant to the U.C.C. or other applicable state law. On the Effective Date, the Debtors and the Equipment Lessors shall execute security agreements with respect to the Equipment Lessors Notes and all required U.C.C. filings to perfect the Equipment Lessors Liens with respect to the Equipment Lessors Notes shall be executed.

      28.9. Isetan Reimbursement Obligation. To the extent that the cost of satisfying all Secured Mechanics Lien Claims and Construction Claims hereunder exceeds $3 million, Isetan shall reimburse the Debtors for 50% of such excess amount on the terms, and subject to the conditions, contained in the Isetan Settlement. The cost of distributions to holders of Secured Mechanics Lien Claims and Construction Claims will be aggregated to determine the amount of the Isetan Reimbursement obligation, if any.

      28.10. Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under this Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

XXIX. SECTION TWENTY-NINE: PROVISIONS GOVERNING DISTRIBUTIONS UNDER THIS PLAN

      29.1. Date of Distributions. Any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon as practicable thereafter. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

      29.2. Delivery of Distributions. Subject to Rule 9010 of the Bankruptcy Rules, distributions to holders of Allowed Claims and Allowed Equity Interests (including Subscription Forms) shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court, unless superseded by the address set forth on proofs of claim or proofs of equity interest filed by such holders (or at the last known


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

address of such a holder if no proof of claim or proof of equity interest is filed or if the Debtors have been notified in writing of a change of address). If any Claim has been assigned pursuant to Bankruptcy Rule 3001(e), distributions on account thereof shall be made at the address contained on the notice of assignment form, provided that such form is received by the Debtors on or prior to the Record Date. Notwithstanding the foregoing, distributions of Offered Shares to holders of Subscription Rights shall be made at the address provided by the holder of such Subscription Rights on the Subscription Form. If any distribution to any holder or any Subscription Form is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made, or Subscription Form sent, unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest. Amounts in respect of any undeliverable distributions made through the Disbursing Agent shall be returned to the Disbursing Agent until such distribution is claimed. If no proofs of claim are filed and the Schedules filed with the Bankruptcy Court fail to state addresses for holders of Allowed Claims, such Allowed Claims shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the first date on which delivery of that distribution was reasonably attempted pursuant hereto. After such date, all unclaimed property shall be transferred to New Barneys and the Claim of any holder to such property shall be discharged and forever barred.

      29.3. Time Bar to Cash Payments. Checks issued by the Disbursing Agent on account of Allowed Claims shall be null and void if not negotiated within sixty
(60) days after the date of issuance thereof. Requests for reissuance of any check shall be made in writing directly to the Disbursing Agent by the holder of the Allowed Claim with respect to which such check originally was issued. Any Claim in respect of such a voided check shall be made in writing on or before the later of the first anniversary of the Effective Date or ninety (90) days after the date of issuance of such check. After such date, all Claims in respect of void checks shall be discharged and forever barred.

      29.4. Manner of Payment Under this Plan. At the option of the Plan Proponents, any Cash payment to be made pursuant to this Plan, other than to Isetan, may be made by a check or wire transfer of Federal funds or as otherwise required or provided in applicable agreements. All Cash payments to be made to Isetan under this Plan shall be made by certified check or wire transfer of immediately available funds, at the option of the Plan Proponents.

      29.5. Cap on Distributions. In no event shall a holder of an Allowed Claim or an Allowed Equity Interest receive a distribution on account of such Allowed Claim or Allowed Equity Interest of a value, as of the Confirmation Date, greater than 100% of the Allowed amount of such Claim or Equity Interest.

      29.6. Allocations of Distributions to Allowed General Unsecured Claims. Any distributions received by a holder of an Allowed General Unsecured Claim shall be


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

allocated first to the principal portion of such Claim to the extent thereof, and thereafter to the portion of such Claim, if any, representing accrued interest.

      29.7. Cancellation and Surrender of Existing Securities and Agreements. Except as otherwise provided herein and in accordance with the Restructuring Transactions, on the Effective Date, the promissory notes, share certificates and other instruments evidencing any Claim or Equity Interest shall be deemed cancelled and terminated without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors thereunder shall be discharged.

      29.8. Setoffs. Except as otherwise provided in this Plan, the Debtors may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors of any right of setoff the Debtors may have against the holder of such Claim.

      29.9. Fractional Cents and Fractional Shares of New Common Stock. Notwithstanding any other provision of the Plan to the contrary, no payment of fractions of cents will be made. Whenever a payment of a fraction of a cent would otherwise be required, the actual payment shall reflect a rounding up of such fraction to the nearest whole cent. Notwithstanding any other provision of the Plan to the contrary, no fractional shares of New Common Stock shall be distributed. When any distribution on account of a Disputed or Allowed General Unsecured Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded to the next higher or lower number, as follows:
(i) fractions equal to or greater than one-half will be rounded to the next higher whole number; and (ii) fractions less than one-half will be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a Class of Claims will be adjusted as necessary to account for this rounding. No consideration will be provided in lieu of fractional shares that are rounded down.

      29.10. Registration of New Common Stock. New Barneys, Whippoorwill, Bay Harbour and Isetan shall execute a registration rights agreement with respect to the distribution and issuance of New Common Stock made to Whippoorwill, Bay Harbour, Isetan and certain eligible holders of Allowed General Unsecured Claims (as provided in this paragraph) under or in connection with this Plan, which agreement shall provide (i) demand and piggyback registration rights to Whippoorwill and Bay Harbour with respect to their shares of New Common Stock,
(ii) piggyback registration rights to Isetan with respect to the Isetan Distributable Shares and any shares of common stock of New Barneys purchased by Isetan through the exercise of the Isetan Warrants, and (iii) piggyback registration rights to any holder of an Allowed General Unsecured Claim or Claims against the Debtors who receives at least 10% of the outstanding New Common Stock issued on Effective Date on account of its Claims. The registration rights agreement shall otherwise contain the terms described in the Disclosure Statement and be substantially in the form included in the Plan Supplement.

XXX. SECTION THIRTY: PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS UNDER
                     THIS PLAN

      30.1. Prosecution of Objections. On and after the Effective Date, New Barneys will have the authority and exclusive right to file, settle, compromise, withdraw or litigate to judgment objections to the allowance of Claims and Equity Interests, whether arising before or after the Commencement Date, filed with the Bankruptcy Court to which New Barneys, as agent for the Debtors, disputes liability in whole or part; provided, however, that any compromise of a Secured Mechanics Lien Claim or Construction Claim shall be subject to the approval of Isetan in accordance with the Isetan Settlement, which approval shall not be unreasonably withheld or delayed. Unless another date is established by order of the Bankruptcy Court, all objections to Claims and Equity Interests shall be filed and served on the holders of such Claims and Equity Interests by the later of (i) the Effective Date and (ii) sixty (60) days after proof of such Claim or Equity Interest is filed by the holder thereof.

      30.2. No Distributions Pending Allowance. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim, but the payment or distribution provided hereunder shall be made on account of the portion of such Claim that is an Allowed Claim.

      30.3. Disputed Administrative Claims Cash Reserve.

            (a) Estimation. For purposes of effectuating the reserve provisions of the Plan and the allocations and distributions to holders of Allowed Administrative Claims and Priority Non-Tax Claims, the Bankruptcy Court will, on or prior to the Effective Date, pursuant to section 502 of the Bankruptcy Code, fix or liquidate the amount of any contingent or unliquidated Administrative Claim or Priority Non-Tax Claim not otherwise treated under this Plan, in which event the amount so fixed will be deemed the Allowed amount of such Claim for purposes of this Plan or, in lieu thereof, the Bankruptcy Court will determine the maximum contingent or unliquidated amount for such Claim, which amount will be the maximum amount in which such Claim ultimately may be Allowed under this Plan, if such Claim is Allowed in whole or part.

            (b) Creation of Reserve. On the Effective Date, the Disbursing Agent shall deposit in one or more segregated accounts as the Disputed Administrative Claims Cash Reserve an amount of Cash required to pay in full all Disputed Administrative Claims without interest thereon and Disputed Priority Non-Tax Claims without interest thereon. The Cash held in the Disputed Administrative Claims Cash Reserve shall be held in trust for the benefit of holders of such Disputed Claims pending determination of their entitlement thereto. The Disbursing Agent will establish a reserve for Disputed Priority Tax Claims only if directed by order of the Bankruptcy Court.

      30.4. Disputed Claims Equity Reserve.

            (a) Estimation. For purposes of effectuating the reserve provisions of the Plan and the allocations and distributions to holders of Allowed General Unsecured Claims, the Bankruptcy Court will, on or prior to the Effective Date, pursuant to section 502 of the Bankruptcy Code, fix or liquidate the amount of any contingent or unliquidated General Unsecured Claim, in which event the amount so fixed will be deemed the Allowed amount of such Claim for purposes of this Plan or, in lieu thereof, the Bankruptcy Court will determine the maximum contingent or unliquidated amount for such Claim, which amount will be the maximum amount in which such Claim ultimately may be Allowed under this Plan, if such Claim is Allowed in whole or part.

            (b) Creation of Reserve. On the Effective Date, the Disbursing Agent shall transfer to the Disputed Claims Equity Reserve that number of Distributable Shares and Unsecured Creditors Warrants that would be distributable on account of the aggregate amount of Disputed General Unsecured Claims as if they were Allowed General Unsecured Claims against the Debtors in their respective Maximum Allowable Amounts on the Effective Date. The Distributable Shares and Unsecured Creditors Warrants held in the Disputed Claims Equity Reserve, along with any dividends or other distributions accruing with respect thereto, shall be held in trust for the holders of Disputed General Unsecured Claims as of the Effective Date pending determination of their entitlement thereto. Each holder of a Disputed General Unsecured Claim as of the Effective Date entitled to be distributed New Common Stock and Unsecured Creditors Warrants shall not have the rights of holders (including voting rights) with respect to such interests until such time, if any, that such interests are released to such holder. For all purposes, the Disbursing Agent shall be deemed the holder of all Distributable Shares and Unsecured Creditors Warrants held in the Disputed Claims Equity Reserve pending their release therefrom; PROVIDED, HOWEVER, that the Disbursing Agent shall abstain from exercising any and all voting rights in respect of the Distributable Shares held in the Disputed Claims Equity Reserve unless otherwise ordered by the Bankruptcy Court on motion of a holder of a Disputed General Unsecured Claim as of the Effective Date.

            (c) Tax Reporting. Subject to definitive guidance from the Internal Revenue Service or the courts to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the Disbursing Agent), the Disbursing Agent shall treat the Disputed Claims Equity Reserve as a single trust, consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the IRC (Sections 641 ET SEQ.) and, to the extent permitted by law, shall report consistently with the foregoing for state and local federal income tax purposes. All holders of General

Unsecured Claims shall report, for tax purposes, consistently with the foregoing. In addition, the Disbursing Agent is hereby authorized, on behalf of the Disputed Claims Equity Reserve, to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all taxable periods of the Disputed Claims Equity Reserve ending after the Effective Date through the termination of the Disputed Claims Equity Reserve in accordance with the Plan.

      30.5. Distributions After Allowance. Payments and distributions to each holder of a Disputed Claim or any other Claim that is not an Allowed Claim, to the extent that such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of this Plan, including the provision governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or any other Claim that is not an Allowed Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any Distributable Shares and Unsecured Creditors Warrants that would have been distributed to such holder if the Claim had been an Allowed Claim on the Effective Date. In the case of a holder of a Disputed General Unsecured Claim that becomes an Allowed General Unsecured Claim, such distribution shall include a payment in Cash equal to any accrued dividends or other distributions with respect to the Distributable Shares held in the Disputed Claims Equity Reserve on account of such holder's General Unsecured Claim.

      30.6. Distributions After Disallowance.

            (a) Disputed Administrative Claims Cash Reserve. To the extent that, after the Effective Date, a Disputed Administrative Claim or Disputed Priority Non-Tax Claim is disallowed and expunged, in whole or part, then an amount equal to the amount reserved in the Disputed Administrative Claims Cash Reserve equal to the disallowed portion of such Claim together with any accrued net interest with respect thereto shall be transferred by the Disbursing Agent to Barneys.

            (b) Disputed Claims Equity Reserve. To the extent that, after the Effective Date, a Disputed General Unsecured Claim against any of the Debtors is disallowed and expunged, in whole or part, then the holders of Allowed General Unsecured Claims against the Debtors shall each be redistributed their respective Ratable Proportion of the Distributable Shares and Unsecured Creditors Warrants reserved in the Disputed Claims Equity Reserve on account of such disallowed Claim, and any dividends or other distributions accrued with respect thereto. Any redistribution of Distributable Shares and Unsecured Creditors Warrants from the Disputed Claims Equity Reserve shall be made three
(3) months after the Effective Date and, if necessary, every three (3) months thereafter (provided that there are at least 500,000 shares in the Disputed Claims Equity Reserve to distribute, except for a final distribution after all Disputed General Unsecured Claims are either Allowed or expunged) until all Disputed General Unsecured Claims have been Allowed or expunged, in whole or part, and no redistribution shall be made prior thereto. Any redistribution of Distributable Shares and Unsecured Creditors


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Warrants to the holders of Allowed General Unsecured Claims from the Disputed
Claims Equity Reserve shall be subject to the provisions of this Plan relating to distributions of fractional shares of New Common Stock.

      30.7. Estimation of Disputed General Unsecured Claims for Purposes of Participation in the SUBSCRIPTION RIGHTS OFFERING. A holder of a Disputed General Unsecured Claim against the Debtors that is the subject of a pending objection pursuant to Bankruptcy Rule 3007 may participate in the Subscription Rights Offering as specified only to the extent that the Bankruptcy Court estimates on or before the Subscription Deadline such Disputed Claim as an Allowed General Unsecured Claim, in whole or part. The holder of a Disputed General Unsecured Claim shall be required to file a motion seeking estimation of such Claim. The estimation by the Bankruptcy Court of such Disputed Claim as an Allowed General Unsecured Claim, in whole or part, shall act as a limit on the holder's right to participate in the Subscription Rights Offering. If after estimation of such Disputed Claim as an Allowed General Unsecured Claim, such claim is expunged in part or in its entirety with respect to the amount estimated by the Bankruptcy Court to be an Allowed General Unsecured Claim, such holder's right to participate in the Subscription Rights Offering, and its right to exercise its Subscription Rights issued on account of the previously estimated Claim, shall remain unaffected.

XXXI. SECTION THIRTY-ONE: PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED
                          LEASES UNDER THIS PLAN

      31.1. General Treatment. This Plan constitutes a motion by the Debtors to assume, as of the Confirmation Date, all executory contracts and unexpired leases to which any of the Debtors is a party, except for the executory contracts and unexpired leases, including the Technical Assistance Agreement, the Trademark License Agreement and those executory contracts and unexpired leases that are specifically listed on Schedule 31 hereto which are rejected. The insurance policies set forth in Schedule 31 to this Plan and any agreements, documents or instruments relating thereto, including without limitation, any retrospective premium rating plans relating to such policies, are treated as executory contracts hereunder and are hereby assumed pursuant to section 365(a) of the Bankruptcy Code.

      31.2. Approval of Assumption or Rejection of Leases and Contracts. Entry of the Confirmation Order shall, pursuant to sections 365(a) and 1123 of the Bankruptcy Code, constitute approval by the Bankruptcy Court of the assumption or rejection of the executory contracts and unexpired leases assumed or rejected pursuant to this Plan.

      31.3. Cure of Defaults. On the Effective Date or as soon thereafter as is reasonably practical, the Debtors shall cure any and all defaults under any executory contract assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.


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      31.4. Bar Date for Filing Proofs of Claim Relating to Executory Contracts
Rejected Pursuant to the PLAN. Claims arising out of the rejection of an executory contract pursuant to this Plan must be filed with the Bankruptcy Court no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such contract or lease and (ii) notice of entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, and their property. Unless otherwise objected to by the Creditors Committee or the Disbursing Agent or ordered by the Bankruptcy Court, all Allowed Claims arising from the rejection of executory contracts shall be treated as Allowed General Unsecured Claims under the Plan and paid in accordance with the provisions of the Plan.

XXXII. SECTION THIRTY-TWO: CONDITIONS PRECEDENT TO THE CONFIRMATION DATE AND THE
                           EFFECTIVE DATE

      32.1. Conditions Precedent to Confirmation of this Plan. The confirmation of this Plan is subject to satisfaction of the following conditions precedent:

            (a) Entry of Confirmation Order. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order, which shall, among other things:

            (i) decree that the transfers contemplated hereunder shall be free and clear of all Claims, Liens and encumbrances, except as expressly provided herein;

            (ii) decree that the Confirmation Order shall supersede any Bankruptcy Court orders issued prior to the Confirmation Date that may be inconsistent with the Confirmation Order;

            (iii) authorize the implementation of this Plan in accordance with its terms;

            (iv) provide that pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by this Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax (including, without limitation, the transfer of the Debtors' interests in Newireen, Calireen, Rush Oak, Barneys Japan, Fener Realty Co., Oak Associates, LLC, the real property subject to the Aetna Mortgage and the Hokkaido Mortgages, respectively, Madneer's interests in the Madison Avenue Property, and any mortgages, or other security interest filings, to be recorded or filed in connection with the Exit Facility);

            (v) approve the Isetan Settlement and each of the terms thereof in all respects pursuant to Bankruptcy Rule 9019;


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            (vi) approve the Pressman Settlement and each of the terms thereof in all respects pursuant to Bankruptcy Rule 9019;

            (vii) approve the Equipment Lessors Settlement and each of the terms thereof in all respects pursuant to Bankruptcy Rule 9019;

            (viii) approve the other settlements, transactions and agreements to be effected pursuant to this Plan in all respects pursuant to Bankruptcy Rule 9019;

            (ix) approve the Stock Purchase Agreement; and

            (x) provide that if this Plan is not consummated, the Confirmation Order and all findings of fact and conclusions of law relating thereto shall be null and void and the Debtors, the Plan Proponents and other holders of Claims and Equity Interests, in relation to one another, shall stand in the same position as if this Plan had never been filed.

            (b) Exit Facility. A binding commitment letter for the Exit Facility, on terms reasonably acceptable to the Plan Proponents, shall have been obtained and the lenders committing to provide such financing must be reasonably acceptable to the Plan Proponents.

            (c) Material Adverse Change. There shall not have occurred since August 1, 1998 (except as disclosed in the Disclosure Statement with respect to the Fall 1998 Stub Period), a material adverse change in the business, assets, financial position, prospects or condition (financial or otherwise) of the Debtors on a consolidated basis.

            (d) Capital Markets. Subsequent to November 13, 1998, trading in securities generally on the New York Stock Exchange, the American Stock Exchange and/or the NASDAQ National Market shall not have been suspended or materially limited, nor shall minimum prices have been established by the Securities and Exchange Commission or by any exchange or other regulatory body or governmental authority having jurisdiction to establish same, nor shall a general banking moratorium have been declared by New York State or the United States government, nor shall there have been any outbreak or escalation of hostilities or any change in financial or capital market conditions or any calamity or crisis that is material and adverse, which event singly or together with any other such event, makes it impracticable or inadvisable to proceed with confirmation of this Plan.

            (e) Subscription Rights Offering. The Subscription Rights Offering and the issuance of the Unsecured Creditors Warrants, as well as the issuance of all New Common Stock upon the exercise thereof, shall have been approved pursuant to section 1145 of the Bankruptcy Code, by the Bankruptcy Court.


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

            (f) Ceiling on Administrative Claims. The Allowed amount of Administrative Claims asserted against the Debtors (including Claims of professionals for services rendered and expenses incurred, but exclusive of the amount of outstanding obligations under the BankBoston DIP Facility and exclusive of the amount of Allowed Administrative Claims payable by the Debtors in Possession or the reorganized Debtors, as the case may be, in the ordinary course of business or pursuant to any postpetition agreement or transaction entered into by the Debtors in Possession with Bankruptcy Court approval) shall not exceed $32 million.

            (g) Ceiling on Secured Mechanics Lien and Construction Claims. The aggregate cost of satisfying all Allowed Secured Mechanics Lien Claims and Allowed Construction Claims asserted against the Debtors as of the Confirmation Date shall not exceed $10 million without reduction to account for the Isetan Reimbursement Obligation.

            (h) Sale of New Preferred Stock. Whippoorwill and Bay Harbour shall have a binding agreement to sell to a third party any New Preferred Stock to be acquired by Whippoorwill and Bay Harbour on the Effective Date. Such agreement shall (i) contain representations and warranties from the third party purchaser to the effect that (a) it is not entitled to, and shall not, receive pursuant to the Plan any common stock of New Barneys (including pursuant to the exercise of any Subscription Rights or other rights granted under the Plan to acquire common stock of New Barneys), (b) it will not constructively own, pursuant to section 318 of the IRC (other than paragraph (4) thereof, relating to options), any common stock of New Barneys to be issued to any Person pursuant to the Plan (including pursuant to the exercise of any Subscription Rights or other rights granted under the Plan to acquire common stock of New Barneys), and (c) it will not otherwise purchase, or agree to purchase, any common stock of New Barneys for at least sixty (60) days after the Effective Date, and (ii) provide that New Barneys shall be a third party beneficiary of such representations and warranties.

            (i) Composition of Board of Directors of New Barneys. The Plan Proponents shall have agreed on the initial composition and membership of the Board of Directors of New Barneys, except with respect to the Isetan Board Designee, whose designation to the Board of Directors of New Barneys shall be made in accordance with section 28.1.4 of this Plan.

            (j) Entry of Order Approving Payment of Cash Fee and Reimbursable Expenses. The Bankruptcy Court shall have entered an order authorizing the Debtors to (i) pay a $2.5 million cash fee in the event that an alternative plan (which does not involve a standby underwriting of a rights offering by Whippoorwill and Bay Harbour) is confirmed and such plan provides for higher or better treatment to unsecured creditors and subject to Whippoorwill and Bay Harbour not having breached their obligations with respect to the Subscription Rights Offering and their other stock purchase obligations thereunder, and (ii) the reimbursement of Whippoorwill and Bay Harbour for out of pocket costs and expenses (including fees of attorneys, consultants and search firms


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

including amounts payable in connection with all filings under the Hart-Scott-Rodino Act) incurred by Whippoorwill and Bay Harbour in connection with the negotiation, formulation and consummation of the Plan, subject to the Bankruptcy Court finding such costs and expenses to be reasonable pursuant to sections 503, 507(a) and 1129(a)(4) of the Bankruptcy Code and such order shall have become a Final Order.

      32.2. Conditions Precedent to the Effective Date of this Plan. The occurrence of the Effective Date of this Plan is subject to satisfaction of the following conditions precedent:

            (a) Conditions to Confirmation Date Satisfied. All conditions precedent to the Confirmation Date have been satisfied and continue to be satisfied.

            (b) Closing of the Exit Facility. The Exit Facility shall have closed, or shall be closed concurrently with the Effective Date of this Plan, on terms reasonably acceptable to the Plan Proponents and the lenders providing such financing must be reasonably acceptable to the Plan Proponents.

            (c) Finality of the Confirmation Order. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall have become a Final Order.

            (d) DIP Facility. All financing provided to the Debtors pursuant to section 364 of the Bankruptcy Code, including the BankBoston DIP Facility, shall have been paid or replaced, or other arrangements satisfactory to the lenders providing such financing and the Plan Proponents, in their respective discretion, regarding the repayment and termination of such financing shall have been made.

            (e) Consummation of the Isetan Settlement. The Isetan Settlement shall have been fully consummated on the Effective Date.

            (f) Consummation of the Pressman Settlement. The Pressman Settlement shall have been fully consummated on the Effective Date.

            (g) Consummation of Equipment Lessors Settlement. The Equipment Lessors Settlement shall have been fully consummated.

            (h) Ceiling on General Unsecured Claims. The aggregate amount of General Unsecured Claims against the Debtors shall not exceed $325 million.

            (i) Issuance of New Preferred Stock. The issuance of the New Preferred Stock contemplated by this Plan and in paragraphs 3(e) and (f) of the Restructuring Transactions shall have occurred.

            (j) Property Transfers. The Bankruptcy Court shall have entered a Final Order decreeing that all transfers of property by any Debtor (i) are or will be legal,


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valid and effective transfers of property; (ii) vest or will vest in the transferee thereof good title to such property free and clear of all liens, charges, claims, encumbrances or interests, except as expressly provided in such Plan; (iii) do not and will not constitute avoidable transfers under Bankruptcy Code or under applicable nonbankruptcy law; and (iv) do not and will not subject the applicable transferee to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability.

            (k) Discharge of Debtors. Except with respect to obligations specifically contemplated by this Plan, the order approving the BankBoston DIP Facility and any Administrative Claims incurred postpetition by the Debtors in Possession in the ordinary course of their businesses or any Administrative Claims arising pursuant to postpetition agreements or transactions entered into by the Debtors in Possession with Bankruptcy Court approval, the Bankruptcy Court shall have entered a Final Order decreeing that the Debtors are discharged effective on the Effective Date (in accordance with this Plan) from any Claims and any "debts" (as that term is defined in section 101(12) the Bankruptcy
Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable or known or unknown that arose from any agreement of the Debtors entered into or obligation of such Debtor incurred before the Effective Date, or from any conduct of either of the Debtors prior to the Effective Date, or whether such interest accrued before or after the Commencement Date, except for the Debtors that are to be dissolved on or after the Effective Date.

            (l) Execution of Documents. All actions and documents necessary to implement the provisions of this Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Plan Proponents, and the documents necessary to implement the Isetan Settlement shall be reasonably satisfactory to Isetan, and such actions and documents shall have been effected or executed and delivered.

            (m) Effective Date. The Effective Date must occur by no later than January 29, 1999.

            (n) Delivery of Releases. All releases to be exchanged pursuant to the terms of this Plan shall have been exchanged and delivered.

            (o) Dismissal of the Ad Hoc Committee Adversary Proceeding. The Ad Hoc Committee Adversary Proceeding shall have been dismissed with prejudice as to all plaintiffs.

      32.3. Waiver of Conditions Precedent. Each of the conditions precedent in sections 32.1 and 32.2 hereof may be waived, in whole or in part, or modified by written agreement among the Plan Proponents; PROVIDED, HOWEVER, that Isetan must consent to any waiver by the Plan Proponents of the conditions precedent contained in sections


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

32.1(a)(i) through (vi) and (x), 32.2 (a) (to the extent of the conditions contained in sections 32.1(a)(i) through (vi) and (x)), 32.2(e), (f), (j), (l),
(m), (n) and (o), which consent shall not be unreasonably withheld or delayed; and provided further that the condition contained in section 32.2(d), solely as such condition relates to the BankBoston DIP Facility, may only be waived at the discretion of and with the written consent of BankBoston, N.A. Any such waiver or modification of a condition precedent in sections 32.1 and 32.2 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

XXXIII. SECTION THIRTY-THREE: EFFECT OF CONFIRMATION OF THIS PLAN

      33.1. Reorganized Debtors' Authority. Until the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtors, their properties and interests in property and their operations. On the Effective Date, the Debtors, their properties and interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in section 35 hereof.

      33.2. Vesting and Liens. On the Effective Date, all Liens against any property of the Debtors, except to the extent provided in this Plan or any schedule or exhibit hereto or in the Confirmation Order, shall be deemed extinguished and discharged. On the Effective Date, Barneys or its designee will be revested with the assets, if any, of the Debtors not distributed or otherwise transferred under this Plan free and clear of all Liabilities, except to the extent provided in this Plan.

      33.3. Discharge of the Debtors. The rights afforded by this Plan and the treatment herein of Claims or Equity Interests against a Debtor shall be in exchange for and in complete satisfaction, discharge and release of all Claims or Equity Interests against a Debtor of any nature whatsoever, including any interest accrued or expenses incurred against such Debtor in respect thereof from and after the Petition Date of such Debtor, and its estate, properties and interests in property; PROVIDED, HOWEVER, that nothing herein shall discharge any Administrative Claims incurred postpetition by the Debtors in the ordinary course of their businesses or any Administrative Claims arising pursuant to postpetition agreements or transactions entered into by the Debtors with Bankruptcy Court approval. Except as otherwise provided herein or in the order approving the BankBoston DIP Facility, on the Effective Date, all Claims against and Equity Interests in the Debtors will be fully satisfied, discharged and released in exchange for the consideration provided hereunder. Except as otherwise provided herein or in the order approving the BankBoston DIP Facility, all Entities shall be enjoined and precluded from asserting against any Debtor, such Debtor's successor(s), assets, properties or interests in property any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.


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

      33.4. Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

XXXIV. SECTION THIRTY-FOUR: RELEASES, INJUNCTION AND WAIVER OF CLAIMS

            Nothing in this section shall be construed to operate to release the Barneys Releasees or any other Entity from the obligations expressly contemplated by this Plan.

      34.1. Release and Discharge of the Debtors and Debtors in Possession. Except as otherwise provided herein or in the order approving the BankBoston DIP Facility, and without limiting the provisions of section 33.3 of this Plan, from and after the Effective Date, the Debtors and Debtors in Possession are released and discharged from all Liabilities from the beginning of time.

      34.2. Limited Release of Barneys Releasees. Without limiting the release provided in section 34.1, from and after the Effective Date, the Barneys Releasees are released from all Liabilities in any way relating to, but solely to the extent relating to, the Debtors, the Debtors in Possession, the Reorganization Cases, the Barneys Affiliates, Reen Japan, the Preen Affiliates, the conduct of the business and affairs of any of the Debtors, the Debtors in Possession, the Barneys Affiliates, Reen Japan or the Preen Affiliates, this Plan or the properties or other assets of any of the Debtors, the Debtors in Possession, the Barneys Affiliates, Reen Japan or the Preen Affiliates; provided, however, that nothing contained in this section shall release, or be construed to release, (a) any Preen Affiliate that is not a debtor in a pending chapter 11 case as of the Confirmation Date from any Liability arising out of the ownership, management or operation of the properties or other assets of such non-Debtor Affiliate or out of any other aspect of the conduct by such non-Debtor Affiliate of its business, including any Liability arising under any notes, mortgages and other loan documents relating to any financing of any property owned by any such non-Debtor Affiliate, (b) any current or former director, officer or employee of any Debtor, Debtor in Possession, Barneys Affiliate or Preen Affiliate from any Liability arising primarily from his or her Willful Misconduct, (c) any current or former director, officer or employee of any Debtor, Debtor in Possession, Barneys Affiliate or Preen Affiliate (other than members of the Pressman Family) from any Liability for repayment of any loan (both unpaid principal and any accrued interest and charges) made to such director, officer or employee by a Debtor, Debtor in Possession, Barneys Affiliate or Preen Affiliate prior to the Effective Date and recorded in the ordinary course of business on the books and records of such Debtor, Debtor in Possession, Barneys Affiliate or Preen Affiliate and that remains outstanding on the Effective Date, (d) any rights, obligations or liabilities between and among any members of the Pressman Family arising out of, or related to, agreements to which they are or were parties, trustees or beneficiaries, including without limitation, trust, partnership, escrow and settlement agreements, or (e) any Administrative Claims incurred postpetition by the


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Debtors in the ordinary course of their businesses or any Administrative Claims arising pursuant to postpetition agreements or transactions entered into by the Debtors with Bankruptcy Court approval.

      34.3. Release of the Plan Releasees. From and after the Effective Date, the Plan Releasees are released from all Liabilities in any way relating to, but solely to the extent relating to, the Debtors, the Debtors in Possession, the Barneys Affiliates, the Preen Affiliates, the conduct of the business and affairs of any of the Debtors, the Debtors in Possession, the Barneys Affiliates and the Preen Affiliates, the Reorganization Cases, this Plan and the Disclosure Statement or the properties or other assets of the Debtors, the Debtors in Possession, the Barneys Affiliates and the Preen Affiliates.

      34.4. Other Releases. On the Effective Date, each of the Barneys Affiliates, the Preen Affiliates, Isetan, the Barneys Releasees, the Plan Releasees and the members of the Pressman Family are each mutually released by one another from all Liabilities in any way relating to, but solely to the extent relating to, the Debtors, the Debtors in Possession, the Barneys Affiliates, the Preen Affiliates, the conduct of the business and affairs of any of the Debtors, the Debtors in Possession, the Barneys Affiliates and the Preen Affiliates, the Reorganization Cases, the Isetan Claims, and any judgments held by Isetan against members of the Pressman Family related to guarantees of indebtedness of any of the Barneys Affiliates, Reen Japan and Preen Affiliates by members of the Pressman Family, this Plan and the Disclosure Statement or the properties or other assets of the Debtors, the Debtors in Possession, the Barneys Affiliates and the Preen Affiliates, provided, however, that any releases exchanged pursuant to this section shall not release, or be construed to release, (a) any Preen Affiliate that is not a debtor in a pending chapter 11 case as of the Confirmation Date from any Liability arising out of the ownership, management or operation of the properties or other assets of such non-Debtor Affiliate or out of any other aspect of the conduct by such non-Debtor Affiliate of its business, including any Liability arising under any notes, mortgages and other loan documents relating to any financing of any property owned by any such non-Debtor Affiliate, (b) any current or former director, officer or employee of any Debtor, Debtor in Possession, Barneys Affiliate or Preen Affiliate from any Liability arising primarily from his or her Willful Misconduct, (c) any current or former director, officer or employee of any Debtor, Debtor in Possession, Barneys Affiliate or Preen Affiliate (other than members of the Pressman Family) from any Liability for repayment of any loan (both unpaid principal and any accrued interest and charges) made to such director, officer or employee by a Debtor, Debtor in Possession, Barneys Affiliate or Preen Affiliate prior to the Effective Date and recorded in the ordinary course of business on the books and records of such Debtor, Debtor in Possession, Barneys Affiliate or Preen Affiliate and that remains outstanding on the Effective Date, (d) any rights, obligations or liabilities between and among any members of the Pressman Family arising out of, or related to, agreements to which they are or were parties, trustees or beneficiaries, including without limitation, trust, partnership, escrow and settlement agreements, or (e) any Administrative Claims incurred postpetition by the Debtors in the ordinary course of their businesses or any Administrative Claims arising pursuant to postpetition agreements or transactions entered into by the Debtors with Bankruptcy Court approval.

      34.5. General Injunction. Except for actions to assert and vindicate Claims against the Debtors in the Bankruptcy Court and to enforce the terms of this Plan against the Debtors in the Bankruptcy Court, the Confirmation Order shall include an injunction to permanently enjoin and restrain all Entities from asserting against the Debtors, the Debtors in Possession, the Barneys Releasees and/or the Plan Releasees, or their respective assets, any Liabilities that the Debtors, the Debtors in Possession, the Barneys Releasees and/or the Plan Releasees are released from pursuant to sections 34.1, 34.2, 34.3 and 34.4 hereof, or from taking any of the following actions against such Entities in respect of any Claim respecting any Liability so released: (i) the commencement or continuation of any action or proceeding; (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order; (iii) the creation, perfection or enforcement of any encumbrance of any kind; and/or (iv) the assertion of any right of setoff, counterclaim, subrogation or recoupment of any kind against any obligation due from any such Entity.

      34.6. Avoidance and Recovery Actions. As of the Effective Date, the Debtors waive the right to prosecute and release, on behalf of themselves and their respective estates, any avoidance or recovery actions under any of sections 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code
or any other Causes of Action, or rights to payment of Claims, except for actions against holders of Secured Mechanics Lien Claims, holders of Construction Claims, Eisner & Lubin, Goldman Sachs & Co., Hokkaido, Oaktree, as successor in interest to Hokkaido under the Hokkaido Mortgages, John Brincko, Brincko Associates, Thomas Paccioretti and Paccioretti Associates, provided, however, that the Debtors reserve the right to assert avoidance or recovery actions under sections 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the
Bankruptcy Code or any other Causes of Action defensively, including by way of setoff, recoupment or counterclaim, in any post-Commencement Date litigation commenced by the parties against whom such Claims and Causes of Action could have been asserted absent the waiver contained in this paragraph.

XXXV. SECTION THIRTY-FIVE: RETENTION OF JURISDICTION

      35.1. Retention of Jurisdiction. The Bankruptcy Court may retain jurisdiction, and if the Bankruptcy Court exercises its retained jurisdiction, shall have exclusive jurisdiction, of all matters arising out of, and relating to, the Reorganization Cases and this Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

            (a) to hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom or to resolve disputes with respect to the

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enforceability of any executory contracts or unexpired leases assumed pursuant to this Plan;

            (b) to determine any and all adversary proceedings, applications and contested matters including, without limitation, all claims, counterclaims and causes of action brought by and against holders of Secured Mechanics Lien Claims and/or Construction Claims;

            (c) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

            (d) to hear and determine any timely objections to applications for payment of Administrative Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim, in whole or in part;

            (e) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

            (f) to issue such orders in aid of execution of this Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

            (g) to consider any modifications of this Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

            (h) to hear and determine all applications for awards of compensation for services rendered by Professionals and reimbursement of such Professional's expenses relating to such services rendered and to resolve disputes relating to the payment by the Debtors of compensation for services rendered by Professionals and reimbursement of such Professional's expenses for post-Confirmation Date periods;

            (i) to hear and determine any disputes arising in connection with the interpretation, implementation or enforcement of this Plan;

            (j) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including in respect of any request for a prompt determination of taxes pursuant to section 36.11 of this Plan);

            (k) to hear and determine any disputes relating to the Isetan Settlement and the Pressman Settlement;

            (l) to recover all assets of the Debtors and property of their estates, wherever located, including any action to enforce coverage under insurance policies issued to the Debtors prior to the Commencement Date;

            (m) to hear and determine any other matter not inconsistent with the Bankruptcy Code; and

            (n) to enter a final decree closing the Reorganization Cases.

      35.2. Modification of Plan. Modifications of this Plan may be proposed in writing by the Plan Proponents at any time before the Confirmation Date; provided, however, that this Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Plan Proponents shall have complied with section 1125 of the Bankruptcy Code; and, provided, further, that any such modification that relates to the Isetan Settlement and/or the Pressman Settlement and the implementation thereof shall have been approved by Isetan or the Pressman Family, as applicable, which approval shall not be unreasonably withheld or delayed. This Plan may be modified at any time after confirmation hereof and before substantial consummation hereof; provided, however, that this Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms this Plan as modified under section 1129 of the Bankruptcy Code; and, provided, further, that any such modification that relates to the Isetan Settlement and/or the Pressman Settlement and the implementation thereof shall have been approved by Isetan or the Pressman Family, as applicable, which approval shall not be unreasonably withheld or delayed. Except as provided above, a holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

XXXVI. SECTION THIRTY-SIX: MISCELLANEOUS PROVISIONS

      36.1. Payment of Statutory Fees. All fees payable pursuant to section 1930, title 28, United States Code, shall be paid on the Effective Date.

      36.2. Retiree Benefits. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, New Barneys or its designee shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with subsection
(e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date for the duration of the period that any of the Debtors has obligated itself to provide such benefits to any Retiree under any Retiree Benefit Plan.

      36.3. Employee Severance Plan. For a period of two (2) years following the Effective Date, Barneys' existing employee severance plan will not be terminated or amended by the reorganized Debtors in a manner that is adverse to the employees covered by such plan.

      36.4. Ad Hoc Committee Adversary Proceeding. On the Effective Date, Whippoorwill will dismiss the Ad Hoc Committee Adversary Proceeding as to itself and shall use its reasonable efforts to cause the other plaintiffs in the Ad Hoc Committee Adversary Proceeding to dismiss same with prejudice with respect to themselves or, alternatively, the Confirmation Order shall contain provisions acceptable to Isetan in its reasonable discretion dismissing the Ad Hoc Committee Adversary Proceeding

      36.5. Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by this Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax (including, without limitation, the transfer of the Debtors' interests in Newireen, Calireen, Rush Oak, Barneys Japan, Fener Realty Corp., Oak Associates, LLC, the real property subject to the Aetna Mortgage and the Hokkaido Mortgages, respectively, Madneer's interests in the Madison Avenue Property, and any mortgages to be recorded, or other security interest filings, in connection with the Exit Facility and the Isetan Subordinated Note).

      36.6. Dissolution of Creditors Committee. The Creditors Committee shall be dissolved thirty (30) days after the Effective Date subject to (i) any existing fiduciary duties as determined by the Bankruptcy Court, and (ii) its ability to file motions and objections with respect to, and to participate in hearings on, applications of Professionals for compensation for services rendered and reimbursement of related expenses and disputes relating to the payment by the Debtors of a Professional's postconfirmation invoice.

      36.7. Elimination of Guarantee Claims. The classification of and manner of satisfying all Claims under this Plan take into consideration (a) the fact that certain of the Debtors may have guaranteed the obligations of other Debtors and
(b) the fact that certain of the Debtors may be a joint obligor with other Debtors, with respect to an obligation. All Claims against any one or more of the Debtors based upon any such guarantees or joint obligations (each a "Guarantee Claim") shall be deemed disallowed and expunged and the holder of a Guarantee Claim will receive no distribution under this Plan on account of such Guarantee Claim (except as provided in the immediately succeeding sentence). Holders of Guarantee Claims shall only be entitled to treatment as a holder of a Claim against the Debtor or Debtors that is/are the primary obligor(s) with respect to such Claim. Holders of Guarantee Claims shall not be entitled to vote to accept or reject the Plan with respect to such Guarantee Claims.

      36.8. Elimination of Turnover Claims. The classification of and manner of satisfying all Claims under this Plan take into consideration the fact that certain of the

Debtors may be obligated, under documentation giving rise to a particular Claim, to turn over certain of their respective assets, including, but not limited to, promissory notes and amounts accrued and payable thereunder, to the holder of such Claim. Pursuant to this Plan, all such turn over obligations shall be extinguished. All Claims against any one or more of the Debtors based upon any turn over obligation (a "Turnover Claim") shall be deemed disallowed and expunged and the holder of a Turnover Claim will receive no distribution under this Plan on account of such Turnover Claim. Holders of Turnover Claims shall not be entitled to vote to accept or reject the Plan with respect to such Turnover Claims.

      36.9. Elimination of Subordination Claims. The classification of and manner of satisfying all Claims under this Plan take into consideration the fact that certain of such Claims may be based upon a subordination provision in a particular loan agreement under which one or more of the Debtors is the obligor. Pursuant to this Plan, all obligations under such a subordination provision shall be extinguished. All Claims against any one or more of the Debtors based upon any subordination provision (a "Subordination Claim") shall be deemed disallowed and expunged and the holder of a senior Claim based on such provisions will receive no distribution under this Plan on account of such Subordination Claim. Holders of Subordination Claims shall not be entitled to vote to accept or reject the Plan with respect to such Subordination Claims.

      36.10. Severability of Entire Plans. If any Plan comprising this "Joint Plan of Reorganization," other than the Plans for Barneys and Barneys America, respectively, shall be deemed non-confirmable by reason of the insufficiency of Cash of a particular Debtor available on the Effective Date to pay in full all Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims, the Bankruptcy Court shall, upon the request of the Plan Proponents, have the authority to delete such Plan and confirm this Joint Plan of Reorganization as if such Plan were not included in this Joint Plan of Reorganization. In the event that the Bankruptcy Court deems either or both of the Plans for Barneys and Barneys America non-confirmable by reason of the insufficiency of Cash of either Barneys or Barneys America available on the Effective Date to pay in full all Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims, no part of this "Joint Plan of Reorganization" may be confirmed by the Bankruptcy Court; provided, however, that Isetan shall not be required to consummate the Isetan Settlement except in accordance with its terms.

      36.11. Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Plan Proponents and, if such provision relates to the Isetan Settlement with the consent of Isetan, which consent shall not be unreasonably withheld, have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been interpreted, modified or deleted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

      36.12. Binding Effect. This Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests against the Debtors and their respective successors and assignS.

      36.13. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent a schedule or exhibit hereto provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles thereof related to conflicts of law.

      36.14. Tax Reporting and Compliance. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Debtors and New Barneys, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. No holder of an Allowed Claim against the Debtors shall effectuate any withholding with respect to the cancellation or satisfaction of such Allowed Claim under this Plan. New Barneys is hereby authorized, on behalf of each of the Debtors, to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all taxable periods of the Debtors ending after the Commencement Date through, and including, the Effective Date of the Plan and, in the case of the Preen Debtors through the dissolution or merger of such Debtors pursuant to this Plan.

      36.15. Notices. All notices, requests, and demands to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  To Whippoorwill and Bay Harbour:

                           Whippoorwill Associates, Inc.
                           11 Martine Avenue, 8th Floor
                           White Plains, New York  10606
                           Attn.: David Strumwasser
                           Telephone: (914) 683-1002
                           Telecopier: (914) 683-1242

                                    --  and  --

                           Bay Harbour Management L.C.
                           885 Third Avenue, 34th Floor
                           New York, New York  10022
                           Attn.: Douglas Teitelbaum
                           Telephone: (212) 371-2211
                           Telecopier: (212) 371-7497

                               --  with a copy to --

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attn.: John J. Rapisardi, Esq.
                           Telephone: (212) 310-8000
                           Telecopier: (212) 310-8007

                  To the Creditors Committee:

                           The Chase Manhattan Bank
                           380 Madison Avenue
                           New York, New York  10017
                           Attn.: Craig T. Moore
                           Telephone: (212) 622-4874
                           Telecopier: (212) 622-4834

                               -- with a copy to --

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York  10038
                           Attn.: Lawrence M. Handelsman, Esq.
                           Telephone: (212) 806-5400
                           Telecopier: (212) 806-6006

                  To the Debtors:

                           Barney's, Inc.
                           575 Fifth Avenue, 11th Floor
                           New York, New York  10017
                           Attn.: Marc H. Perlowitz, Esq.
                           Telephone: (212) 450-8606
                           Telecopier: (212) 450-8480

                               --  with a copy to --

                           LeBoeuf, Lamb, Greene & MacRae L.L.P.
                           125 West 55th Street
                           New York, New York  10019
                           Attn.: John P. Campo, Esq.
                           Telephone: (212) 424-8000
                           Telecopier: (212) 424-8500

Dated:     New York, New York
           November 13, 1998


                                      Respectfully submitted,


                                      WHIPPOORWILL ASSOCIATES,
                                      INC., as agent and/or
                                      general partner for its
                                      discretionary accounts and
                                      as investment advisor to
                                      Whippoorwill/Barney's
                                      Obligations Trust - 1996


                                      By: /s/ DAVID  STRUMWASSER
                                      Name:  David Strumwasser
                                      Title:  Managing Director


                                      BAY HARBOUR MANAGEMENT L.C.,
                                      for its managed accounts


                                      By: /s/ DOUGLAS TEITELBAUM
                                      Name:  Douglas Teitelbaum
                                      Title: Principal and Portfolio Manager

                                      THE OFFICIAL COMMITTEE OF
                                      UNSECURED CREDITORS

                                      THE CHASE MANHATTAN BANK


                                      By: /s/ AGNES LEVY
                                      Name:  Agnes Levy
                                      Title:  Managing Director, The Chase
                                              Manhattan Bank and Chair of the
                                              Official Committee of Unsecured
                                              Creditors
COUNSEL:

John J. Rapisardi, Esq. (JR 7781)
(A Member of the Firm)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York  10153
(212) 310-8000

Attorneys for Whippoorwill and
  Bay Harbour

Lawrence M. Handelsman, Esq. (LH 6957)
(A Member of the Firm)

STROOCK & STROOCK & LAVAN LLP
180 Maiden Lane
New York, New York 10038
(212) 806-5400

Attorneys for the Creditors
  Committee

                                TABLE OF CONTENTS

                                                                                                      Page

I.       SECTION ONE:  DEFINITIONS AND INTERPRETATION...................................................2

II.      SECTION TWO:  PROVISIONS FOR THE SETTLEMENT OF CLAIMS AND EQUITY INTERESTS AGAINST THE
         DEBTORS.......................................................................................21

         2.1.     Settlement of Intercompany Claims....................................................21

         2.2.     Settlement of the Isetan Claims......................................................21

         2.3.     Settlement of the Claims and Equity Interests of the Pressman Family.................26

         2.4.     Agreed Treatment of General Unsecured Claims Against the Debtors.....................28

         2.5.     Approved Settlements of the Aetna Claims, the Oaktree Claims and the Greater
                  New York Claims......................................................................28

         2.6.     Settlement of the Claims of the Equipment Lessors....................................29

III.     SECTION THREE:   PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX
         CLAIMS AND OTHER CLAIMS.......................................................................29

         3.1.     Administrative Claims................................................................29

         3.2.     Payment of the BankBoston DIP Facility...............................................30

         3.3.     Priority Tax Claims..................................................................30

         3.4.     Convenience Claims...................................................................30

IV.      SECTION FOUR:  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS AGAINST THE DEBTORS..............30

         4.1.     Claims and Interests Against Barneys.................................................30

         4.2.     Claims and Interests Against Barneys America.........................................31

         4.4.     Claims and Interests Against BNY Licensing...........................................32

         4.5.     Claims and Interests Against Basco...................................................33

         4.6.     Claims and Interests Against PFP.....................................................33

         4.7.     Claims and Interests Against Preen...................................................33

         4.8.     Claims and Interests Against Pressmad................................................34

         4.9.     Claims and Interests Against Pressned................................................34

         4.10.    Claims and Interests Against Preswil.................................................34

         4.11.    Claims and Interests Against Madneer.................................................34

                                TABLE OF CONTENTS
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                                                                                                     Page

         4.12.    Claims and Interests Against Reen Japan..............................................35

         4.13.    Claims and Interests Against Amjon...................................................35

         4.14.    Claims and Interests Against Chelsea.................................................35

         4.15.    Claims and Interests Against Cholderton..............................................36

         4.16.    Claims and Interests Against Martinton...............................................36

         4.17.    Claims and Interests Against Goderich................................................36

         4.18.    Claims and Interests Against 106 Seventh Corp........................................37

         4.19.    Claims and Interests Against Gaddesden...............................................37

         4.20.    Claims and Interests Against BNY Credit..............................................37

         4.21.    Claims and Interests Against Prescredit..............................................38

V.       SECTION FIVE:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST BARNEYS........38

         5.1.     Priority Non-Tax Claims Against Barneys (Barneys Class 1)............................38

         5.2.     Insured Claims Against Barneys (Barneys Class 2).....................................38

         5.3.     Secured Mechanics Lien Claims Against Barneys (Barneys Class 3)......................39

         5.4.     Isetan Claims Against Barneys (Barneys Class 4)......................................39

         5.5.     Equipment Lessors Claims Against Barneys (Barneys Class 5)...........................39

         5.6.     General Unsecured Claims Against Barneys (Barneys Class 6)...........................40

         5.7.     Pressman Unsecured Claims Against Barneys (Barneys Class 7)..........................40

         5.8.     Equity Interests in Barneys (Barneys Class 8)........................................40

VI.      SECTION SIX:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST BARNEYS
         AMERICA.......................................................................................41

         6.1.     Priority Non-Tax Claims Against Barneys America (Barneys America Class 1)............41

         6.2.     Insured Claims Against Barneys America (Barneys America Class 2).....................41

         6.3.     Isetan Claims Against Barneys America (Barneys America Class 3)......................42

         6.4.     Equipment Lessors Claims Against Barneys America (Barneys America Class 4)...........42

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                     Page

         6.5.     General Unsecured Claims Against Barneys America (Barneys America Class 5)...........43

         6.6.     Pressman Unsecured Claims Against Barneys America (Barneys America Class 6)..........43

         6.7.     Equity Interests in Barneys America (Barneys America Class 7)........................43

VII.     SECTION SEVEN:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST BNY
         LICENSING.....................................................................................44

         7.1.     Priority Non-Tax Claims Against BNY Licensing (BNY Licensing Class 1)................44

         7.2.     Isetan Claims Against BNY Licensing (BNY Licensing Class 2)..........................44

         7.3.     General Unsecured Claims Against BNY Licensing (BNY Licensing Class3)................44

         7.4.     Pressman Unsecured Claims Against BNY Licensing (BNY Licensing Class 4)..............45

         7.5.     Equity Interests in BNY Licensing (BNY Licensing Class 5)............................45

VIII.    SECTION EIGHT:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST BNY
         LEASING.......................................................................................45

         8.1.     Priority Non-Tax Claims Against BNY Leasing (BNY Leasing Class 1)....................45

         8.2.     Equipment Lessors Claims Against BNY Leasing (BNY Leasing Class 2)...................46

         8.3.     Isetan Claims Against BNY Leasing (BNY Leasing Class 3)..............................46

         8.4.     General Unsecured Claims Against BNY Leasing (BNY Leasing Class 4)...................47

         8.5.     Pressman Unsecured Claims Against BNY Leasing (BNY Leasing Class5)...................47

         8.6.     Equity Interests in BNY Leasing (BNY Leasing Class 6)................................47

IX.      SECTION NINE:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST BASCO..........47

         9.1.     Priority Non-Tax Claims Against Basco (Basco Class 1)................................47

         9.2.     Copelco Claims Against Basco (Basco Class 2).........................................48

         9.3.     Isetan Claims Against Basco (Basco Class 3)..........................................48

         9.4.     General Unsecured Claims Against Basco (Basco Class 4)...............................48

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                     Page

         9.5.     Pressman Unsecured Claims Against Basco (Basco Class 5)..............................48

         9.6.     Equity Interests in Basco (Basco Class 6)............................................48

X.       SECTION TEN:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST PFP.............49

         10.1.    Priority Non-Tax Claims Against PFP (PFP Class 1)....................................49

         10.2.    Isetan Claims Against PFP (PFP Class 2)..............................................49

         10.3.    General Unsecured Claims Against PFP (PFP Class 3)...................................49

         10.4.    Pressman Unsecured Claims Against PFP (PFP Class 4)..................................49

         10.5.    Equity Interests in PFP (PFP Class 5)................................................50

XI.      SECTION ELEVEN:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST PREEN........50

         11.1.    Priority Non-Tax Claims Against Preen (Preen Class 1)................................50

         11.2.    Insured Claims Against Preen (Preen Class 2).........................................50

         11.3.    Isetan Claims Against Preen (Preen Class 3)..........................................50

         11.4.    Secured Aetna Claims Against Preen (Preen Class 4)...................................51

         11.5.    Secured Oaktree Claims Against Preen (Preen Class 5).................................51

         11.6.    General Unsecured Claims Against Preen (Preen Class 6)...............................51

         11.7.    Pressman Unsecured Claims Against Preen (Preen Class 7)..............................52

         11.8.    Equity Interests in Preen (Preen Class 8)............................................52

XII.     SECTION TWELVE:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST
         PRESSMAD......................................................................................52

         12.1.    Priority Non-Tax Claims Against Pressmad (Pressmad Class 1)..........................52

         12.2.    Isetan Claims Against Pressmad (Pressmad Class 2)....................................52

         12.3.    General Unsecured Claims Against Pressmad (Pressmad Class 3).........................53

         12.4.    Pressman Unsecured Claims Against Pressmad (Pressmad Class 4)........................53

         12.5.    Equity Interests in Pressmad (Pressmad Class 5)......................................53

XIII.    SECTION THIRTEEN:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST
         PRESSNED......................................................................................53

         13.1.    Priority Non-Tax Claims Against Pressned (Pressned Class 1)..........................53

         13.2.    Isetan Claims Against Pressned (Pressned Class 2)....................................54

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                     Page

         13.3.    General Unsecured Claims Against Pressned (Pressned Class 3).........................54

         13.4.    Pressman Unsecured Claims Against Pressned (Pressned Class 4)........................54

         13.5.    Equity Interests in Pressned (Pressned Class 5)......................................54

XIV.     SECTION FOURTEEN:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST
         PRESWIL.......................................................................................54

         14.1.    Priority Non-Tax Claims Against Preswil (Preswil Class 1)............................54

         14.2.    Isetan Claims Against Preswil (Preswil Class 2)......................................55

         14.3.    General Unsecured Claims Against Preswil (Preswil Class 3)...........................55

         14.4.    Pressman Unsecured Claims Against Preswil (Preswil Class 4)..........................55

         14.5.    Equity Interests in Preswil (Preswil Class 5)........................................55

XV.      SECTION FIFTEEN:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST
         MADNEER.......................................................................................56

         15.1.    Priority Non-Tax Claims Against Madneer (Madneer Class 1)............................56

         15.2.    Isetan Claims Against Madneer (Madneer Class 2)......................................56

         15.3.    General Unsecured Claims Against Madneer (Madneer Class 3)...........................56

         15.4.    Pressman Unsecured Claims Against Madneer (Madneer Class 4)..........................56

         15.5.    Equity Interests in Madneer (Madneer Class 5)........................................57

XVI.     SECTION SIXTEEN:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST REEN
         JAPAN.........................................................................................57

         16.1.    Priority Non-Tax Claims Against Reen Japan (Reen Japan Class 1)......................57

         16.2.    Isetan Claims Against Reen Japan (Reen Japan Class 2)................................57

         16.3.    General Unsecured Claims Against Reen Japan (Reen Japan Class 3).....................57

         16.4.    Equity Interests in Reen Japan (Reen Japan Class 4)..................................58

XVII.    SECTION SEVENTEEN:  PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS AGAINST AMJON............58

         17.1.    Priority Non-Tax Claims Against Amjon (Amjon Class 1)................................58

         17.2.    Isetan Claims Against Amjon (Amjon Class 2)..........................................58

         17.3.    Secured Aetna Claims Against Amjon (Amjon Class 3)...................................58

         17.4.    General Unsecured Claims Against Amjon (Amjon Class 4)...............................59

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                     Page

         17.5.    Pressman Unsecured Claims Against Amjon (Amjon Class 5)..............................59

         17.6.    Equity Interests in Amjon (Amjon Class 6)............................................59

XVIII.   SECTION EIGHTEEN:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST
         CHELSEA.......................................................................................59

         18.1.    Priority Non-Tax Claims Against Chelsea (Chelsea Class 1)............................59

         18.2.    Isetan Claims Against Chelsea (Chelsea Class 2)......................................60

         18.3.    Secured Oaktree Claims Against Chelsea (Chelsea Class 3).............................60

         18.4.    General Unsecured Claims Against Chelsea (Chelsea Class 4)...........................60

         18.5.    Pressman Unsecured Claims Against Chelsea (Chelsea Class 5)..........................60

         18.6.    Equity Interests in Chelsea (Chelsea Class 6)........................................61

XIX.     SECTION NINETEEN:  PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS AGAINST CHOLDERTON........61

         19.1.    Priority Non-Tax Claims Against Cholderton (Cholderton Class 1)......................61

         19.2.    Isetan Claims Against Cholderton (Cholderton Class 2)................................61

         19.3.    Secured Aetna Claims Against Cholderton (Cholderton Class 3).........................61

         19.4.    General Unsecured Claims Against Cholderton (Cholderton Class 4).....................62

         19.5.    Pressman Unsecured Claims Against Cholderton (Cholderton Class 5)....................62

         19.6.    Equity Interests in Cholderton (Cholderton Class 6)..................................62

XX.      SECTION TWENTY:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST
         MARTINTON.....................................................................................62

         20.1.    Priority Non-Tax Claims Against Martinton (Martinton Class 1)........................62

         20.2.    Isetan Claims Against Martinton (Martinton Class 2)..................................63

         20.3.    Secured Oaktree Claims Against Martinton (Martinton Class 3).........................63

         20.4.    General Unsecured Claims Against Martinton (Martinton Class 4).......................63

         20.5.    Pressman Unsecured Claims Against Martinton (Martinton Class 5)......................63

         20.6.    Equity Interests in Martinton (Martinton Class 6)....................................64
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XXI.     SECTION TWENTY-ONE:  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS AGAINST
         GODERICH......................................................................................64

         21.1.    Priority Non-Tax Claims Against Goderich (Goderich Class 1)..........................64

         21.2.    Isetan Claims Against Goderich (Goderich Class 2)....................................64

         21.3.    Secured Oaktree Claims Against Goderich (Goderich Class 3)...........................64

         21.4.    General Unsecured Claims Against Goderich (Goderich Class 4).........................65

         21.5.    Pressman Unsecured Claims Against Goderich (Goderich Class 5)........................65

         21.6.    Equity Interests in Goderich (Goderich Class 6)......................................65

XXII.    SECTION TWENTY-TWO:  PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS AGAINST 106
         SEVENTH CORP..................................................................................65

         22.1.    Priority Non-Tax Claims Against 106 Seventh Corp. (106 Seventh Corp. Class 1)........65

         22.2.    Isetan Claims Against 106 Seventh Corp. (106 Seventh Corp. Class 2)..................66

         22.3.    Secured Oaktree Claims Against 106 Seventh Corp. (106 Seventh Corp. Class 3).........66

         22.4.    General Unsecured Claims Against 106 Seventh Corp. (106 Seventh Corp. Class 4).......66

         22.5.    Pressman Unsecured Claims Against 106 Seventh Corp. (106 Seventh Corp. Class 5)......67

         22.6.    Equity Interests in 106 Seventh Corp. (106 Seventh Corp. Class 6)....................67

XXIII.   SECTION TWENTY-THREE:  PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS AGAINST
         GADDESDEN.....................................................................................67

         23.1.    Priority Non-Tax Claims Against Gaddesden (Gaddesden Class 1)........................67

         23.2.    Isetan Claims Against Gaddesden (Gaddesden Class 2)..................................67

         23.3.    Secured Greater New York Claims Against Gaddesden (Gaddesden Class3).................68

         23.4.    General Unsecured Claims Against Gaddesden (Gaddesden Class 4).......................68

         23.5.    Pressman Unsecured Claims Against Gaddesden (Gaddesden Class 5)......................68

         23.6.    Equity Interests in Gaddesden (Gaddesden Class 6)....................................68
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XXIV.    SECTION TWENTY-FOUR:  PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS AGAINST BNY
         CREDIT........................................................................................69

         24.1.    Priority Non-Tax Claims Against BNY Credit (BNY Credit Class 1)......................69

         24.2.    Isetan Claims Against BNY Credit (BNY Credit Class 2)................................69

         24.3.    General Unsecured Claims Against BNY Credit (BNY Credit Class 3).....................69

         24.4.    Pressman Unsecured Claims Against BNY Credit (BNY Credit Class 4)....................69

         24.5.    Equity Interests in BNY Credit (BNY Credit Class 5)..................................70

XXV.     SECTION TWENTY-FIVE:  PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS AGAINST
         PRESCREDIT....................................................................................70

         25.1.    Priority Non-Tax Claims Against Prescredit (Prescredit Class 1)......................70

         25.2.    Isetan Claims Against Prescredit (Prescredit Class 2)................................70

         25.3.    General Unsecured Claims Against Prescredit (Prescredit Class 3).....................70
         25.4.    Pressman Unsecured Claims Against Prescredit (Prescredit Class 4)....................71

         25.5.    Equity Interests in Prescredit (Prescredit Class 5)..................................71

XXVI.    SECTION TWENTY-SIX:  PROVISIONS RELATING TO SUBSCRIPTION  RIGHTS ISSUED TO HOLDERS OF
         ALLOWED GENERAL UNSECURED CLAIMS AGAINST THE DEBTORS..........................................71

         26.1.    Sale of Offered Shares...............................................................71

         26.2.    Purchased Option Shares..............................................................72

         26.3.    Exercise of Subscription Rights......................................................72

         26.4.    Allocation of Offered Shares.........................................................72

         26.5.    Allocation Upon Breach...............................................................72

         26.6.    Expiration of Subscription Rights....................................................73

         26.7.    Distribution of Subscription Rights Not Distributed to Holders of Allowed
                  Convenience Claims...................................................................73

         26.8.    Distribution of Unsecured Creditors Warrants.........................................73
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XXVII. SECTION TWENTY-SEVEN:  ACCEPTANCE OR REJECTION
          OF THIS PLAN.................................................................................74

         27.1.    Voting Rights........................................................................74

         27.2.    Acceptance by a Class of Claims or Equity Interests..................................74

         27.3.    Impaired Classes to Vote.............................................................74

         27.4.    Elimination of Classes...............................................................74

         27.5.    Nonconsensual Confirmation...........................................................74

XXVIII. SECTION TWENTY-EIGHT:  MEANS OF IMPLEMENTATION.................................................74

         28.1.    New Barneys..........................................................................75

         28.2.    Barneys, Barneys (CA) Lease Corp. and Barneys (NY) Lease Corp........................77

         28.3.    Barneys America and Barneys America (Chicago) Lease Corp.............................79

         28.4.    Preen Debtors........................................................................81

         28.5.    Reen Japan...........................................................................81

         28.6.    Barneys Asia.........................................................................81

         28.7.    Pressman Letters of Credit...........................................................82

         28.8.    Transfer of Title to Equipment Subject to Equipment Leases...........................82

         28.9.    Isetan Reimbursement Obligation......................................................82

         28.10.   Hart-Scott-Rodino Compliance.........................................................82

XXIX.    SECTION TWENTY-NINE:  PROVISIONS GOVERNING    DISTRIBUTIONS UNDER THIS PLAN...................82

         29.1.    Date of Distributions................................................................82

         29.2.    Delivery of Distributions............................................................83

         29.3.    Time Bar to Cash Payments............................................................83

         29.4.    Manner of Payment Under this Plan....................................................83

         29.5.    Cap on Distributions.................................................................83

         29.6.    Allocations of Distributions to Allowed General Unsecured
                  Claims...............................................................................84

         29.7.    Cancellation and Surrender of Existing Securities and Agreements.....................84

         29.8.    Setoffs..............................................................................84

         29.9.    Fractional Cents and Fractional Shares of New Common Stock...........................84
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         29.10.   Registration of New Common Stock.....................................................84

XXX.     SECTION THIRTY:  PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS UNDER THIS PLAN........85

         30.1.    Prosecution of Objections............................................................85

         30.2.    No Distributions Pending Allowance...................................................85

         30.3.    Disputed Administrative Claims Cash Reserve..........................................85

         30.4.    Disputed Claims Equity Reserve.......................................................86

         30.5.    Distributions After Allowance........................................................87

         30.6.    Distributions After Disallowance.....................................................87

         30.7.    Estimation of Disputed General Unsecured Claims for Purposes of Participation
                  in the Subscription Rights Offering..................................................88

XXXI.    SECTION THIRTY-ONE:  PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES
         UNDER THIS PLAN...............................................................................88

         31.1.    General Treatment....................................................................88

         31.2.    Approval of Assumption or Rejection of Leases and Contracts..........................88

         31.3.    Cure of Defaults.....................................................................89

         31.4.    Bar Date for Filing Proofs of Claim Relating to Executory Contracts Rejected
                  Pursuant to the Plan.................................................................89

XXXII.   SECTION THIRTY-TWO:   CONDITIONS PRECEDENT TO THE
         CONFIRMATION DATE AND THE EFFECTIVE DATE......................................................89

         32.1.    Conditions Precedent to Confirmation of this Plan....................................89

         32.2.    Conditions Precedent to the Effective Date of this Plan..............................92

         32.3.    Waiver of Conditions Precedent.......................................................94

XXXIII.  SECTION THIRTY-THREE:  EFFECT OF CONFIRMATION
         OF THIS PLAN..................................................................................94

         33.1.    Reorganized Debtors' Authority.......................................................94

         33.2.    Vesting and Liens....................................................................94

         33.3.    Discharge of the Debtors.............................................................94

         33.4.    Term of Injunctions or Stays.........................................................95
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XXXIV.   SECTION THIRTY-FOUR:   RELEASES, INJUNCTION AND
         WAIVER OF CLAIMS..............................................................................95

         34.1.    Release and Discharge of the Debtors and Debtors in Possession.......................95

         34.2.    Limited Release of Barneys Releasees.................................................95

         34.3.    Release of the Plan Releasees........................................................96

         34.4.    Other Releases.......................................................................96

         34.5.    Release of Former Employees..........................................................97

         34.6.    General Injunction...................................................................97

         34.7.    Avoidance and Recovery Actions.......................................................97

XXXV.    SECTION THIRTY-FIVE:  RETENTION OF JURISDICTION...............................................98

         35.1.    Retention of Jurisdiction............................................................98

         35.2.    Modification of Plan.................................................................99

XXXVI.   SECTION THIRTY-SIX:  MISCELLANEOUS PROVISIONS.................................................99

         36.1.    Payment of Statutory Fees............................................................99

         36.2.    Retiree Benefits....................................................................100

         36.3.    Exemption from Transfer Taxes.......................................................100

         36.4.    Dissolution of Creditors Committee..................................................100

         36.5.    Elimination of Guarantee Claims.....................................................100

         36.6.    Elimination of Turnover Claims......................................................100

         36.7.    Elimination of Subordination Claims.................................................101

         36.8.    Severability of Entire Plans........................................................101

         36.9.    Severability of Plan Provisions.....................................................101

         36.10.   Binding Effect......................................................................102

         36.11.   Governing Law.......................................................................102

         36.12.   Tax Reporting and Compliance........................................................102

         36.13.   Notices.............................................................................102
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